As filed with the Securities and Exchange Commission on [______________], 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECURITY DEVICES INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	3690	71-1050654
(State or other jurisdiction of incorporation or	(Primary Standard Industrial Classification	(I.R.S. Employer
organization)	Code Number)	Identification No.)

Head Office	Canadian Office
1101 Pennsylvania Ave. NW	338 Church Street
Evening Star Building, 6th Floor	Oakville, Ontario L6J 1P1
Washington, DC 20004	Canada
(202) 756-1960	(905) 582-6402
(Address and telephone number of registrant’s principal executive offices)
____________________
Gregory Sullivan
Chief Executive Officer
1101 Pennsylvania Ave. NW
Evening Star Building, 6th Floor
Washington, DC 20004
(202) 756-1960
____________________

With copies to:

Richard Raymer, Esq.
Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place 161 Bay Street, Suite 4310
Toronto M5J 2S1
Canada
T: (416) 367-7370
Facsimile: (416) 367-7371

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [_]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of each class of	Amount to be	offering price per	aggregate	Amount of
securities to be registered	registered(1)	share	offering price(1)	registration fee
Common stock, USD$0.001 par value per share	10,000,000	CDN$0.40	CDN$4,000,000	USD$545.6

(1) Includes common stock issuable upon exercise of the Agent's Over-Allotment Option.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Corporation may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated [__________], 2013

Preliminary Prospectus - Initial Public Offering                            •, 2013

SECURITY DEVICES INTERNATIONAL INC.
Up to • COMMON SHARES

This prospectus qualifies the distribution (the “Offering”) of up to • common shares, USD$0.001 par value, (“Common Shares”) of Security Devices International Inc. (“SDI” or the “Corporation”) at a price of $0.40 per Common Share. The Offering of Common Shares is being conducted through an Agent in Canada (the “Agent”) and directly by the Corporation in the United States. The Agent will conditionally offer the Common Shares, on a reasonable best-efforts basis subject to prior sale, if, as and when issued by the Corporation and accepted by the Agent in accordance with the conditions contained in the Agency Agreement as defined herein under the heading “Plan of Distribution”. The Agent has agreed to sell, using its best efforts, 7,500,000 Common Shares (the “Canadian Minimum Offering Amount”) in Canada. All funds for Common Shares sold in Canada will be held in escrow by the Agent in a non-interest bearing account pending the achievement of the Canadian Minimum Offering Amount and the escrow conditions being met, and no funds shall be released to us until such a time as the Canadian Minimum Offering Amount is raised. If the Canadian Minimum Offering Amount is not achieved within • days of the date of this prospectus, all funds will be returned to investors promptly without interest or deduction of fees. Subscribers in the United States shall deliver funds for Common Shares purchased by them to the Corporation by check or wire transfer at closing, which funds shall not be held in escrow in Canada. We shall have the right, in our sole discretion, to extend the initial offering period an additional • days. Neither we nor any investor shall receive interest no matter how long subscriber funds might be held.

The Offering may terminate on the earlier of: (i) anytime after the Canadian Minimum Offering Amount is achieved, or (ii) • days from the effective date of this document, or any extension thereto.

We have granted to the Agent an option to acquire up to 15% of the Common Shares placed in Canada at the public offering price pursuant to an overallotment option exercisable for a period of thirty (30) days from the closing of the Offering for market stabilization purposes (the “Over-Allotment Option”).

Our common stock is quoted on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “SDEV”. On March 1, 2013, the closing bid price of the Corporation’s common stock was $0.40 per share. It is anticipated that the Common Shares will be quoted on the TSX Venture Exchange (“TSX-V”) under the symbol “NLA” on or promptly after the date of this prospectus and will continue to be quoted on the TSX-V as well as the OTCBB. Listing on the TSX-V will be subject to the Corporation fulfilling all of the listing requirements of the TSX-V.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE “RISK FACTORS” COMMENCING ON PAGE 3 WHEN DETERMINING WHETHER TO PURCHASE ANY OF OUR COMMON SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Public Offering Price(1)	Agent Discount	Agent’s Fee(2)	Proceeds Before Expenses	Net Proceeds to the Corporation(3)
Per Share	$0.40	$0.00	$270,000	$•	$•
Total(4)	$0.40	$0.00	$310,500	$•	$•

Notes:

(1)	The price of the Common Shares has been determined by negotiation between ourselves and the Agent.
(2)	For services rendered in connection with the Offering, we will pay the Agent a cash commission equal to 9.0% of the gross proceeds of the Offering in Canada.
(3)	After deducting the Agent’s Fee, but before deducting the estimated expenses of the Offering of approximately $200,000, which expenses, together with the Agent’s Fee, shall be deducted from the net proceeds of the Offering.
(4)	If the Over-Allotment Option is exercised in full, the total "Public Offering Price", "Agent’s Fee" and "Net Proceeds to the Corporation" will be $•, $• and $•, respectively (before deducting the estimated expenses of the Offering of approximately $200,000). This prospectus qualifies the grant of the Over-Allotment Option and the distribution of the Common Shares issuable upon the exercise of that option. A purchaser who acquires Common Shares forming any part of the Agent’s over allocation position, if applicable, acquires those Common Shares under this prospectus regardless of whether the Agent’s over allocation is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

The date of this prospectus •, 2013.

There is currently limited availability on the Over The Counter Bulletin Board (“OTCBB”) (symbol “SDEV”) through which the Corporation’s securities may be sold. The closing price of the Corporation’s common stock as quoted on the OTCBB on March 1, 2013 was USD$0.40. There is currently no market in Canada through which these securities may be sold and purchasers may not be able to resell securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of securities, and the extent of issuer regulation. See “Risk Factors” beginning on page 10.

An investment in our Common Shares is subject to a number of risks that should be considered by a prospective purchaser. Investors should carefully review the risk factors outlined under the sections “Risk Factors” beginning on page 3 in this prospectus before purchasing any Common Shares. Investors should read this entire prospectus and consult their own professional advisors to assess the income tax, legal, risk factors and other aspects of their investment.

Investors should rely only on the information contained in this prospectus. SDI has not authorized anyone to provide investors with different information. SDI in not offering the Common Shares in any jurisdiction in which the Offering is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus.

No person is authorized by the Corporation to provide any information or make any representations other than those contained in this prospectus.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of the prospectus.

In this prospectus, “we”, “us”, “our”, “SDI” and the “Corporation” refers to Security Devices International Inc., a corporation incorporated under the laws of Delaware.

CURRENCY AND EXCHANGE RATES

Unless otherwise stated, all dollar amounts and the symbol “$” or “CDN$” refers to Canada dollars and “USD$” refers to United States dollars, except in the Management Discussion and Analysis section, where all dollar amounts are in United States dollars.

The Canadian dollar exchange rates for United States dollars for each of the years in the five-year period ended December 31, 2012 as reported by the Bank of Canada, were as follows:

Year Ended December 31 (Cdn. $ per U.S. $1.00)

	Last	Low	High	Average
2012	0.9949	0.9710	1.0418	0.9996
2011	1.0170	0.9449	1.0604	0.9891
2010	0.9946	0.9946	1.0778	1.0299
2009	1.0466	1.0292	1.3000	1.1420
2008	1.2246	0.9719	1.2969	1.0660

On March 1, 2013, the rate of exchange of the Canadian dollar, based on the daily noon rate in Canada as published by the Bank of Canada, was U.S. $1.00 = Canadian $1.0285.

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	3
USE OF PROCEEDS	20
CAPITALIZATION OF THE CORPORATION	21
TRADING PRICE RANGE	23
MANAGEMENT DISCUSSION AND ANALYSIS OF OPERATING RESULTS AND FINANCIAL POSITION	24
MANAGEMENT AND KEY PERSONNEL	33
EXECUTIVE COMPENSATION	35
DESCRIPTION OF SECURITIES DISTRIBUTED	39
LEGAL PROCEEDINGS	41
INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	41
EXPERTS	42
OPTIONS TO PURCHASE SECURITIES	42
DIRECTOR AND MANAGEMENT STOCK OPTIONS	43
PRINCIPAL SHAREHOLDERS	44
DIRECTORS AND OFFICERS	44
AUDIT COMMITTEE AND RELATIONSHIP WITH AUDITORS	48
DIVIDEND RECORD AND POLICY	49
MATERIAL CONTRACTS AND AGREEMENTS	49
PLAN OF DISTRIBUTION	53
AUDITOR AND REGISTRAR AND TRANSFER AGENT	54
CONFLICTS OF INTEREST	54
WHERE YOU CAN FIND ADDITIONAL INFORMATION	58

The Reader should rely only on the information contained in this prospectus. We have not, and the Agent has not, authorized any other person to provide you with different information. If alternative information is provided to the reader, the reader shall not rely on it. We are not, and the Agent is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The reader should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Our corporate website is www.securitydii.com. The information on our website is not intended to be included or incorporated by reference into this prospectus.

Statistical information and other data relating to the non-lethal small arms ammunition technologies industry included in this prospectus are derived from industry reports published by industry analysts, industry associations and independent consulting and data compilation organizations. Other industry information and quotes contained in this prospectus were obtained from various publicly available sources. Although we believe that these independent sources are generally reliable, the accuracy and completeness of such information is not guaranteed and has not been independently verified.

For investors outside the United States: We have not and the Agent has not done anything that would permit the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering and the distribution of this Prospectus outside of the United States.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Forward-looking statement may include, but are not limited to, statements with respect to our future financial or operating performance, future plans and objectives, competitive positioning, requirements for additional capital, government regulation of operations and the timing and possible outcome of litigation and regulatory matters. All statements other than statements of historical fact, included or incorporated by reference in this prospectus that address activities, events or developments that we, or our subsidiaries expect or anticipate may occur in the future are forward-looking statements. Often, but not always, forward-looking statements can be identified by use of forward-looking words such as “may”, “could”, “would”, “might”, “will”, “expect”, “intend”, “plan”, “budget”, “scheduled”, “estimate”, “anticipate”, “believe”, “forecast”, “future” or “continue” or the negative thereof or similar variations. Forward-looking statements are based on certain assumptions and analyses made by us, in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Although we believe that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and known and unknown risks, many of which are outside our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Important factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among other things, general business, economic, competitive, political and social uncertainties, the actual results of current operations, industry conditions, research and development activities, intellectual property and other proprietary rights, production risks, liabilities inherent in the technology industry, accidents, labor disputes, delays in obtaining regulatory approvals or financing and general market factors, including interest rates, currency exchange rates, equity markets, business competition, changes in government regulations. Additional risks and uncertainties include, but are not limited to, those listed under the heading “Risk Factors”.

Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in the forward looking statements, there may be other factors that cause results to differ from those anticipated. Forward-looking statements contained in this prospectus are made as of the date hereof and we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, results or otherwise, except as required by applicable securities laws.

The forward-looking statements contained in this prospectus are expressly qualified by this cautionary statement. We have no duty to update any of the forward-looking statements after the date of this prospectus or to conform such statements to actual results or to changes in our expectations, except as otherwise required by applicable legislation.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before buying shares of our common stock. The entire prospectus should be carefully read, particularly the “Risk Factors” section and the consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of Corporation’s common stock.

The Offering

The Corporation

Security Devices International Inc. was incorporated under the General Corporation Law of the State of Delaware, USA on March 1, 2005. The Corporation is a defense technology company specializing in the development, manufacture and sale of less-lethal ammunition solutions. See “Description of the Business”.

The Corporation’s registered office is located at 1101 Pennsylvania Ave NW, Evening Star Building, 6th Floor, Washington, DC 20004 USA, and the Corporation’s Canadian office is located at 338 Church Street, Oakville, Ontario L6J 1P1. The Corporation’s Certificate of Incorporation was amended on March 2, 2005 to alter the Corporation’s authorized capital to consist of 50,000,000 shares of common stock with a USD$0.001 par value and 5,000,000 shares of preferred stock with a USD$0.001 par value.

The Corporation does not have any subsidiaries.

Common Stock Outstanding	33,273,913 basic, 41,661,936 fully diluted

Offering Price	$0.40 per Common Share

Offering	The Agent is required to sell a minimum of $3,000,000 Common Shares in Canada.

$3,450,000 (Common Shares if the Agent exercises it’s Over-Allotment Option in full.)

The offering may terminate on the earlier of: (i) anytime after the Canadian Minimum Offering Amount is achieved, or (ii) • days from the effective date of this document, or any extension thereto.

Escrow Conditions

All funds from Subscribers in Canada will be held in escrow by the Agent in Canada in a non-interest bearing account pending the achievement of the Canadian Minimum Offering Amount and the escrow conditions being met, and no such funds shall be released to the Corporation until such a time as the Canadian Minimum Offering Amount is raised. If the Canadian Minimum Offering Amount is not achieved within • days of the date of this prospectus, all funds will be returned to investors promptly without interest or deduction of fees. We shall have the right, in our sole discretion, to extend the initial offering period an additional • days. Neither we nor any investor shall receive interest no matter how long subscriber funds might be held. See “Plan of Distribution”. Subscribers in the United States shall deliver funds for Common Shares to the Corporation by check or wire transfer at closing, which shall not be held in escrow in Canada.

Listing	Our common stock is quoted on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “SDEV”.

It is anticipated that the Common Shares will be quoted on the TSX Venture Exchange (“TSX-V”) under the symbol “NLA” on or promptly after the date of this prospectus and will continue to be quoted on the TSX-V as well as the OTCBB. Listing on the TSX-V will be subject to the Corporation fulfilling all of the listing requirements of the TSX-V.

Form of Offering

The Offering of Common Shares in Canada is being conducted through Macquarie Private Wealth Inc. (the “Agent”). The Agent will conditionally offer the Common Shares, on a reasonable best-efforts basis subject to prior sale, if, as and when issued by the Corporation and accepted by the Agent in accordance with the conditions contained in the Agency Agreement as defined herein under the heading “Plan of Distribution”. The Agent is not required to sell any specific dollar amount of Common Shares, but will use their best-efforts to sell the Common Shares in this offering. The Corporation shall offer Common Shares directly in the United States.

Agent Fees	The Corporation will pay the Agent a cash commission equal to 9.0% of the gross proceeds of the Offering.

Use of Proceeds	The gross proceeds of the Offering is estimated to be $• and will be $• if the Over- Allotment Option is exercised in full (excluding the payment of expenses of the Offering, which are estimated to be $200,000). The net proceeds, after deducting the Agent’s Fee (but prior to the payment of expenses of the Offering, which are estimated to be $200,000) will be $• and $• if the Over-Allotment Option is exercised in full.

The net proceeds of the Offering will be used to fund the Corporation’s development program, for sales and marketing costs, the costs of the Offering, repayment of the Working Capital Loan and ongoing working capital requirements. In the event that additional proceeds are raised from the exercise of the Over-Allotment Option, such proceeds will be used to fund the Corporation’s ongoing working capital requirements. See “Use of Proceeds”.

Closing	The closing of the Offering is expected to occur on or about •, 2013 or such later date as the Corporation and the Agent may agree.

Risk Factors	There are risks associated with an investment in our Common Shares. Investors should read the “Risk Factors” beginning on page 3 and this entire prospectus and consult their own professional advisors to assess the income tax, legal and other aspects of an investment in our Common Shares. See “Risk Factors”.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in shares of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. The securities offered hereby are considered speculative due to the nature of the Corporation's business and the present stage of its development. A prospective investor should consider carefully the following factors:

We may not successfully commercialize any of our products or earn a profit.

We have incurred losses since incorporation. As of November 30, 2012, we have an accumulated total deficit of $$19,296,146. For the fiscal year ended November 30, 2012, we had net losses attributable to common stockholders of $2,019,938. To date, we have experienced negative cash flow from development of our products. We currently have not generated any revenue from operations and expect to incur substantial net losses for the foreseeable future to further develop and commercialize our products. We cannot predict the extent of these future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue from our products or attain profitability, we will not be able to sustain operations.

Because of the numerous risks and uncertainties associated with developing and commercializing our products, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We may never become profitable and you may never receive a return on an investment in our common stock. An investor in our common stock must carefully consider the substantial challenges, risks and uncertainties inherent in a developmental stage company. The Common Shares must be considered highly speculative due to the nature of the Corporation’s business, the early stage of its deployment, its current financial position and ongoing requirements for capital. An investment in the Common Shares should only be considered by those persons who can afford a total loss of investment, and is not suited to those investors who may need to dispose of their investment in a timely fashion. We may never successfully commercialize our products, and our business may fail. Investors should consult with their own professional advisors to assess the legal, financial and other aspects of an investment in Common Shares.

We need substantial additional capital to grow and fund our present and planned business and business strategy.

We anticipate expending substantial funds to carry out the development, introduction and manufacture of additional products. We have no source of operating cash flow to fund all of its operational needs and will require additional financing to continue its operations. As such, our current and planned operations contemplate funding in the future through one or more public or private equity financings, by taking on debt financing, or from other sources. There can be no assurance that such financing will be available on favorable terms or at all. If such funds are unavailable or are only available at a prohibitive cost, we may have to significantly curtail its product development program or seek funds through financing alternatives that may require us to sell its rights to certain products or certain marketing territories. Failure to meet funding milestones may have a significant adverse effect on our growth and we may have to curtail our business strategy. Failure to obtain such additional financing could result in delay or indefinite postponement of the deployment of our products. If we receive less funding than planned, we will have to revise our business model and reduce proposed plans. Without significant funding, we will not be able to execute on our business operations and may be forced to cease operations. At this time, there can be no assurance we will be able to obtain the funding we need and even if we obtain such funding that it will be on terms and conditions favorable to us and our existing shareholders. Without funding we will not be able to proceed with planned operations or meet existing obligations.

We have not had a meeting of our shareholders since inception.

We have not had an annual general meeting of the shareholders since it was formed on March 1, 2005. Our Bylaws and the General Corporation Law of the State of Delaware requires it to have an annual general meeting of shareholders to elect directors. Pursuant to the laws of the State of Delaware, the failure to hold an annual meeting of stockholders does not automatically invalidate all corporate actions. However, it is unclear if all such actions would be deemed valid if challenged in a court of law. We intend on holding an annual general meeting on or around March 15, 2013.

Delaware law and our corporate charter and bylaws will contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. For example, our board of directors have the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of our company, or otherwise could adversely affect the market price of our common stock. Our bylaws require that any stockholder proposals or nominations for election to our board of directors must meet specific advance notice requirements and procedures, which make it more difficult for our stockholders to make proposals or director nominations.

Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit or restrict large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our certificate of incorporation and bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in our market price being lower than it would without these provisions.

There can be no assurance that we can generate substantial revenue growth, or that any revenue growth that is achieved can be sustained.

Revenue growth that we have achieved or may achieve may not be indicative of future operating results. In addition, we may increase further its operating expenses in order to fund higher levels of research and development, increase its sales and marketing efforts and increase its administrative resources in anticipation of future growth. To the extent that increases in such expenses precede or are not subsequently followed by increased revenues, the Corporation’s business, operating results and financial condition will be materially adversely affected.

We are dependent on certain members of our management.

The loss of the services of one or more of them could adversely affect us. Our ability to maintain its competitive position is dependent upon its ability to attract and retain highly qualified managerial, specialized technical, manufacturing, sales and marketing personnel. There can be no assurance that we will be able to continue to recruit and retain such personnel. Our inability to recruit and retain such personnel would adversely affect the our operations and product development.

We are dependent on key suppliers

We purchase certain key components of its products from a limited number of key suppliers. Failure of a supplier to provide sufficient quantities on favorable terms or on a timely basis could result in possible lost sales.

We may be subject to product or warranty claims that could have a material adverse effect on our business, operating results and financial condition.

We may be subject to proceedings or claims that may arise in the ordinary conduct of the business, which could include product and service warranty claims, which could be substantial. If our products fail to perform as warranted and we fail to quickly resolve product quality or performance issues in a timely manner, sales may be lost and we may be forced to pay damages. Any failure to meet customer requirements could materially affect our business, results of operations and financial condition. The occurrence of product defects and the inability to correct errors could result in the delay or loss of market acceptance of our products, material warranty expense, diversion of technological and other resources from our product development efforts, and the loss of credibility with customers, manufacturer’s representatives, distributors, value added resellers, systems integrators, original equipment manufacturers and end-users, any of which could have a material adverse effect on our business, operating results and financial condition.

We currently have general liability insurance, which includes product liability coverage. There is no assurance this insurance policy will cover all potential claims which may have a material adverse effect on the business or financial condition of the Corporation. A product recall could have a material adverse effect on our business or financial condition.

We rely upon, and expect to rely upon, strategic alliances with original equipment manufacturers for the manufacturing and distribution of its products.

There can be no assurance that such strategic alliances can be achieved or that the Corporation will be able to maintain existing strategic alliances or that we will achieve our goals.

In order to commercialize its technology, we must either acquire or develop an internal marketing and sales force with technical expertise and supporting distribution capabilities or arrange for third parties to perform these services.

In order to market any of our products, we must either acquire or develop a sales and distribution infrastructure. The acquisition or development of a sales and distribution infrastructure would require substantial resources, which may divert the attention of our management and key personnel, and defer our product development and deployment efforts. To the extent that we into marketing and sales arrangements with other companies, our revenues will depend on the efforts of others. These efforts may not be successful. If we fail to develop substantial sales, marketing and distribution channels, or to enter into arrangements with third parties for those purposes, we will experience delays in product sales and incur increased costs, which may affect our business, operating results and financial condition.

The markets for our products and services are characterized by rapidly changing technology and evolving industry standards, which could result in product obsolescence or short product life cycles.

Accordingly, our success is dependent upon its ability to anticipate technological changes in the industries it serves and to successfully identify, obtain, develop and market new products that satisfy evolving industry requirements.

There can be no assurance that we will successfully develop new products or enhance and improve its existing products or that any new products and enhanced and improved existing products will achieve market acceptance. Further, there can be no assurance that competitors will not market products that have perceived advantages over the our products or which render the products currently sold by us obsolete or less marketable.

We must commit significant resources to developing new products before knowing whether its investments will result in products the market will accept. To remain competitive, we may be required to invest significantly greater resources then currently anticipated in research and development and product enhancement efforts, and result in increased operating expenses. There can be no assurance that we will have adequate capital to meet these demands.

Our industry is highly competitive and composed of many domestic and foreign companies.

We have experienced and expect to continue to experience, substantial competition from numerous competitors with greater resources and whom we expect to continue to improve their products and technologies. Competitors may announce and introduce new products, services or enhancements that better meet the needs of end-users or changing industry standards, or achieve greater market acceptance due to pricing, sales channels or other factors. Competitors may be able to respond more quickly than we can to changes in end-user requirements and devote greater resources to the enhancement, promotion and sale of their products.

We are materially dependent on acceptance of our products by the law enforcement, both domestic and international, and federal markets. If law enforcement agencies choose not to purchase our products, our revenues will be adversely affected.

A substantial number of law enforcement and corrections agencies may not purchase our products. Law enforcement and corrections agencies may be influenced by claims or perceptions that WEPs and BIPs (each as hereinafter defined), such as our products, are unsafe or may be used in an abusive manner. Sales of our products to these agencies may also be delayed or limited by these claims or perceptions.

Most of our end-user customers are subject to budgetary and political constraints, particularly in the currently challenging economic environment, that may delay or prevent sales.

Most of our end-user customers are government agencies. These agencies often do not set their own budgets and therefore, have limited control over the amount of money they can spend. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. As a result, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints. Currently, many governmental agencies are continuing to experience severe budgetary constraints. There can be no assurance that the economic and budgeting issues will not worsen and adversely impact sales of our products. Some government agency orders may also be canceled or substantially delayed due to budgetary, political or other scheduling delays which frequently occur in connection with the acquisition of products by such agencies and such cancellations may accelerate or be more severe than we have experienced historically as a result of the current economic environment.

We may face personal injury, wrongful death and other liability claims that harm our reputation and adversely affect our sales and financial condition.

Our products can be used in aggressive confrontations that may result in serious, permanent bodily injury or death to those involved. Our products may be associated with these injuries. A person injured in a confrontation or otherwise in connection with the use of our products may bring legal action against us to recover damages on the basis of theories including personal injury, wrongful death, negligent design, defective product or inadequate warning. We are currently subject to a number of such lawsuits. We may also be subject to lawsuits involving allegations of misuse of our products. If successful, personal injury, misuse and other claims could have a material adverse effect on our operating results and financial condition and could result in negative publicity about our products. Although we carry product liability insurance, we do incur significant legal expenses within our self-insured retention in defending these lawsuits and significant litigation could also result in a diversion of management’s attention and resources, negative publicity and a potential award of monetary damages in excess of our insurance coverage. The outcome of any litigation is inherently uncertain and there can be no assurance that our existing or any future litigation will not have a material adverse effect on our revenues, our financial condition or financial results.

We face risks associated with rapid technological change and new competing products.

The technology associated with law enforcement devices is receiving significant attention and is rapidly evolving. While we have patent protection in key areas of our technology, it is possible that new technology may result in competing products that operate outside our patents and could present significant competition for our products.

We are subject to numerous and health and safety laws and regulations, which may require us to make substantial expenditures.

We are subject to numerous federal, state, local and foreign health and safety legislation and measures relating to the manufacture of ammunition. There can be no assurance that we will not experience difficulties with our efforts to comply with applicable regulations as they change in the future or that our continued compliance efforts (or failure to comply with applicable requirements) will not have a material adverse effect on our results of operations, business, prospects and financial condition. Our continued compliance with present and changing future laws could restrict our ability to modify or expand our facilities or continue production and could require us to acquire costly equipment or to incur other significant expense.

Health and safety and violations related to our products may arise that could lead to litigation or other action against us or to regulation of certain of our product components. We may also incur substantial penalties, civil and criminal sanctions, permit revocations and facility shutdowns. We may be required to modify our technology and may not be able to do so. We may also be required to pay damages that may reduce our profitability and adversely affect our financial condition. Additionally, future and health and safety laws and regulations or reinterpretation of current laws and regulations may require us to make substantial expenditures. Even if these concerns prove to be baseless, the resulting negative publicity could affect our ability to market our products. In turn, our costs to comply with, or any liabilities under, these laws and regulations could have a material adverse effect on our business, financial condition, cash flows and results of operations.

We may be unable to adequately protect or enforce our patents and proprietary rights.

Our future success depends, in part, on our ability to protect our intellectual property and maintain the proprietary nature of our technology through a combination of patents, licenses and other intellectual property arrangements, without infringing the proprietary rights of third parties. Although we consider certain of our product designs as well as manufacturing processes involving certain of its products to be proprietary, patents or copyrights do not protect all design and manufacturing processes. We have adopted procedures to protect its intellectual property and maintain secrecy of its confidential business information and trade secrets. However, there can be no assurance that such procedures will afford complete protection of such intellectual property, confidential business information and trade secrets. There can be no assurance that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology.

We currently have 3 patents relating to our business and 1 patent pending. We cannot assure you that these pending patents will be issued or that any of our patents will be held valid if challenged, that any pending patent applications will issue, or that other parties will not claim rights in or ownership of our patents and other proprietary rights. Moreover, patents issued to us may be circumvented or fail to provide adequate protection. Our competitors might independently develop or patent technologies that are substantially equivalent or superior to our technologies. Since patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed by others which, if issued as patents, could cover our products. We cannot be certain that others will not assert patent infringement claims or claims of misappropriation against us based on current or pending U.S. and/or foreign patents or trade secrets or that such claims will not be successful.

We also rely on trade secrets to develop and maintain our competitive position. Although we protect our proprietary technology in part by confidentiality agreements with our employees, consultants and corporate partners, we cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that our trade secrets will not otherwise become known or be discovered independently by our competitors. The failure to protect our intellectual property rights effectively or to avoid infringing the intellectual property rights of others could seriously harm our business, financial condition and results of operations and ability to achieve sufficient cash flow to service our indebtedness.

Our commercial success depends, in part, upon us not infringing intellectual property rights of others.

While we believe that our products and other intellectual property do not infringe upon the proprietary rights of third parties, our commercial success depends, in part, upon us not infringing intellectual property rights of others. A number of our competitors and other third parties have been issued or may have filed patent applications or may obtain additional patents and proprietary rights for technologies similar to those utilized by us. Some of these patents may grant very broad protection to the owners of the patents. We have not undertaken a review to determine whether any existing third party patents or the issuance of any third party patents would require us to alter its technology, obtain licenses or cease certain activities. We may become subject to claims by third parties that its technology infringes their intellectual property rights due to the growth of products in its target markets, the overlap in functionality of those products and the prevalence of products. We may become subject to these claims either directly or through indemnities against these claims that it provides to end-users, manufacturer’s representatives, distributors, value added resellers, system integrators and original equipment manufacturers.

Litigation may be necessary to determine the scope, enforceability and validity of third party proprietary rights or to establish our proprietary rights. Some of our competitors have, or are affiliated with companies having, substantially greater resources than us and these competitors may be able to sustain the costs of complex intellectual property litigation to a greater degree and for a longer period of time than us.

In addition, defending our company against these types of claims, regardless of their merits, could require us to incur substantial costs, divert the attention of key personnel and management, cause significant delays and materially disrupt the conduct of our business. Parties making these types of claims may be able to obtain injunctive or other equitable relief which could effectively block our ability to provide our services and could result in an award of substantial damages. In the event of a successful claim of infringement, we may need or be required to obtain one or more licenses from, as well as grant one or more licenses to, others. We cannot assure you that we could obtain necessary licenses from others at a reasonable cost or at all.

Regardless of their merit, any such claims could be time consuming to evaluate and defend, result in costly litigation, cause product shipment delays or stoppages, divert key personnel and management’s attention and focus away from the business, subject us to significant liabilities and equitable remedies, including injunctions, require us to enter into costly royalty or licensing agreements and require us to modify or stop using infringing technology Parties making these types of claims may be able to effectively block our ability to manufacture our products and could result in an award of substantial damages. In the event of a successful claim of infringement, we may be prohibited from developing or commercializing certain technologies and products unless it obtains a license from a third party or we may need or be required to grant one or more licenses to, others. There can be no assurance that we will be able to obtain any such license on commercially favorable terms or at all. If we do not obtain such a license, we could be required to cease the sale of certain products.

We are subject to currency and foreign exchange fluctuations

Fluctuations in the exchange rate between the United States dollar and the Canadian dollar may have a material effect on the our results of operations. To date, we have not engaged in exchange rate-hedging activities. To the extent that we may seek to implement hedging techniques in the future with respect to its foreign currency transactions, there can be no assurance that we will be successful in such hedging activities.

Stress in the global financial system may adversely affect our finances and operations in ways that may be hard to predict or to defend against.

Recent events have demonstrated that businesses and industries throughout the world are very tightly connected to each other. Thus, events seemingly unrelated to us, or to its industry, may adversely affect its finances or operations in ways that are hard to predict or defend against. For example, credit contraction in financial markets may hurt our ability to access credit when it is needed or rapid changes in foreign exchange rates may adversely affect financial results. Finally, a reduction in credit, combined with reduced economic activity, may adversely affect businesses and industries that collectively constitute a significant portion of our customer base. As a result, these customers may need to reduce their purchases of our products, or there may be greater difficulty in receiving payment for the products that these customers purchase from us. Any of these events, or any other events caused by turmoil in world financial markets, may have a material adverse effect on our business, operating results, and financial condition.

Our business is subject to a number of risks and hazards including industrial accidents, labor disputes, changes in the regulatory environment.

Such occurrences could result in damage to equipment, personal injury or death, monetary losses and possible legal liability. Although we maintain liability insurance in amounts which it considers adequate, the nature of these risks is such that liabilities might exceed policy limits, the liabilities and hazards might not be insurable, or we may elect not to insure against such liabilities due to high premium costs or other reasons, in which event we could incur significant costs that could have a materially adverse effect upon its financial position.

Certain of our directors and officers are or may become associated with other companies in the same or related industries which may give rise to conflicts of interest.

Directors who have a material interest in any person who is a party to a material contract or a proposed material contract with us are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the directors and the officers are required to act honestly and in good faith with a view to our best interest Our directors and officers have either other full-time employment or other business or time restrictions placed on them and accordingly, we will not be the only business enterprise of these directors and officers.

We do not expect to pay dividends.

We have not paid dividends in the past and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. The declaration and payment in the future of any cash or stock dividends on the common stock will be at the discretion of our board of directors and will depend upon a variety of factors, including our ability to service our outstanding indebtedness, if any, and to pay dividends on securities ranking senior to the common stock, our future earnings, if any, capital requirements, financial condition and such other factors as our board of directors may consider to be relevant from time to time. Our earnings, if any, are expected to be retained for use in expanding our business.

Our common stock is subject to volatility.

There can be no assurance that the market price for our common stock will remain at its current level and a decrease in the market price could result in substantial losses for investors. The market price of our common stock may be significantly affected by one or more of the following factors:

  announcements or press releases relating to the industry or to our own business or prospects;
  regulatory, legislative or other developments affecting us or the industry generally;
  sales by holders of restricted securities pursuant to effective registration statements or exemptions from registration;

  actual or anticipated fluctuations in our quarterly financial and operating results;
  our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results;
  strategic moves by our competitors, such as product announcements or acquisitions;
  litigation;
  general market conditions;
  other domestic and international macroeconomic factors unrelated to our performance; and
  additions or departures of key personnel.

There is a very limited trading market for our shares and no active trading market may develop or be sustained.

Prior to the closing of the Offering, there has been a limited public market for the our shares on the OTCBB in the United States. Trading prices and volumes on the OTC Bulletin Board are thin and erratic. The price paid for each Common Share under the Offering will be determined by negotiation between us and the Agent; this price may bear no relation to the price at which our Common Shares will trade in the public market subsequent to the Offering. We can not predict at what price our Common Shares will trade and there can be no assurance that an active trading market in our Common Shares will develop or be sustained.

Our common stock trades on the OTCBB in the United States. As a result, there are additional risks associated with our common stock and you may be unable to liquidate your investment in our common stock quickly. The trading market for our shares is not always liquid. The market price of our shares has ranged from a high of $0.99 and a low of $0.10 during the twelve-month period ended March 1, 2013. The volume of shares traded at any one time can be limited, and, as a result, there may not be a liquid trading market for our shares.

There can be no assurance that an active market for our Common Shares will be sustained.

Securities of small and mid cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include global economic developments and market perceptions of the attractiveness of certain industries. The price per Common Share is also likely to be affected by change in our financial condition or results of operations as reflected in its quarterly filings. Other factors unrelated to our performance that may have an effect on the price of our Common Shares include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; lessening in trading volume and general market interest in our securities may affect a subscriber’s ability to trade significant numbers of Common Shares, the size of our public float may limit the ability of some institutions to invest in our securities; a substantial decline in the price of our Common Shares that persists for a significant period of time could cause our securities to be delisted from an exchange, further reducing market liquidity. If an active market for our Common Shares does not continue, the liquidity of a subscriber’s investment may be limited and the price of our Common Shares may decline. If such a market does not develop, investors may lose their entire investment in our Common Shares.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Any changes in government policy may result in changes to laws affecting the sale of our products.

This may affect our ability to ship product in the future. The possibility that future governments may adopt substantially different policies, may also affect our operations. Local governments in all countries we deal with issue end user certificates to purchase or receive live ammunition from us. A change in policy may lead to a decision of these countries as to whether or not they will take possession or purchase such munitions. This may have a material adverse effect on our business, operating results, and financial condition.

Our common stock is classified as a “penny stock” under SEC Rules and Regulations, which means broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than USD$5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our shares are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of USD$5,000,000 or individuals with a net worth in excess of USD$1,000,000 or annual income exceeding USD$200,000 or USD$300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our shares. We believe that the penny stock rules may discourage investor interest in and limit the marketability of our shares.

Due to the substantial instability in our common stock price, you may not be able to sell your shares at a profit or at all, and as a result, any investment in our shares could be totally lost.

The public market for our common stock is very limited. As with the market for many other small companies, any market price for our shares is likely to continue to be very volatile. Our common stock has very limited volume and as a “penny stock,” many brokers will not trade in our stock limiting our stocks’ liquidity. As such it may be difficult for you to sell shares of our common stock.

Future sales of our common stock by our existing stockholders may negatively impact the trading price of our common stock.

If a substantial number of our existing stockholders decide to sell shares of their common stock in the public market following the completion of this offering, the price at which our common stock trades could decline. Additionally, the public market’s perception that such sales might occur may also depress the price of our common stock. Of the 49,661,936 shares outstanding upon the completion of this initial public offering, 29,382,238 shares will be freely tradeable without restriction.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to default on our debt obligations and forfeit our property interests or to reallocate funds from other planned uses. Either of these would have a significant negative effect on our business plans and operations, including our ability to acquire new property interests or fund our obligations for development of our current property interests. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

You will incur immediate and substantial dilution of the price you pay for your shares.

We are authorized to issue up to 50,000,000 shares. Our board of directors have the authority to cause an issuance of additional shares, and to determine the rights, preferences and privileges of such shares, without consent of any of the shareholders. Consequently, the shareholders may experience more dilution in their ownership of us in the future. We intend to seek shareholder approval, at an Annual General Meeting to be held on or about March 15, 2013, to increase its authorized number of Common Shares from 50,000,000 Common Shares to 100,000,000 Common Shares.

As a result of any of these factors, the market price of the Common Shares at any given point in time may not accurately reflect the our long-term value. Securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Our existing shareholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this Offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the price you pay for them. As of November 30, 2012, our net negative tangible book value was (USD$925,788) or approximately (USD$0.03) per share based upon 31,472,433 common shares outstanding as of November 30, 2012. After giving effect to the sale of common shares in the aggregate maximum amount of $• being the sale of • common shares at $0.40 per common share and assuming that $• of maximum net proceeds are realized from this offering and excluding the conversion of the existing convertible debentures into common shares, there would be an immediate increase in the net tangible book value of $• per share to the existing shareholders and a dilution to new investors from the Offering price per share will be approximately ($•) per share.

In addition we several convertible debentures outstanding, that are convertible into our common shares. An equity financing may cause the convertible debentures to automatically convert into our common shares, resulting in substantial dilution to your investment.

We have significant indebtedness which may restrict our business and operations, adversely affect our cash flow and restrict our future access to sufficient funding to finance desired growth.

As of November 30, 2012, our total outstanding indebtedness was approximately USD$1,343,007, which includes the balance of all outstanding convertible debt and accounts payable and accrued liabilities. All debentures will fully convert upon the Corporation becoming a reporting issuer on the TSX Venture Exchange. We dedicate a substantial portion of our cash to pay interest and principal on our debt. If we are not able to service our debt, we would need to refinance all or part of that debt, sell assets, borrow more money or sell securities, which we may not be able to do on commercially reasonable terms, or at all. An inability to service our debt will have a material adverse effect on our business, operating results, and financial condition.

Description of the Business

History

Security Devices International Inc. was incorporated on March 1, 2005. We began as a research and development company focused on the development of 40mm less-lethal ammunition. 40mm refers to the diameter of the bullet (sometimes also referred to as a round or a projectile) and bullets of this size are required for standard issue military riot guns. 40mm bullets are also the emerging standard among riot guns used by police forces, although many police forces are currently using 37mm riot guns.

We began with development of a wireless electric projectile (a “WEP”), named the Lektrox. We hired Elad Engineering Ltd. (“Elad”), a ballistics-engineering firm located in Tel Aviv, Israel, to collaborate in the development of the WEP. The WEP uses mini-harpoons to fix the bullet to the target's clothing or body. The bullet contains an electrical system that releases a charge that imitates the electro-neural impulses used by the human body. The WEP sends out a control signal to the muscles, this high voltage low current pulse overrides the target's nervous system inducing a muscle spasm that causes the target to fall to the ground helpless. To reduce kinetic energy levels, the head of the WEP contains a cushioning mechanism composed of a collapsible material that enlarges the contact surface and absorbs part of the impact.

Commencing in December 2008, the Joint Non-Lethal Weapons Directorate (“JNLWD”) of the U.S. Department of Defense, an organization responsible for the development and coordination of non-lethal weapons activities within the United States, tested the WEP through its evaluation facility at Penn State University. The testing evaluated the effectiveness and safety of the electrical output compared to the Government’s standard total body effects model. Testing was completed in November 2009 and a report was prepared by Penn State University and submitted to the JNLWD in January 2010. An executive summary was released to us indicating a positive outcome. Research and development continued on the WEP until mid-2010.

In June 2010, we began development of a 40mm blunt impact projectile (the “BIP”) which used the cushioning mechanism of the WEP but did not contain the electrical mechanism of the WEP. The BIP used the pain of impact to obtain compliance from the target.

In the fall of 2010, we underwent a change in the board of directors and management. Two new directors were appointed and the board of directors appointed a Chief Operating Officer. We contracted with Level 4 Capital Corp. to assist with our restructuring, contract negotiations and operational issues.

Early in 2011, we decided to focus its attention on the BIP and to place any further development of the WEP on hold. We concluded that the cost and time required to complete development and testing of the BIP were significantly less than that required to complete development and testing of the WEP. The BIP is also less expensive to produce than the WEP, and can be sold for a lower price. We plan to use revenue received from BIP sales to complete the development and production line for the WEP.

Initially, our WEP and BIP were designed, tested and assembled in Tel Aviv, Israel. In 2011, we moved its engineering, intellectual property and production facilities from Tel Aviv, Israel to the operator of an injection molding facility outside of Boston, Massachusetts (the “BIP Manufacturer”). The Corporation’s products were moved to the US for costing and logistical reasons, such as; cost of manufacturing, language barriers, and time-zone differences. The BIP Manufacturer has a history of manufacturing 40mm components for the military sector, and provides molding services to the medical, aerospace, petrochemical, commercial, electronics, and defense industries.

We attended several military tradeshows through 2011 and signed a teaming agreement with Chemring Ordnance Inc. (“Chemring”), of Perry, Florida in December 2011. The agreement gives Chemring the non-exclusive right to market and sell the BIP worldwide for a five year term commencing on December 20, 2011. Chemring is responsible for its costs of marketing the BIPs and BIPs sold through this arrangement will bear the Chemring brand. The Corporation has retained the right to market the BIP directly to military, law enforcement and government agencies outside of Chemring’s sales channels. See “Material Contracts”.

Research and development for the BIP was completed in 2012.

In June 2012, we contracted CRT Less Lethal Inc. (“CRT”) to test the BIP. CRT is a Seattle based company founded in 2003 with expertise in the analysis, evaluation and human effects testing of less-lethal munitions. The testing protocol included accuracy, precision, consistency, muzzle and target energy, impact energy density and effective range of the BIP.

Human volunteers were used during the test firing, revealing full effects to the lower body from the blunt trauma of the BIP. Extensive wound profiling from the tests were finalized in a detailed report from CRT. Based on data obtained from the three-stage evaluation, the BIP passed the CRT testing protocol for accuracy, consistency, relative safety and effectiveness. A third-party human effects evaluation is important to the Corporation to prove out the non-lethality of their BIP projectile.

In July 2012, we signed a five-year development, supply and manufacturing agreement with the BIP Manufacturer. An engineering team is available to us through the BIP Manufacturer for development of all of the core components of the BIP and any product changes that are necessary. See “Material Contracts”.

During 2012, we attended several law enforcement tradeshows and conducted live fire demonstrations with government agencies in Canada and the U.S. Live fire demonstrations allow the Corporation to demonstrate the short and long distance firing capabilities, accuracy and relative safety of the BIP.

In October 2012, we obtained an ammunition certification from Chemring which meant that the BIP satisfied the standards set by Chemring for products which it would distribute.

In November 2012, we obtained a United States Department of Transportation number (DOT#) required in order for the Corporation to ship BIP rounds.

WE have begun the development of five new less-lethal ammunition rounds. These new rounds will be a modified version of the BIP, four of which will carry a payload (a marking liquid, a marking powder, pepper spray and a pungent odor) and the fifth of which is a lower cost practice round. SDI expects to complete development of these five new ammunition rounds by the second quarter of calendar 2013.

Products

Our business is the development, manufacture and sale of less-lethal ammunition. This ammunition is used by the military and police forces for crowd control.

We two products:

a)	We have developed the BIP, a blunt impact projectile which uses pain to control a target. We are developing five versions of the standard BIP, four of which contain a payload and one of which is a cheaper cost practice round. A payload is an internal capsule inside the BIP, which holds a liquid or powder substance.

b)	We have undertaken substantial work to develop the WEP, a wireless electric projective which releases an electrical pulse that induces a muscle spasm and causes the target to fall to the ground helpless.

A. BIP

(i) Standard BIP

We completed the development of the BIP, a blunt impact projectile which uses pain to control a target. The BIP is available for sale. WE are using the BIP rounds in live fire demonstrations with military and law enforcement agencies.

The BIP is designed to be fired from a 40mm riot gun, which is the standard riot gun used by the military. Among police forces, there are both 40mm riot guns and 37mm riot guns but the 40mm riot gun is the emerging standard.

The BIP consists of a plastic casing which contains a smokeless powder as a propellant and a collapsible nose. The collapsible nose mushrooms upon impact to absorb some of the kinetic energy of the bullet and spread the impact of the nose over a larger area of the target. A round which increases in surface area on impact will cause less injury (as a result of a decrease in the depth of the energy dispersal) and more sensory nerves on the target will be stimulated (increasing the pain reception). The body of the BIP is designed to cushion the impact by using a guide expander system that disperses the energy of the round. The BIP’s kinetic energy absorption mechanism allows the BIP to be fired from a riot gun with greater kinetic energy while meeting military standard requirements over a target range from 5 meters to 80 meters.

(ii) Payload Carrying BIPs

We are developing additional BIP rounds that are capable of carrying payloads. Each of the payload rounds is based on the standard BIP but, in addition, carries a payload which is released upon impact. The payload ammunition rounds are expected to be ready for market in the second quarter of 2013.

Each of these payload carrying BIPs has the same short and long distance capabilities as the standard BIP and each of them employs the same patented cushioning technology. The four payload carrying BIPs are as follows:

  BIP - MP (Powder Based Marking Agent) - The BIP - MP carries a powder which is released upon impact and temporarily marks the target. The temporary marking allows for evidentiary based target confirmation. This round increases the psychological effect of the bullet by making the target feel identifiable.
  BIP - ML (Semi-Permanent Liquid Marking Agent) – The BIP - ML carries a semi-permanent liquid which is released upon impact and marks the target. This semi-permanent marking allows for future apprehension of the target.
  BIP - OC (Oleoresin Capsicum – Pepper Spray Liquid) – The BIP – OC carries an irritant pepper spray liquid. Upon impact the pepper spray liquid is dispersed in a concentrated area on or around the target. The pepper spray liquid irritates the eyes and mouth of those who come in contact with it thus dispersing crowds. As part of its safety protocol, the BIP OC’s pepper spray liquid dissipates over a small geographical area to minimize the effect on bystanders.
  BIP - MO (Malodorant Liquid) – The BIP - MO contains a highly noxious payload and delivers a terrible odor. Upon impact the pungent liquid is dispersed in a concentrated area on or around the target. This scent can be used for identification purposes and it acts to disperse crowds.

(iii) BIP Practice Rounds

The BIP – PR is a practice round. The BIP – PR was created to mimic the weight, flight and ballistics of the standard BIP and it is intended to be used as a simulation round for training purposes. The cost of the BIP – PR will be approximately one-third of the standard BIP to end-users.

As a condition of selling BIPs to a military or police force, we will require that the customer become certified in the use of the BIP. We will train members of the military or police agencies who are our customers (the “Customer’s Own Trainers”). Upon completion of the training of Customer’s Own Trainers, the certification process will be completed with respect to that customer. The expectation is that the customer will use its Customer’s Own Trainers to teach the other members of its force how to properly use the BIP. Training in the use of non-lethal ammunition is important to the end-user to ensure proper distances and usage is followed. If proper distances are not followed, injury to the subject are possible.

The cost of receiving certification by the Corporation and the cost of training the members of its own force will be paid for by the customer. The BIP - PR allows a customer to receive certification of its Customer’s Own Trainers and to train its own members at a lower cost than would be the case using the standard BIP round during training.

B. Wireless Electric Projectile

The WEP is a wireless electronic projectile which releases an electrical pulse. The electrical pulse induces a muscle spasm and causes the target to fall to the ground helpless. Although substantial development work has been undertaken on the WEP, product development is not completed. We have determined that it cannot continue to fund the development of the WEP at this time. We intend to continue development of the WEP if it receives funding for that purpose or from revenues from the sale of BIPs. None of the proceeds of the Offering have been allocated to the further development of the WEP.

The WEP uses mini-harpoons to fix the bullet to the target's clothing or body. The bullet contains an electrical system which releases a charge that imitates the electro-neural impulses used by the human body. The WEP sends out a control signal to the muscles, in the form of a high voltage low current pulse, which overrides the target's nervous system inducing a muscle spasm that causes the target to fall to the ground helpless. The WEP continues to be the only wireless product of its kind, to the knowledge of our management.

The WEP has been designed for use with standard issue riot guns and M203 grenade launchers. This will allow military and law enforcement agencies to quickly deploy the WEP without lengthy training or significant functional adjustments to vehicles or personnel equipment.

The WEP is a third generation electric solution. First generation solutions were electric batons and hand-held stun guns, which had a range of arm's length. Second generation solutions were wired electric charge solutions, such as the TASER with a range of up to 35 feet (10.6 metres). Third generation solutions are wireless electric bullets. Currently, there is no third generation wireless electric bullet on the market in a 40mm caliber, ammunition round. The WEP is intended to be used at a range up to 164 feet (50m) from the target.

The WEP was tested by the US Joint-Non-Lethal-Weapons-Directorate, a directorate made up of all branches of the United States military. A successful outcome was achieved through the product testing process of the Corporation’s WEP round. Positive results were published in a report written by the JNLWD.

Early in 2011, we decided to place any further development of the WEP on hold while it focused its resources on completing development of the BIP. We plan to use revenue received from BIP sales to complete the development and production line for the WEP.

Less-Lethal Sector

Both military and law enforcement agencies are seeking alternatives to traditional lethal ammunition. From a military standpoint, the involvement of armed forces in populated areas has created a need for less-lethal ammunition. Police forces also require non-lethal ammunition for riot control and critical incident de-escalation, motivated in part by a desire to avoid expensive litigation.

Chemical irritants (such as tear gas) have been sporadically used by military and have been adopted by police forces around the world for use in riot control.

Throughout the 1970’s and 1980’s the military and police forces began to use kinetic energy impact projectiles. These projectiles included wood, rubber and bean-bag material as ammunition. Many of these projectiles are still being used by military and police forces around the world. There has been very little technology progression within this space over the last half a century.

The rubber bullet was developed by the Ministry of Defense for the British Army in Northern Ireland at the request of army officers who wanted a weapon for use in civil disturbances with a range beyond a stone-throwing distance. In management’s opinion, rubber bullets are inaccurate and have unpredictable ricochets. In addition, management believes that they have caused numerous severe injuries and several deaths.

The Taser is an electronic control device (ECD) sold by Taser International and used by law enforcement agencies and the military. The Taser uses electrical current to disrupt voluntary control of muscles causing neuromuscular incapacitation of subjects. It fires electrodes, which are connected to the firing gun by a wire. Their disadvantage is that they have a maximum range of 35 feet (10.6 meters) with wires attached to the firing gun/launcher, whereas the WEP is able to target 164 feet (50 meters) without any wires attached to the launching device. In Management’s opinion, this gives the user of the WEP the freedom to aim and immobilize a subject at greater distances.

According to the 2011 Homeland Security Research Corp. (HSRC) study titled “Non-Lethal Weapons: Technologies & Global Market”, it is forecasted that the global non-lethal weapons market will grow in the period 2012 to 2015 at a compounded annual growth rate (CAGR) of 8% (see the following graph). The study concludes that the growth rate will accelerate to 17% CAGR during the period 2016 to 2020 due to technology breakthroughs expected in 2014-2015.

The nature of a military’s role has changed significantly to the extent that the military becomes actively engaged in the policing of civilian populations. This is where the military in effect, intersects with local police forces to support and uphold national and regional law. Today, military units are involved in on-going conflicts that bring them into direct contact with civilian populations in Iraq, Afghanistan and various countries in the Middle East. Soldiers who are deployed in humanitarian roles are often subject to rules of engagement, which disallow the use of deadly force unless soldiers encounter a lethal threat. The military requires less-lethal deterrent ammunition for use in crowd and riot control, perimeter security and pilfering situations. In management’s opinion, less-lethal ammunition means a greater opportunity to preserve life.

Police and military forces require easily applied options for riot control without the consequences of lethal force. In addition to the litigation, administrative and financial resources required to defend the use of lethal force, there is a moral consideration as well. Police and military forces must balance the risk of injury or death to their own personnel against the risk of injury to civilians, including bystanders. Riot control involves difficult and challenging decision that often must be made within seconds.

Both police and military personnel are demanding access to options that fall somewhere between physically charging into a crowd with batons and firing munitions designed to kill targets. If these personnel are equipped and trained with less-lethal munitions, they are better equipped to diffuse a riot and regain control. By providing soldiers and police with a midlevel force response, appropriate to the level of threat, the chance of an escalation can be reduced. In addition, if this less-lethal response can be employed at a standoff distance, the troops or officers can maintain a buffer zone between themselves and the crowd. The capability to target a specific individual, as opposed to spraying an entire crowd, reduces the risk of injury to innocent bystanders and political backlash.

Conflicts in Iraq and Afghanistan, events such as the August 2011 UK riots, and the June 2012 Quebec student street violence have led governments, police and defense decision-makers to seek cost effective less-lethal weapons. These decision-makers understand that social media will limit the use of lethal weapons and a new generation of less-lethal weapons is required.

Competitive Conditions

Munitions manufacturers generally fall into three categories:

1.	Multi-national manufacturers with resources to mass-produce products with a global distribution network;

2.	Militaries (often in partnership with multi-national corporations); and

3.	Small manufacturing companies.

We fit into the third category. We are structured to design, develop and market new less-lethal munition technologies. The Corporation has signed manufacturing and distribution agreements with large U.S. entities to enter the less-lethal 40mm marketplace. Each stage of development requires in-depth testing, evaluation and fine-tuning to ensure the product will deliver peak performance under demanding conditions.

The competitive factors in the market for less-lethal ammunitions are cost, effectiveness, and ease of use.

There are manufacturers of less-lethal ammunition, which are larger and have greater resources, and there is no assurance that the Corporation will be able to compete with these competitors for high volume projectile orders.

BIP

We, and our BIP product, compete against other manufacturers of kinetic force ammunition, which use pain to obtain compliance from a target. The Corporation's primary kinetic force ammunition competitors include Defense-Technology U.S., AMTEC Less-Lethal Systems Inc., Combined Systems, Inc. and SAGE Control Ordnance, Inc. All of them are larger and have greater resources available to compete with the Corporation. They offer a range of munitions including bean bags, rubber balls, sponge head projectiles, rubber nose projectiles and batons.

We believe that the competitive advantage of the BIP over other kinetic force ammunition is that it can be used over both short and long distances with greater safety and accuracy than competing products.

Most less-lethal kinetic force ammunition on the market has a range of 20 meters to 50 meters. Over a shorter range, that ammunition risks injury to the target from the force of its impact. Over a longer range, the ammunition’s accuracy degrades and the projectile can tumble, risking injury to bystanders, unintentional injury to the upper body and risk of injury if an un-cushioned portion of the projectile strikes the target.

The BIP has an effective range of 5 meters to 80 meters. Management believes that the cushioning mechanism built into the BIP allows the BIP to be used in close range. Management also believes that the aerodynamic characteristics of the BIP allow it to be used with greater accuracy over longer distances.

WEP

Development of the WEP is not completed and we have any further development of this munition on hold until funds are available. We plan on using revenue received from BIP sales to complete the development and production line for the WEP.

Upon commercialization of the WEP, we will compete with other electronic control devices which use an electrical pulse to induce a muscle spasm in the target and cause the target to fall to the ground helpless. Taser International, Inc. is the primary electronic control device competitor of the Corporation for the WEP round.

We believe that the primary advantage of the WEP over electronic control devices currently on the market is longer range over which the WEP can be used. The WEP incapacitates offenders from a distance as far as 50 meters. The Taser fires two electrodes which remain connected to the launcher by conductive wire and the maximum range of the Taser is 35 feet (10.6 meters).

Milestones and Objectives

Our primary objectives for the next 12 months include the following:

(a)	We want to establish relationships with U.S. and Canadian distributors who will distribute the BIP to the law enforcement and correctional services sectors.

(b)

We want to schedule (with the assistance of our military partner, Chemring Ordnance) live fire demonstration of our products to military groups and governments in the United States, Canada, Europe, the Baltics, and the Middle East, and to schedule live fire demonstrations to the law enforcement and correctional services sectors through direct sales efforts.

(c)	We want to attend specific military and law enforcement tradeshows.

(d)	We want to complete testing of our payload marking BIP rounds.

Intellectual Property

Patents

We currently hold three United States patents and has applied for one other United States patent.

The following applications have been filed with the U.S. Patent Office:

(a)

Less-lethal Projectile (Publication# US20080236435) – Patented: This issued patent relates to our distinctive collapsible munition head technology that absorbs kinetic energy of the projectile upon impact. The collapsible head mushrooms, enlarging the impact area on the target and spreading the kinetic energy for over that larger area, decreasing the long-term damage to the target’s body. This patent was issued in January 2011. Our collapsible head is used in both the BIP and the WEP.

(b)

Electronic Circuitry For Incapacitating a Living Target (Publication# US20100008012) – Patented: This issued patent relates to the electronic circuitry incapacitation system which forms part of the WEP. The patent describes an electronic circuit which provides an electrical incapacitation current to a living target.

(c)

Less-lethal Wireless Stun Projectile System for Immobilizing a Target by Neuro-Muscular Disruption (Publication# US20070101893) – Patented: This pending patent describes the process by which the WEP operates with its attachment system to halt a target through a neuro-muscular-disruption system.

(d)

Autonomous Operation of a Less-lethal Projectile (Publication# US20110001619) – Pending: This pending patent describes a motion sensing system within the WEP. The sensor will monitor movement of the target and enable the electrical output until the target is subdued. The electrical pulse is programmed for an exact time-frame to specifications of the user.

All rights to these patents have been assigned to the Corporation by the inventors.

Specialized Skill and Knowledge

The development of the BIP and WEP requires specialized engineering and ballistics expertise. The Corporation has entered into contractual arrangements with third parties to develop its product line.

Initially, our products were designed, tested and assembled by Elad in Tel Aviv, Israel. Ballistics and military experts were used building prototypes of the WEP and the BIP.

In 2011, we moved our engineering, intellectual property and production facilities from Tel Aviv, Israel to the BIP Manufacturer at its injection molding facility outside of Boston, Massachusetts. The BIP Manufacturer has a history of manufacturing 40mm components for the military sector, and provides molding services to the medical, aerospace, petrochemical, commercial, electronics, and defense industries. The BIP Manufacturer performs ongoing research and development for the BIP. See “Material Contracts”.

Government Regulations

Domestic and foreign regulations pertaining to less-lethal weapons are numerous and can be unclear and a number of countries prohibit devices similar to the BIP and/or the WEP. Accordingly, there is no assurance that we will be successfully able to sell the BIP into these jurisdictions. See “Risk Factors”.

Research and Development

Our research and development efforts began in Israel in 2005 with the development of the WEP. Development of a working WEP prototype continued until 2010. During this time a working model of the WEP was created and tested.

In late 2010, a new management team was brought into the Corporation and the WEP’s final development was halted. We began development work on the BIP based on work previously undertaken by us.

In 2011, all WEP and BIP intellectual property and assets were moved to the BIP Manufacturer outside Boston, MA.

We completed its development of the standard BIP in 2012. We are working on four payload carrying projectiles which use the BIP technology. The payloads will include a powder based marking agent, a semi-permanent liquid marking agent, a pepper spray liquid and a pungent (malodorant) liquid. We are also working on a practice round that emulates the BIP’s weight, flight and ballistics and is intended to be used as a simulation round for training purposes.

Employees

We have seven consultants. We do not expect to have a significant number of employees in the coming year. The consultants include; Gregory Sullivan (CEO), Rakesh Malhotra (CFO), Level 4 Capital Corp., (the company through which Dean Thrasher, COO, provides services), Boaz Dor (VP Business Development), Lumina Global Partners Inc. (the company through which Allen Ezer, Executive VP, provides services), Dawn Stafrace (Marketing), and Teresa Foster (Office Manager). See “Executive Compensation”.

USE OF PROCEEDS

Solely based on the Canadian Minimum Offering Amount, the gross proceeds of the offering are estimated to be $3,000,000 and will be $3,450,000 if the Over-Allotment Option is exercised in full (excluding the payment of expenses of the Offering, which are estimated to be $200,000). The net proceeds, after deducting the Agent’s Fee (but prior to the payment of expenses of the offering, which are estimated to be $200,000) will be $2,730,000 and $3,139,500 if the Over-Allotment Option is exercised in full.

On January 30, 2013, we borrowed $200,000 for general working capital purposes (the “Working Capital Loan”). The Working Capital Loan proceeds will be used for general working capital purposes and the Working Capital Loan, together with interest at 6% per annum for a minimum of 6 months interest, will be repaid on the earlier of July 30, 2013 and the closing of the Offering. A portion of the proceeds from this Offering may be used to repay the Working Capital Loan.

Solely based on the Canadian Minimum Offering Amount, we intend to use the proceeds of the Offering as follows:

Principal Purposes	Estimated Amount to be Expended
Research & Development – complete full line of BIPs(1)	$ 156,000
Sales & Marketing(2)	$ 531,825
Operations(3)	$ 402,000
General & Administration expenses for 12 month period(4)	$ 511,109
Balance of estimated expenses of the Offering (including legal, audit, printing, and listing fees(5)	$ 200,000
Balance of corporate finance fee	$ 17,500
Repayment of the Working Capital Loan (6)	$ 212,000
Unallocated working capital to fund ongoing operations	$699,566
Total Available Funds:	$2,730,000

Notes:
(1)	Research and Development expenses consist of human effects testing, certification protocols, and government testing.

(2)	Sales and Marketing is comprised of tradeshows, remuneration for sales consultants (Lumina Global Partners Inc., Boaz Dor, Gonzola Couce, Jake Myers, and live fire demonstrations. See “Executive Compensation”.

(3)	The Operations expense is made up of operational consultants (Gregory Sullivan CEO, Level 4 Capital Corp, and one additional operations consultant) for the Corporation. See “Executive Compensation”.

(4)	General and Administration is detailed in the table below, consisting of legal, accounting and audit expenses.

(5)	Additional expenses shown are in relation to closing costs for the Offering.

(6)	The Working Capital Loan will be used for general working capital purposes and the Working Capital Loan, together with interest at 6% per annum for a minimum of 6 months interest, will be repaid on the earlier of July 30, 2013 and the closing of this Offering. The lender received bonus warrants to purchase up to 100,000 Common Shares at an exercise price of $0.50 on or before July 29, 2015.

The Corporation intends to utilize the funds available to it as stated in this prospectus; however, there may be circumstances where, for sound business reasons, a reallocation of the funds may be necessary in order for the Corporation to achieve its stated business objectives.

If the Over-Allotment Option is exercised or additional funds are raised, the funds will be used for working capital to fund ongoing operations.

The general and administration expenses for the 12-month period following the completion of the Offering are as follows:

Expense Item	12-Month Estimate
Legal and accounting	134,000
Office & General	152,109
Travel & Entertainment	225,000
Total:	$511,109

Milestones and Objectives

Our primary objectives for the next 12 months include the following:

(a)	We want to establish relationships with U.S. and Canadian distributors who will distribute the BIP to the law enforcement and correctional services sectors. The estimated cost to establish these relationships is included in the tradeshow costs listed below for the 12-month period.

(b)	We want to schedule (with the assistance of our military partner, Chemring Ordnance) live fire demonstration of our products to military groups and governments in the United States, Canada, Europe, the Baltics, and the Middle East, and to schedule live fire demonstrations to the law enforcement and correctional services sectors through direct sales efforts. Live fire demonstrations are estimated to cost $72,000 for the 12-month period.

(c)	We want to attend specific military and law enforcement tradeshows. Tradeshows are estimated to cost $111,000 for the 12-month period.

(d)	We want to complete testing of our payload marking BIP rounds. The completion of testing of the payload rounds is estimated to cost $96,000 for the 12-month period.

CAPITALIZATION OF THE CORPORATION

The following table outlines our cash and capitalization as at November 30, 2012, both before and after giving effect to the Offering. This table should be read in conjunction our financial statements and the accompanying notes thereto, which appear elsewhere in this prospectus.

Type of Security	Outstanding as at November 30, 2012 (USD$)	Outstanding after giving effect to the Offering (USD$)
Cash on Hand	$232,471	$• (1)
Convertible debentures	$1,192,639	$-(2)
Common Shares (authorized 50,000,000; issued 31,472,433 common shares; proforma - common shares(3)	$31,472	$•
Preferred Shares (authorized 5,000,000; issued nil; proforma nil	Nil	•
Additional paid in capital	$18,338,886	$•
Accumulated deficit (3)	$(19,296,146)	$(•)
Total stockholders equity (deficit)	$(925,788)	•
Total capitalization	266,851	•

Notes

(1)	Assume maximum offering of •common shares at CDN$0.40 per share for gross proceeds of $•and after deducting the Agent’s Fee of CDN$310,500, and assuming the expenses of the Offering payable by the Corporation, estimated to be CDN$200,000.

(2)	Assuming that USD$1,192,639 convertible debt will be converted into 4,110,503 common shares after giving effect to the offering.

(3)	Proforma common shares include the conversion of USD$1,192,639 convertible debt into 4,110,503 common shares and assume the maximum offering of •common shares

(4)	All of the debentures will be converted to Common Shares prior to listing the Common Shares on the TSX Venture Exchange.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. As of November 30, 2012, the net negative tangible book value of our shares was ($925,788), or approximately ($0.03) per share, based upon 31,472,433 common shares outstanding.

Upon completion of this Offering, but without taking into account any conversion of convertible debt after completion of this Offering, the net tangible book value of the shares to be outstanding, assuming the exercise of the Over-Allotment Option, will be $•, or approximately $•per share. Accordingly, the net tangible book value of the shares held by our existing shareholders will be increased by $•per share. Assuming the exercise of the Over-Allotment Option, the purchasers of shares in this Offering will incur immediate dilution (a reduction in net tangible book value per share from the offering price of ($•) per share.

Upon completion of the sale of the shares in this Offering assuming the exercise of the Over-Allotment Option, investors will own approximately •% of the total number of shares then outstanding, for which they will have made a cash investment of $•, or $0.40 per share. The following table illustrates the per share dilution to new investors, assuming the maximum number of shares being offered, and does not give any effect to the results of any operations subsequent to November 30, 2012 or the date of this Prospectus:

Offering
Public Offering Price Per Share	$•
Net Tangible Book Value Prior to This Offering	($•)
Net Tangible Book Value After This Offering	$•
Immediate Dilution Per Share to New Investors	($•)

TRADING PRICE RANGE

Our common stock has been quoted on the OTCBB since September 2006. Our common stock is currently quoted under the symbol “SDEV.”. The following table lists the high and low bid information for the common stock as quoted on the OTCBB by quarter from December 1, 2009 through November 30, 2012:

Quarter Ended	High USD$	Low USD$
February 28, 2010	0.34	0.20
May 31, 2010	0.33	0.16
August 31, 2010	0.92	0.18
November 30, 2010	0.50	0.25
February 28, 2011	0.43	0.10
May 31, 2011	0.30	0.14
August 31, 2011	0.30	0.05
November 30, 2011	0.25	0.10
February 29, 2012	0.40	0.10
May 31, 2012	0.35	0.10
August 31, 2012	0.35	0.20
November 30, 2012	0.99	0.20

The closing price per share for our common stock on March 1, 2013, as reported by the OTCBB was USD$0.40.

Holders of Common Stock

On March 1, 2013 the shareholders’ list of our common stock had approximately 171 registered shareholders and 33,273,913 shares outstanding.

Dividend Policy

We have never declared or paid any cash dividends on its capital stock and does not expect to pay any dividends for the foreseeable future. We intend to use future earnings, if any, in the operation and expansion of the business. Any future determination relating to the dividend policy will be made at the discretion of the board of directors, based on our financial condition, results of operations, contractual restrictions, capital requirements, business properties, restrictions imposed by applicable law and other factors the board of directors may deem relevant.

MANAGEMENT DISCUSSION AND ANALYSIS OF OPERATING RESULTS AND FINANCIAL POSITION
FOR YEAR ENDED NOVEMBER 30, 2012 AND 2011

SELECTED FINANCIAL INFORMATION

The selected financial information set forth and the discussion and analysis of financial position and results of operations should be read in conjunction with the audited annual financial statements and related notes for SDI for the fiscal years ended November 30, 2012, 2011 and 2010. Those financial statements have been prepared in accordance with U.S. generally accepted accounting principles. All dollar figures included therein and in the following management discussion and analysis ("MD&A") are expressed in U.S. dollars.

The following is a summary of selected annual financial data for the periods indicated:

Selected Financial Information	Year ended November 30, 2012 (audited)	Year ended November 30, 2011 (audited)	Year ended November 30, 2010 (audited)
Revenue	$Nil	$Nil	$Nil
General and Administrative Expenses	$2,056,996	$624,545	$1,365,284
Research and Product Development Costs (Recovery)	($215,143)	$195,949	$946,702
Amortization	$20,585	$10,786	$8,976
Net Loss	($2,019,938)	($901,558)	($2,320,962)
Loss per Share (Basic and Diluted)	($0.07)	($0.03)	($0.12)
Current Assets	$272,171	$233,455	$285,747
Total Assets	$417,219	$251,869	$314,947
Current Liabilities	$150,368	$704,993	$787,641
Long Term Liabilities	$1,192,639	$731,828	$Nil
Shareholders' Deficit	($925,788)	($1184,952)	($ 472,694)
Retained Earnings (Deficit)	($19,296,146)	($17,276,208)	($16,374,650)
Dividends	$Nil	$Nil	$Nil

Management Discussion and Analysis

This management discussion and analysis ("MD&A") in respect of the fiscal year ended November 30, 2012 includes information from, and should be read in conjunction with, the audited annual financial statements and related notes for SDI for the fiscal year ended November 30, 2012.

Comparison of Year Ended November 30, 2012 to Year Ended November 30, 2011

i. Overview

We have no source of revenue and we continue to operate at a loss. We expect our operating losses to continue for so long as we remain in a development stage and perhaps thereafter. As of November 30, 2012, we had accumulated losses of $19,296,146 (November 30, 2011 - $17,276,208). Our ability to emerge from the development stage and conduct business operations is dependent, in large part, upon our raising additional equity financing.

As described in greater detail below, the Corporation’s major financial endeavor over the years has been its effort to raise additional capital to pursue its development activities. We have continued to raise capital and are moving forward with our business model.

ii. Assets

Total assets as of November 30, 2012 includes cash of $232,471, deferred costs of $32,500, prepaid expenses and other receivables of $7,200 and plant and equipment for $145,048 net of amortization. Total assets as of November 30, 2011 includes cash of $114,835, deferred financing costs of $10,916, prepaid expenses and other receivables of $107,704 and plant and equipment for $18,414 net of amortization. Total assets increased from $251,869 on November 30, 2011 to $417,219 on November 30, 2012. This increase is the result of private placements of common stock for $649,750 and private placement convertible debentures for $910,000 in 2012 offset in part by expenses incurred in normal course of business.

iii. Revenues

We generated no revenue through operations during the years ended November 30, 2012 and November 30, 2011.

iv. Net Loss

Our expenses are reflected in the Statements of Operation under the category of Operating Expenses. The significant components of expense that have contributed to the total operating expense are discussed as follows:

(a) General and Administration Expense

General and administration expense represents professional, consulting, office and general and other miscellaneous costs incurred during the years covered by this report.

General and administration expense for the year ended November 30, 2012 was $2,056,996, as compared with $624,545 for the year ended November 30, 2011. General and administration expense increased by $1,432,451 in the current year, as compared to the prior year. The primary reasons for the increase in general and administrative costs are as follows:

During the year ended November 30, 2012, we expensed a total of $272,400 as management fees for payment to its three directors. During the year ended November 30, 2011, we expensed a total of $79,000 as Management fee for payment to its two directors.

During the year ended November 30, 2012, we expensed a total of $240,000 for services provided by a company in which the Chief Operating Officer has an interest. During the year ended November 30, 2011, we expensed $99,200 for services provided by Chief Operating officer of the company.

We expensed stock based compensation expense (included in general and administrative expenses) for issue of options and warrants for $929,365 during the year ended November 30, 2012 ($nil in 2011). Stock based compensation expense does not require the use of cash (non-cash expenses), associated with the issuance of options and warrants granted to our directors, officers and consultants.

Interest expenses increased by $87,222 in 2012 as compared to 2011 due to additional funding by convertible debentures which carry interest of 8% per annum. In addition, we had to increase its travel expenses by an additional $103,958 in 2012 as compared to 2011 primarily to move the business towards production.

(b) Research and Product Development costs

Research and Product Development costs include research costs incurred on our less-than-lethal defence technology and were paid to an outside company. Research and Product Development costs for the year ended November 30, 2011 was $195,949, as compared to recovery of ($215,143) for the year ended November 30, 2012.

Research and Product Development costs for the year ended November 30, 2011 were substantially lower than prior years since the development of our products was nearing completion. There were no research and product development costs incurred in 2012.

On November 30, 2009, we entered into a Memorandum of Understanding (“MOU”) with its former research and development services contractor Elad Engineering Ltd. (“Elad’) to settle their liability. On March 13, 2012, we entered into a definitive agreement with Elad to settle the accounts payable. Elad had previously performed services for the development of a less-than-lethal-electric-projectile and blunt impact projectile. At the date of the settlement agreement, we owed Elad $315,143.We agreed with Elad to irrevocably waive and release each other from any claim, demand or action in connection with services provided, upon payment of $100,000 by us to Elad no later than March 20, 2012. The $100,000 payment was made on March 20, 2012. We recorded the reduction of the payable in the amount of $215,143 as recovery of research and development product development cost. This was measured as the difference between the amount payable to Elad and the settlement amount.

v. Liquidity and Capital Resources

The following table summarizes our cash flows and cash in hand:

	Year ended	Year ended
	November 30,	November 30,
	2012	2011

Cash	$232,471	$114,835
Working capital (deficit)	$121,803	$(471,538)
Cash (used) in operating activities	$(1,294,895)	$(1,170,821)
Cash used in investing activities	$(147,219)	$-
Cash provided by financing activities	$1,559,750	$1,038,328

As of November 30, 2012, we had working capital of $121,803 as compared to working capital deficit of $471,538 as of November 30, 2011. Working capital increased as a result of capital financing activities during the year ended November 30, 2012 for $1,559,750 (common shares for $649,750 and convertible debentures for $910,000).

Net cash used in operations for the year ended November 30, 2012, was $1,294,895 as compared to $1,170,821 used for the year ended November 30, 2011. The major components of change relate to:

1) Items not affecting cash:

Stock based compensation of $929,365 in 2012, as compared to $Nil in 2011.

On January 4, 2012, our board of directors granted options to three directors to acquire a total of 775,000 common shares, one officer to acquire 20,000 common shares and two consultants to acquire a total of 110,000 common shares. The 905,000 options were issued at an exercise price of $0.13 per share and vest immediately with an expiry term of four years. The Company expensed stock based compensation expense for $113,292.

On January 4, 2012, our board of directors issued warrants to a company in which the Chief Operating officer has an interest in, to acquire a total of 800,000 common shares. These warrants were issued at an exercise price of $0.13 per share with an expiry term of four years. We expensed stock based compensation cost of $100,148.

On August 9, 2012, our board of directors issued warrants to a company owned and controlled by a director, to acquire a total of 400,000 common shares. These warrants were issued at an exercise price of $0.20 per share with an expiry term of four years. We expensed stock based compensation cost of $75,013.

On October 3, 2012, our board of directors issued warrants to a consultant, to acquire a total of 75,000 common shares. These warrants were issued at an exercise price of $0.42 per share with an expiry term of three years. We expensed stock based compensation cost of $28,911.

On October 3, 2012, our board of directors granted options to two consultants to acquire 100,000 common shares each for a total of 200,000 common shares. The 200,000 options were issued at an exercise price of $0.42 per share and vest immediately with an expiry term of three years. We expensed stock based compensation cost of $77,096.

On October 26, 2012, our board of directors granted options to one director to acquire a total of 1,000,000 common shares and to another director to acquire 100,000 common shares for a total of 1,100,000 options. These 1,100,000 options were issued at an exercise price of $0.45 per share and vest immediately with an expiry term of four years. We expensed stock based compensation cost of $534,905.

Recovery of accounts payable for $(215,143) in 2012 as compared to $nil in 2011

On November 30, 2009, we entered into a Memorandum of Understanding (“MOU”) with its former research and development services contractor Elad Engineering Ltd. (“Elad’) to settle their liability. On March 13, 2012, we entered into a definitive agreement with Elad to settle the accounts payable. Elad had previously performed services for the development of a less-than-lethal-electric-projectile and blunt impact projectile. At the date of the settlement agreement, we owed Elad $315,143.We agreed with Elad to irrevocably waive and release each other from any claim, demand or action in connection with services provided, upon payment of $100,000 by us to Elad no later than March 20, 2012. The $100,000 payment was made on March 20, 2012. We recorded the reduction of the payable in the amount of $215,143 as recovery of research and development product development cost. This was measured as the difference between the amount payable to Elad and the settlement amount.

2) Changes in non- cash balances relating to operations:

We prepaid expenses and other receivables decreased by $100,504 in 2012 as compared to increase of $69,285 in 2011.The primary reason for increase in prepaid expenses and other receivables for 2011 was an amount of $61,837 advanced to a supplier as a deposit for purchase of injection molds for their BIP40 ammunition rounds. During 2012, we did not have any significant prepaid expense

Net cash flow from investing activities was an outflow for $147,219 during the year ended November 30, 2012 as compared to $ nil for the year ended November 30, 2011. The primary reason was the acquisition of moulds for $142,140 in 2012 as compared to $nil in 2011.

Net Cash flow from financing activities was an inflow of $1,559,750 for the year ended November 30, 2012 as compared to an inflow for $1,038,328 for the year ended November 30, 2011.

We raised $910,000 by issue of convertible debentures and $649,750 by issuance of 2,165,834 common shares during the year ended November 30, 2012. We raised $878,328 by issue of Convertible Debentures and $160,000 by issuance of 800,000 common shares during the year ended November 30, 2011.

There was an overall increase in cash of $117,636 in 2012 as compared to a decrease of $132,493 during 2011.

Changes to issued share capital

Year ended November 30, 2012

During the three month period ended August 31, 2012, we issued 1,484,169 common shares for conversion of convertible debentures having face value of $411,828 (Convertible debenture 2) and accrued interest of $33,423. The total debt for $445,251 was converted into 1,484,169 common shares at $0.30 per share.

During the three month period ended August 31, 2012, we issued 1,333,333 shares of common stock to private investors at a price of $0.30 per share for a total consideration of $400,000. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission.

During the three month period ended November 30, 2012, we issued 994,380 common shares for conversion of convertible debentures having face value of $146,500 (Convertible debenture 1) and accrued interest of $23,076. The total debt for $169,576 was converted into 994,380 common shares.

During the three month period ended November 30, 2012, we issued 832,501 shares of common stock to private investors at a price of $0.30 per share for a total consideration of $249,750. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission.

Year ended November 30, 2011

During the year, we issued 800,000 shares of common stock to private investors at a price of $0.20 per share. In addition, we allotted 150,000 common shares to a subscriber who had subscribed for common shares at $0.20 per share in the prior year. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission.

vii. Off-Balance Sheet Arrangement

We had no off- balance sheet arrangements as of November 30, 2012 and 2011 viii. Commitments a) Consulting agreements: Our directors executed consulting agreement with us on the following terms:

Agreement with a director to pay compensation for $5,000 per month. The agreement was renewed for $5,000 per month effective January 1, 2013

Agreement with a director to pay compensation for $7,000 per month. The agreement expires December 31, 2012.

Agreement with the Chief Executive Officer to pay compensation for $12,000 per month, with an annual 5% increase and a car allowance for $600 per month. The agreement expires December 31, 2016. The monthly remuneration will increase with accomplishment of milestones. The agreement may be terminated with mutual consent or by the Chief Executive Officer giving three weeks’ notice.

Effective October 4, 2012, we executed an agreement with a company in which the Chief Operating Officer has an interest in, for a period of two years which expires September 30, 2014 for services rendered. The total consulting fees are estimated at $480,000 for the two year period. We expensed $60,000 for the three month period ended November 30, 2012. We may also accept common shares at $0.45 per common share in lieu of cash. As of November 30, 2012, We had not exercised its right to accept this compensation in shares.

We entered into an agreement (the “Teaming Agreement”) dated November 30, 2011 with Chemring Ordnance, Inc. (“Chemring”) pursuant to which both agreed to establish a co-operative and supportive team to develop the best marketing, management and technical approach for the worldwide manufacture and sale of 40mm less that blunt trauma ammunition.

The Teaming Agreement provides for us and Chemring to create a team for the purpose of preparing competitive, cost effective proposals in response to requests for proposals and obtaining and performing any contracts that result therefrom.

Pursuant to the Teaming Agreement, if a contract is awarded, each of us and Chemring will perform the work to be done by it as specified in the Teaming Agreement and will share the revenue as set out in the Teaming Agreement. The one of them that initiated the proposal that led to the contract will be the prime contact for that customer. Upon a contract being awarded to either us or Chemring, it will subcontract with the other for the other’s share of the work. In accordance with the Teaming Agreement, the BIP ammunition sold will have Chemring’s branding unless otherwise agreed by the parties.

The Teaming Agreement will terminate on December 20, 2016. The Teaming Agreement may also expire if a time period of two years from the effective date of the agreement passes without a bona fide arms length contract being executed and delivered with respect to BIP ammunition. It will also terminate if either party is in material breach of the Agreement or a subcontract that hasn’t been resolved, if any required governmental licenses or approvals or permits are revoked, in the event of a debarment or suspension of a party at the option of the other party, and by the mutual written agreement of the parties.

We entered into a Development, Supply and Manufacturing Agreement with the BIP Manufacturer on July 25, 2012. This Agreement provides for us to order and purchase only from the BIP Manufacturer certain 40MM assemblies and components for use by us to produce less-lethal and training projectiles as described in the Agreement. The Agreement is for a term of five years with an automatic extension for an additional year if neither party has given written notice of termination prior to the end of the five-year.

ix. Subsequent Events

a) Consulting agreements:

Effective January 1, 2013, we executed an agreement with a director to pay compensation for $5,000 per month. The agreement expires June 30, 2013. Either party may terminate the consulting agreement by giving 30 days written notice.

Effective January 1, 2013, we executed an agreement with a company in which a director has an interest in, for a period of two years to pay compensation of $8,500 per month with a 5% increase on the first anniversary date for services rendered. Either party may terminate the consulting agreement by giving 30 days written notice.

b) Issue of warrants

On January 30, 2013, we borrowed CDN $200,000 for general working capital purposes (the “Working Capital Loan”) with interest of 6% per annum repayable on the earlier of demand for repayment by lender or July 30, 2013. The lender received bonus warrants to purchase 100,000 common shares at an exercise price of CDN $0.50. The warrants expire 24 months from the date of receipt of funds

c) Conversion of convertible debentures to common shares

On January 23, 2013 we converted $500,000 convertible debt plus accrued interest into 1,801,480 common shares.

d) Prospectus

On February 21, 2013, we filed a preliminary prospectus in Canada (Ontario, Alberta and British Columbia) in connection with the Offering. We have engaged an agent in connection with the offering in Canada. We will pay the Agent a cash commission (the “Agent’s Fee”) equal to 9.0% of the gross proceeds of the offering in Canada, plus an option (the “Agent’s Option”) to acquire Common Shares equal to 9.0% of the Common Shares placed by the Agent in Canada at an exercise price equal to the Offering Price for a period of 24 months from the date of the Offering. We will pay to the Agent a corporate finance fee in the amount of CDN$35,000 plus applicable taxes for services rendered in connection with the Offering. The Agent will also be reimbursed for its reasonable expenses in connection with the Offering in Canada. The prospectus will also serve as a listing application for our shares to be listed on the TSX Venture Exchange.

x. Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, the reported amount of revenues and expenses during the reporting period and related disclosure of contingent assets and liabilities. These estimates are based on our best knowledge of current events and actions we may undertake in the future. On an on-going basis, we evaluate our estimates and judgments. To the extent actual results differ from those estimates; our future results of operations may be affected.

Recent Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11 (ASU 2011-11), Disclosures about Offsetting Assets and Liabilities, which requires certain additional disclosure requirements about financial instruments and derivatives instruments that are subject to netting arrangements. The new disclosures are required for annual reporting periods beginning on or after January 1, 2013, and interim periods within those periods. The adoption of this update will not have an impact on our financial statements.

In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2011-05, Presentation of Comprehensive Income (ASU 2011-05), which eliminates the option to present components of other comprehensive income (OCI) as part of the statement of changes in stockholders’ equity. The amendments in this standard require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently, in December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income (ASU 2011-12), which indefinitely defers the requirement in ASU 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The adoption of this new standard did not have a material impact on the financial condition or result of operation.

In July 2012, the FASB issued ASU 2012-02, Intangibles-Goodwill and Other (Topic 350)-Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”), to establish an optional two-step analysis for impairment testing of indefinite-lived intangibles other than goodwill. The standard is effective for financial statements of periods beginning after September 15, 2012, with early adoption permitted. The adoption of this new standard is not expected to have a material impact on the financial condition or result of operation.

In August 2012, the FASB issued ASU 2012-03, Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update) in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update (ASU) 2012-04, Technical Corrections and Improvements in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

Comparison of Year Ended November 30, 2011 to Year Ended November 30, 2010

i. Overview

As of November 30, 2011, we had accumulated losses of $17,276,208 (November 30, 2010 - $16,374,650).

Assets

Total assets as of November 30, 2011, included cash of $114,835, deferred financing costs of $10,916, prepaid expenses and other receivables of $107,704 and plant and equipment for USD$18,414 net of amortization. Total assets as of November 30, 2010 included cash of $247,328, deferred financing costs of $nil, prepaid expenses and other receivables of $38,419 and plant and equipment for $29,200 net of amortization. Total assets decreased from $314,947 on November 30, 2010 to $251,869 on November 30, 2011. This decrease was the result of expenses incurred in the normal course business offset in part by private placements of common stock for $160,000 and private placement convertible debentures for USD$878,328 in 2011.

ii. Revenues

We generated no revenue from operations during the years ended November 30, 2011 and November 30, 2010.

iii. Net Loss

Our expenses are reflected in the Statements of Operation under the category of Operating Expenses. The significant components of expense that have contributed to the total operating expense are discussed as follows:

(a) General and Administration Expense

General and administration expense represents professional, consulting, office and general and other miscellaneous costs incurred during the years covered by this report.

General and administration expense for the year ended November 30, 2011 was $624,545, as compared with $1,365,284 for the year ended November 30, 2010. General and administration expense decreased by $740,739 in the current year, compared to the prior year. General and administration expense represented approximately 75% of the total operating expense for the year ended November 30, 2011, and 59% of the total Operating Expense for the year ended November 30, 2010. The primary reasons for the decline in general and administrative costs are as follows:

During the year ended November 30, 2010, we entered into a ‘Consulting and Professional Services agreement’ with Level 4 Capital Corp. for a term of five months. The consultant was to provide various managerial, legal and investor relation services. We expensed $360,000 to general and administrative expense for this service during the year ended November 30, 2010 ($nil in 2011).

During the year ended November 30, 2010, we obtained the services of a consultant providing consulting, corporate strategy and Investor relations for a term of three months at $10,000 per month. We expensed $30,000 during the year ended November 30, 2010 ($nil in 2011).

We expensed stock based compensation expense (included in general and administrative expenses) for issue and modification of options and warrants for $289,670 during the year ended November 30, 2010 ($nil in 2011). Stock based compensation expense does not require the use of cash, associated with the issue or modification of the exercise price of certain options granted to our officers, directors and consultants.

(b) Research and Product Development costs

Research and Product Development costs include research costs incurred on our less-than-lethal defense technology and were paid to an outside company. Research and Product Development costs for the year ended November 30, 2011 was $195,949, as compared with $946,702 for the year ended November 30, 2010.

Research and Product Development costs for the year ended November 30, 2011 were substantially lower than year ended November 30, 2010 since the development of our products was nearing completion.

iv. Liquidity and Capital Resources

The following table summarizes our cash flows and cash in hand:

	Year ended	Year ended
	November 30,	November 30,
	2011	2010

Cash	$114,835	$247,328
Working capital (deficit)	$(471,538)	$(501,894)
Cash (used) in operating activities	$(1,170,821)	$(1,503,151)
Cash used in investing activities	$-	$(8,252)
Cash provided by financing activities	$1,038,328	$1,703,300

As of November 30, 2011, we had working capital deficit of $471,538 as compared to working capital deficit of $501,894 as of November 30, 2010. Working capital deficit decreased as a result of capital financing activities during the year ended November 30, 2011 for $1,038,328 (common shares for $160,000 and convertible debentures for $878,328).

v. Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of November 30, 2011 and November 30, 2010.

vi. Commitments

Effective January 1, 2011, we renewed a consulting agreement with one of our directors for a monthly remuneration of $3,000. The agreement expired December 31, 2011.

On November 30, 2009, we entered into a Memorandum of Understanding ("MOU") with its research and development service contractor ("the contractor"). This MOU covers various alternatives for us to settle the liability to the contractor in the amount of $658,932 as at November 30, 2009. Should we become insolvent, or is unable to continue operations, or is unable to pay the contractor pursuant to the MOU, then it will grant the contractor an exclusive, irrevocable, worldwide, assignable, sub licensable, perpetual license to further develop and to market our electric bullet (WEP40) and blunt impact (BIP40) technology. We will negotiate a royalty in the event of granting such rights to the contractor. We terminated their MOU with the contractor during the quarter ended February 28, 2011 and is currently negotiating with the contractor for future services on as need basis.

We have commitments for leasing office premises in Oakville, Ontario, Canada to September 30, 2012 at a monthly rent (excluding proportionate realty and maintenance costs and taxes) of $2,500 per month.

We signed a consulting agreement with our COO for a period of six months commencing May 1, 2011. The officer will be paid $9,000 per month.

We issued a purchase order to an outside supplier for acquisition of injection molds for their BIP40 ammunition round for a total consideration of $123,675. We advanced $61,837 during the year ended November 30, 2011 and the balance is payable to the supplier as per following terms: 20% at half completion 20% upon sample submission and balance 10% on sample approval

vii. Recent Accounting Pronouncements

On November 1, 2010, we adopted ASU 2010-06. ASU 2010-06 updates FASB ASC 820, Fair Value Measurements. ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. There was no material impact on our financial statements related to the adoption of this guidance.

Business Combinations: In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations.” The new guidance specifies that when comparative financial statements are presented, the revenue and earnings of the combined entity should be disclosed as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The new guidance applies prospectively to us for business combinations which occur on or after November 1, 2011. The impact of these new provisions on our consolidated financial statements will depend upon the nature, terms and size of the acquisitions we consummate in the future.

Fair Value: In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” The new guidance does not extend the use of fair value accounting, but provides guidance on how it should be applied where its use is already required or permitted by other standards within GAAP or International Financial Reporting Standards (“IFRSs”). The new guidance also changes the working used to describe many requirements in GAAP for measuring fair value and for disclosing information about fair value measurements and it clarifies the FASB’s intent about the application of existing fair value measurements. The new guidance applies prospectively and is effective for interim and annual periods beginning after December 15, 2011. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

Comprehensive Income: In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income.” The new guidance requires that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both cases, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. If presented in a single continuous statement, the entity is required to present the components of net income and total net income, the components of other comprehensive income and a total for other comprehensive income, along with a total of comprehensive income in that statement. If presented in the two-statement approach, the first statement which is the statement of net income, should present components of net income and total net income followed consecutively by a second statement which is the statement of other comprehensive income, that should present the components of other comprehensive income, total other comprehensive income and a total amount for comprehensive income. Regardless of the method used, the entity if required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement where the components of net income and the components of other comprehensive income are presented. The new guidance is effective retrospectively for fiscal years, and interim periods within those fiscal years beginning after December 15, 2011. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

viii. Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, the reported amount of revenues and expenses during the reporting period and related disclosure of contingent assets and liabilities. These estimates are based on our best knowledge of current events and actions we may undertake in the future. On an ongoing basis, we evaluate our estimates and judgments. To the extent actual results differ from those estimates; our future results of operations may be affected.

MANAGEMENT AND KEY PERSONNEL

The following is a brief description of our key management personnel.

Gregory Sullivan, Chief Executive Officer, age 48

Mr. Sullivan has been one of our directors since April 2005. Mr. Sullivan was a police officer from August 1985 to April 2012 in Ontario in numerous capacities. Mr. Sullivan graduated from Mohawk College in 1985 with a Law Enforcement degree.

We are party to an employment, non-competition and confidentiality agreement, and a non-disclosure agreement with Mr. Sullivan. It is expected that Mr. Sullivan will devote approximately 90% of his time to the business of the Corporation to effectively fulfill his duties as an officer and director.

Dean Thrasher, Chief Operating Officer, age 49

Mr. Thrasher has been our COO since October 2010. Mr. Thrasher has been self-employed in the investment-banking sector dating from December 2007 to present, Executive Vice President of Mint Technology Corp. from July 2002 to December 2007 and President of ecwebworks Inc. (e-commerce) from June 1999 to July 2002.

Through a company Mr. Thrasher has an interest in (Level 4 Capital Corp.), he is a party to a consulting agreement, non-competition and confidentiality agreement, and a non-disclosure agreement with the Corporation. It is expected that he will devote approximately 80% of his time to the business of the Corporation to effectively fulfill his duties as an officer of the Corporation.

Rakesh Malhotra, Chief Financial Officer, age 56

Mr. Malhotra has been our Chief Financial Officer since January 7, 2007. Mr. Malhotra is a certified public accountant in Illinois, and a Canadian chartered accountant in Ontario. Mr. Malhotra graduated with a Bachelor of Commerce (Honours) from the University of Delhi (India), and has served as CFO for Pacific Copper Corp. from April 2007 to present, Infrastructure Materials Corp. from October 2009 to present; Dynamic Fuel Systems Inc. from June 2009 to June 2011, Uranium Hunter Corp. from March 2007 to March 2010 and Yukon Gold Corporation Inc. from November 2005 to August 2010 and November 2011 to present.

We are a party to a non-competition and confidentiality agreement, and a non-disclosure agreement with Mr. Malhotra . It is expected that he will devote approximately 10% of his time to the business of the Corporation to effectively fulfill his duties as an officer of the Corporation.

Boaz Dor, Director, Vice-President, Business Development, age 59

Mr. Dor has been one of our directors since April 2005. Mr. Dor has been our VP Business Development since December 2010 and President of Ozone Water Systems Inc. from 2001 to 2006.

We are party to a consulting, non-competition and confidentiality agreement, and a non-disclosure agreement with Mr. Dor. It is expected that he will devote approximately 50% of his time to the business of the Corporation to effectively fulfill his duties as a director.

Allen Ezer, Director, Executive Vice-President, age 36

Mr. Ezer has held various positions with us since January 2012, including, director, Vice President of Corporate Development and Executive Vice-President. Mr. Ezer has been a director with Goldspike Exploration and Cambrian Corp. since May 2012 and CIBC Wood Gundy November 2002 to December 2011, as an associate investment advisor.

We are party to a consulting, non-competition and confidentiality agreement, and a non-disclosure agreement with Mr. Ezer. It is expected that he will devote approximately 75% of his time to the business of the Corporation to effectively fulfill his duties as a director.

Duane Parnham, Director, age 49

Mr. Parham has served as one of our directors since October 2012. Mr. Parnham served as a director, CEO and Chairman, Executive Director, Business Development with Forsys Metals Corp. for various periods from November 2004 to May 2010, Chairman with UNX Energy Corp. October 2007 to April 2011, Chairman with Nebu Resources Inc. from December 2009 to October 2010, Director with Angus Mining (Namibia) Inc. from September 2010 to October 2011, Director with IC Potash Corp. from July 2011 to May 2012 and Director and Executive Chairman with Giyani Gold Corp. from November 2010 to present.

Mr Parnham is a party to a non-disclosure agreement with the Corporation. It is expected that he will devote approximately 5% of his time to the business of the Corporation to effectively fulfill his duties as a director.

David Goodbrand, Director, age 41

Mr. Goodbrand has served as one of our directors since October 2012. Mr. Goodbrand is currently a police sergeant and has served in this capacity from September 1994 to present.

We are party to a non-disclosure agreement with Mr. Goodbrand. It is expected that he will devote approximately 5% of his time to the business of the Corporation to effectively fulfill his duties as a director.

DIRECTOR INDEPENDENCE

We currently have five directors: Gregory Sullivan, Boaz Dor, Allen Ezer, Duane Parnham, and David Goodbrand. Mr. Parnham and Mr. Goodbrand are considered independent under the rules and guidelines of the NYSE MKT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the our executive compensation objectives and processes and discusses compensation decisions relating to its named executive officers.

The Board of Directors is responsible for the compensation program for our Named Executive Officers.

Compensation Objectives and Principles

We have no revenues from operations and often operate with limited financial resources. As a result, to ensure that funds are available to develop our business plan, our Board of Directors has to consider not only our financial situation at the time of the determination of executive compensation, but also our estimated financial condition in the future.

Since the preservation of cash is an important goal of the Corporation, an important element of the compensation awarded to our Named Executive Officers is the granting of stock options and warrants, which do not require cash disbursement by the Corporation. The granting of stock options and warrants also helps to align the interests of our Named Executive Officers with our interests. The other two elements of the compensation we award to our Named Executive Officers are: (i) base cash consulting fees; and (ii) cash bonus payments for achievement of stated milestones or benchmarks. We do not provide our Named Executive Officers with perquisites or personal benefits that are not otherwise available to all employees.

Compensation Processes and Goals

The deliberations with respect to compensation are conducted in a special session of our board of directors from which management is absent. These deliberations are intended to advance the key objectives of the compensation program for our Named Executive Officers. At the request of our Board of Directors, our Named Executive Officers may, from time to time, provide advice to our Board of Directors with respect to the compensation program for our Named Executive Officers.

We rely on our Board of Directors, through discussion without any formal objectives, targets, criteria or analysis, in determining the compensation of our Named Executive Officers. Our Board of Directors is responsible for determining all forms of compensation, including the provision of long-term incentives through the granting of stock options to our Named Executive Officers, and to others, including, without limitation, to our directors to ensure such arrangements reflect the responsibilities and risks associated with each such officer’s position. Our Board of Directors incorporates the following goals when it makes its compensation decisions with respect to our Named Executive Officers: (i) the recruiting and retaining of executives who are critical both to our success and to the enhancement of shareholder value; (ii) the provision of fair and competitive compensation; (iii) the balancing of the interests of management with the interests of our shareholders; (iv) the rewarding of performance, both on an individual basis and with respect to our operations as a whole; and (v) the preservation of available financial resources.

Summary Compensation Table

For the most recently completed financial year ended November 30, 2012, our only “Named Executive Officers” (as that term is defined in National Instrument 51-102F6 - Statement of Executive Compensation) were Gregory Sullivan (CEO), Rakesh Malhotra (CFO) and Dean Thrasher (COO). Specific aspects of compensation payable to our Named Executive Officers are dealt with in further detail in subsequent tables.

The following table sets forth all annual and long term compensation for services in all capacities to the Corporation for the Corporation’s most recently completed financial years in respect of the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year ended Nov. 30	Salary CDN($)	Share- Based Awards CDN($)	Option- Based Awards(1) CDN($)	Non-Equity Incentive Plan Compensation		Pension Value CDN($)	All Other Compen sation (5) CDN($)	Total Compen- sation CDN($)
					Annual Incentive Plan	Long- Term Incentive Plans
Gregory Sullivan CEO (2)	2012 2011 2010	0 0 0	0 0 0	50,074 0 108,199	0 0 0	0 0 0	0 0 0	144,000 39,500 77,000	194,074 39,500 185,199
Rakesh Malhotra CFO (3)	2012 2011 2010	0 0 0	0 0 0	2,504 0 47,695	0 0 0	0 0 0	0 0 0	35,300 23,808 29,725	37,804 23,808 77,420
Dean Thrasher COO (4)	2012 2011 2010	0 0 0	0 0 0	50,074 0 0	0 0 0	0 0 0	0 0 0	120,000 99,000 8,000	170,074 99,000 8,000

Note:

(1)	These options/warrants have been valued using Black-Scholes methodology. The following assumptions were made for purposes of calculating the value of options/warrants based awards: an expected option term of 4 years to exercise for 2012 awards and 5 years to exercise for 2010 awards; a projected dividend of zero; projected stock price volatility of 206.87% for 2012 awards and 189.42% for 2010 awards; and a risk-free interest rate of 2% for 2012 awards and 3.25% for 2010 awards. The actual value realized, if any, on option/warrant exercises will be dependent on overall market conditions and the future performance of the Corporation and its Common Shares.

(2)	Prior to entering into an agreement with the Corporation as CEO, Mr. Sullivan was a director of the Corporation. His directorship dates back to 2005. For fiscal 2009 and 2010, fees paid were for consulting services. On May 30, 2010, Mr. Gregory Sullivan was appointed the CEO of the Corporation. Effective January 2012, Mr. Sullivan was contracted with the Corporation for a period of 60 months. Mr. Sullivan is to earn $12,000 per month for his services, along with a 5% annual salary increase. In fiscal 2010, Mr. Sullivan was issued 50,000 compensation warrants (exercisable at $0.25 until October 5, 2014). In fiscal 2012, Mr. Sullivan was issued 400,000 compensation warrants (exercisable at $0.13 until January 4, 2016), and 397,000 compensation warrants (exercisable at $0.20 until October 1, 2015) issued in lieu of cancellation of 397,000 options. Mr. Sullivan is also given a $600 monthly car allowance through his employment agreement with the Corporation effective January 2012.

(3)	For services, Mr. Malhotra was issued 20,000 warrants on January 4, 2012 (exercisable at $0.13 until January 4, 2016), and the balance was paid in cash for services rendered. Mr. Malhotra is the CFO of the Corporation, and works on an hourly basis. For fiscal 2011 and 2010, Mr. Malhotra invoiced the Corporation for his hourly financial services. Mr. Malhotra was issued 175,000 compensation warrants in fiscal 2010 (exercisable at $0.20 until October 1, 2015).

(4)	For the fiscal years 2010 and 2011, Mr. Thrasher was contracted and paid directly by the Corporation. Subsequently, Mr. Thrasher was contracted through Level 4 Capital Corp. for services rendered to the Corporation. Level 4 Capital Corp., a company in which Mr. Thrasher owns a 50% interest, was issued 800,000 compensation warrants on January 4, 2012 (exercisable at $0.13 until January 4, 2016). Of the 800,000 compensation warrants, Mr. Thrasher is entitled to 50%. See “Employment/Consulting Agreements”.

(5)	Amount represents consulting fees expensed during the year.

Incentive Plan Awards

Outstanding Share-Based Awards and Option–Based Awards

The following table summarizes all share-based and option/warrant based awards granted by us to our Named Executive Officers, which are outstanding as of November 30, 2012.

	Option/warrant based Awards				Share-based Awards
Name	Number of	Option/Warrant	Option/Warrant	Value of	Number of	Market	Market or
	securities	exercise price	expiration date	unexercised in-	shares or units of	or	payout
	underlying	($)		the-money	shares that have	payout	value of
	unexercised			options/warrants(4)	not vested	value	vested
	options/warrants			($)	(#)	of	share-
	(#)					share-	based
						based	awards
						awards	not paid
						that	out or
						have	distributed
						not	($)
						vested
						($)
Gregory	400,000(2)	$0.13	01/04/2016	$148,000	0	0	0
Sullivan(1)	397,000(2)	$0.20	10/01/2015	$119,100
	50,000(2)	$0.25	10/05/2014	$12,500
Rakesh	20,000(2)	$0.13	01/04/2016	$ 7,400	0	0	0
Malhotra(1)	175,000(2)	$0.20	10/01/2015	$ 52,500
	125,000(1)	$0.25	06/30/2014	$ 31,250
Dean Thrasher(3)	400,000(2)	$0.13	01/04/2016	$148,000	0	0	0

Notes:

(1) These are compensation options issued to the named executive officer
(2) These are compensation warrants issued to the named executive officers.
(3) Level 4 Capital Corp., a company in which Mr. Thrasher owns a 50% interest, was issued 800,000 compensation warrants on January 4, 2012 (exercisable at $0.13 until January 4, 2016). Of the 800,000 compensation warrants, Mr. Thrasher is entitled to 50%.
(4) The value of the unexercised options/warrants was calculated by taking the November 30, 2012 closing common share price of $0.50 minus the strike prices times the number of options or warrants.

Incentive Plan Awards - Value Vested or Earned During the Year

The following table summarizes the value vested or earned during the year by Named Executive Officers in respect of option based awards, share-based awards and non-equity incentive plan compensation during the year ended November 30, 2012.

Name	Option-based awards – Value vested during the year(1) ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Gregory Sullivan	0	0	0
Rakesh Malhotra	0	0	0
Dean Thrasher	0	0	0

Note:

(1)	The amount represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based on the difference between the closing price of the Corporation’s shares and the exercise price on such vesting date.

Pension Plan Benefits and Defined Contribution Plans

We not have a pension plan or defined benefit plan that provides for payments or benefits to the Named Executive Officers at, following, or in connection with retirement.

Employment/Consulting Contracts

1.	We have entered into an employment agreement with Gregory Sullivan, dated November 21, 2011, our Chief Executive Officer for a 5-year term commencing January 1, 2012. Mr. Sullivan’s remuneration is $12,000 per month with a 5% annual increase, and a $600 per month car allowance. Mr. Sullivan has waived his annual increase for the 2013 fiscal year. The agreement has the following terms.

(a)	The agreement will automatically renew upon the expiry of each one-year term of the agreement, unless otherwise terminated in accordance with the agreement.

(b)	The employment agreement may be terminated with mutual consent or Mr. Sullivan giving 3 weeks notice.

(c)	We may terminate the agreement without any notice or pay in lieu of notice, if Mr. Sullivan breaches his employment agreement or if we have just cause to terminate his employment;

(d)	If Mr. Sullivan has not breached his employment contract or we do not have just cause to end his employment upon termination of his employment contract, we shall provide Mr. Sullivan with two-and-a- half times his then annual remuneration and by continuing his then benefits coverage for a period of two- and-a-half years. If a change in control of the Corporation occurs, we shall pay Mr. Sullivan two times his then remuneration.

2.	We have entered into a consulting agreement effective January 1, 2013 for a two-year period with Lumina Global Partners Inc. (“Lumina”), for a period of one year. Lumina is a corporation controlled by Allen Ezer. Lumina’s remuneration is $8,500 per month plus the Harmonized Sales Tax. The agreement has the following terms.

(a)	The agreement shall be terminated once all services have been completed by Lumina.

(b)	Either party may terminate the employment agreement with 30 days written notice.

(c)	All services provided by Lumina shall be invoiced up to the termination date.

3.	We have entered into a consulting agreement effective October 4, 2012 with Level 4 Capital Corp. (“L4”), and ending September 30, 2014. L4’s remuneration is $20,000 per month. At the discretion of L4, it may take remuneration in the form of cash or in Common Shares at a price of $0.45 per share. L4 is a corporation 50% owned by Dean Thrasher. The agreement has the following terms.

(a)	The agreement shall be terminated once all services have been completed by L4. Services include; guiding our manufacturer through all new product development, completing the public Offering with securities commissions in Canada and the US, working with US and Canadian counsel in all aspects, go to market strategy, budgeting, and logistics of the products.

(b)	Upon a change in control of L4, we have the right to terminate this agreement with 90 days notice. If a change of control occurs, we shall pay L4 twenty-four months of remuneration fees.

(c)	Either party may terminate the consulting agreement with mutual written consent.

(e)	All services provided by L4 shall be invoiced up to the termination date.

4.	We have entered into a consulting agreement effective January 1, 2013 with Boaz Dor, for a period of six months. Mr. Dor’s remuneration is $5,000 per month. The agreement has the following terms.

(a)	The agreement shall be terminated once all services have been completed by Dor.

(b)	Either party may terminate the employment agreement with 30 days written notice.

(c)	All services provided by Mr. Dor shall be invoiced up to the termination date.

Termination and Change of Control Benefits

Other than as noted above, we have no compensatory plan or arrangement with respect to the Named Executive Officers that results or will result from the resignation, retirement or any other termination of employment of any such officer's employment with the Corporation, from a change of control of the Corporation or a change in the responsibilities of a Named Executive Officer following a change in control.

Compensation of Directors

The compensation of our independent directors is yet to be determined. Non-independent directors are not entitled to receive directors’ fees. All directors are reimbursed for travel and other out-of-pocket expenses incurred in attending directors and shareholders meetings and meetings of Board committees. All of our directors benefit from our directors and officers liability insurance.

DESCRIPTION OF SECURITIES DISTRIBUTED

We are authorized to issue 50,000,000 Common Shares. In addition to the Common Shares, we are also authorized to issue 5,000,000 Common Shares of preferred stock. As of the date of this prospectus, we had 33,273,913 outstanding Common Shares.

Common Stock

Holders of our Common Shares are each entitled to cast one vote for each Common Share held of record on all matters presented to shareholders. The Delaware General Corporation Law provides that stockholders are denied the right to cumulate votes in the election of directors unless a company’s certificate of incorporation provides otherwise. Under our Certificate of Incorporation, cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Shares can elect all directors. Except as otherwise required by the Delaware General Corporation Law and our certificate of incorporation and by-laws, action requiring stockholder approval may be taken by a vote of the holders of a majority of our common stock at a meeting at which a quorum is present. See “Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and By-laws.”

We intend on seeking shareholder approval, at an Annual General Meeting to be held on or about March 15, 2013, to increase its authorized capital from 50,000,000 Common Shares to 100,000,000 Common Shares.

Holders of our Common Shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of SDI's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

Holders of our Common Shares do not have pre-emptive rights to subscribe to additional shares if issued by us. There is no conversion, redemption, sinking fund or similar provisions regarding the Common Shares. All of our outstanding Common Shares are fully paid and non-assessable and all of our Common Shares offered by this prospectus will be, upon issuance, fully paid and non-assessable.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and By-laws

The Delaware General Corporation Law, our certificate of incorporation and our by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder becomes an interested stockholder, unless:

• the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

• upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

• at or after the time a stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general, an “interested stockholder” is a stockholder who, together with his, her or its affiliates and associates, owns, or within three years did own, 15% or more of the shares of our outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change of control attempts with respect to us and, therefore, may discourage attempts to acquire us.

Preferred Stock

In addition to the Common Shares, we are also authorized to issue 5,000,000 shares of our preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the board of directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our Common Shares.

Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, be used to implement a stockholder rights plan or otherwise impede the completion of a merger, tender offer or other takeover attempt of our Corporation. The issuance of preferred stock may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally. Our board of directors could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the market price. This may have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management.

As of the date of this prospectus, we have not issued any shares of preferred stock.

Limitations on Liability and Indemnification of Officers and Directors

The General Corporation Law of Delaware authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our certificate of incorporation includes a provision that eliminates the personal liability of our directors (i) for any breach of such director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware , or (iv) for any transaction from which such director derived an improper personal benefit.

In addition, our by-laws provide that we must indemnify our directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and by-laws may discourage stockholders from bringing lawsuits against our directors and officers for breaches of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

As of the date of this prospectus, we had 1,660,000 stock options outstanding, 4,419,000 Common Share purchase warrants, and debentures convertible into 2,309,023 Common Shares outstanding. On September 19, 2012 the board of directors approved the cancellation of all of the 905,000 options issued on January 4, 2012 and to issue 905,000 warrants on terms identical to the terms of the existing stock options, subject to acceptance by the option holders. Effective October 8, 2012, the board of directors on receiving acceptance from the option holders, approved the cancellation of all of the 905,000 options and issued 905,000 warrants at same exercise price and expiry terms. On October 3, 2012, we approved the issuance of 75,000 warrants to a consultant at an exercise price of $0.42 per share. The warrants expire on October 2, 2015. On October 3, 2012, we also issued a total of 200,000 options to two consultants at an exercise price of $0.42 per share. These options expire on October 2, 2015. On October 26, 2012, we issued 1,100,000 options to two new directors of the Corporation at an exercise price of $0.45 that expire on October 25, 2016. See “Options to Purchase Securities”.

LEGAL PROCEEDINGS

There are no legal proceedings involving the Corporation or its assets as of the date of this prospectus which management of the Corporation believes to be material to the Corporation, nor are there any regulatory proceedings outstanding, nor are any such proceedings known by the Corporation to be contemplated.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed herein, no director or officer or any associate or affiliate has had any interest in a material transaction of the Corporation.

Year ended November 30, 2012

Our directors were compensated as per their consulting agreements with us. We expensed a total of $272,400 as Management fees for payment to its three directors and expensed a total of $6,600 as automobile allowance.

On January 4, 2012, our board of directors granted options to three directors to acquire a total of 775,000 common shares and one officer to acquire 20,000 common shares. All these 795,000 options were issued at an exercise price of $0.13 per share and vest immediately with an expiry term of four years. We expensed stock based compensation cost of $99,522 for these options.

On January 4, 2012, our board of directors issued warrants to a company in which the Chief Operating officer has an interest in, to acquire a total of 800,000 common shares. These warrants were issued at an exercise price of $0.13 per share with an expiry term of four years. We expensed stock based compensation cost of $100,148.

On August 9, 2012, our board of directors issued warrants to a company owned and controlled by a director, to acquire a total of 400,000 common shares. These warrants were issued at an exercise price of $0.20 per share with an expiry term of four years. We expensed stock based compensation cost of $75,013.

On October 26, 2012, our board of directors granted options to one director to acquire a total of 1,000,000 common shares and to another director to acquire 100,000 common shares for a total of 1,100,000 options. These 1,100,000 options were issued at an exercise price of $0.45 per share and vest immediately with an expiry term of four years. We expensed stock based compensation cost of $534,905 for these options.

We expensed $35,300 for services provided by our CFO and $240,000 for services provided by a company in which the Chief Operating Officer has an interest.

We reimbursed $173,111 to directors and officers for travel and entertainment expenses incurred for us.

Year ended November 30, 2011

We expensed a total of $79,000 as Management fee for payment to its two directors for the year ended November 30, 2011. We expensed $23,808 for services provided by our CFO and $99,200 for services provided by our COO. We reimbursed $69,153 to directors and officers for travel and entertainment expenses incurred for us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

None.

Indebtedness of Directors and Officers

As of the date of this prospectus, Directors and Officers of the Corporation neither owe nor are owed any funds to or by the Corporation.

EXPERTS

Certain legal matters relating to the Offering will be passed upon by legal counsel on behalf of the Corporation.

Schwartz Levitsky Feldman LLP has confirmed it is independent in accordance with the rules of professional conduct of the Institute of Chartered Accountants of Ontario.

OPTIONS TO PURCHASE SECURITIES

Outstanding Options

The following table sets forth, as at the date of this prospectus, information as to options to purchase Common Shares ("Options") that will be held, upon completion of the Offering, by our directors, officers, employees and consultants.

Option Holder	Number of Common Shares Under Option(1)	Exercise Price	Expiration Date	Market Value As at March 1, 2013
Executive Officer Rakesh Malhotra	125,000	$0.25	06-30-2014	18,750
Directors
Duane Parnham	1,000,000	$0.45	10-25-2016	nil
David Goodbrand	100,000	$0.45	10-25-2016	nil
Consultants
Frank Svatousek	35,000	$0.20	06-15-2015	7,000
Riverwood Investments, LLC	100,000	$0.42	10-02-2015	nil
Financial Services
Management Group, LLC	100,000	$0.42	10-02-2015	nil
Robert Chisholm	50,000	$0.25	06-30-2014	7,500
William J. Lacey Jr.	150,000	$0.50	04-11-2013	nil

Total	1,660,000(1

Note:

(1)

Through the Offering, we will issue to the Agent, the Agent’s Option to acquire Common Shares equal to 9.0% of the Common Shares placed by the Agent at an exercise price equal to the Offering price for a period of 24 months from the date of the Offering. See “Plan of Distribution”.

DIRECTOR AND MANAGEMENT STOCK OPTIONS

We have adopted stock option and stock bonus plans. A summary description of these plans follows. In some cases these Plans are collectively referred to as the “Plans”.

Incentive Stock Option Plan. Our Incentive Stock Option Plan authorizes the issuance of our Common Shares to persons that exercise options granted pursuant to this plan. Only employees may be granted options pursuant to the Incentive Stock Option Plan. The option exercise price is determined by our directors but cannot be less than the market price of our Common Shares on the date the option is granted. We have reserved 1,000,000 Common Shares under this plan. No options have been granted under this plan as at the date of this prospectus.

Non-Qualified Stock Option Plan. Our Non-Qualified Stock Option Plan authorizes the issuance of our Common Shares to persons that exercise options granted pursuant to this plan. Our Board of Directors administers this plan. Our employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to this Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

In no instance shall an option be less than the par value of our Common Stock, the period during which options may be exercised cannot exceed ten years from the date of grant. No option shall be transferable or assignable. If there is any reclassification, consolidation or merger, the number of Common Shares subject to option and the option price per Common Share shall be proportionately adjusted by our Board. Our Board may attach other terms to the options at the time of grant. This Plan shall be governed by the laws of the State of Delaware.

By a resolution of the Board of Directors, we amended this plan to increase the number of our Common Shares available under this plan from 2,250,000 to 4,500,000 effective October 10, 2007. The Corporation further amended its Non-Qualified Stock Option Plan to increase the number of our Common Shares available under this plan to 5,000,000 and filed an S-8 registration statement on June 24, 2008. As at the date of this prospectus there were 1,660,000 options outstanding under the Non-Qualified Stock Option Plan. See “Options to Purchase Securities” and the summary of options listed in the table below.

Stock Bonus Plan. Our Stock Bonus Plan allows for the issuance of our Common Shares to our employees, directors, officers, consultants and advisors. However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. We have reserved 150,000 of our Common Shares under this plan. No options have been granted under this plan as at the date of this prospectus.

Summary. The following list details the outstanding options as of the date of this prospectus pursuant to the Non-Qualified Stock Option Plan. Each option represents the right to purchase one of our Common Shares. There are 1,660,000 stock options outstanding.

Name	Title	Date of Grant	Number of Options	Exercise Price USD$	Expiry Date
Rakesh Malhotra	CFO	01-07-2007	125,000	$ 0.25	06-30-2014
William J. Lacey Jr.	Consultant	04-11-2008	150,000	$ 0.50	04-11-2013
Robert Chisholm	Consultant	05-11-2008	50,000	$ 0.25	06-30-2014
William Beasley	Consultant	06-15-2010	35,000	$ 0.20	06-15-2015
Riverwood Investments, LLC	Consultant	10-03-2012	100,000	$ 0.42	10-02-2015
Financial Services Management Group, LLC	Consultant	10-03-2012	100,000	$ 0.42	10-02-2015
Duane Parnham	Director	10-26-2012	1,000,000	$ 0.45	10-25-2016
David Goodbrand	Director	10-26-2012	100,000	$ 0.45	10-25-2016
Total			1,660,000

PRINCIPAL SHAREHOLDERS

As of the date of this prospectus, no person owns of record or is known to the Corporation to own beneficially, directly or indirectly, or exercise control or direction over, more than 10% of the issued and outstanding our Common Shares, without taking into consideration the Common Shares issuable upon the exercise of the outstanding stock options.

DIRECTORS AND OFFICERS

The following table sets out the name, province and country of residence, present position(s) held with us and principal occupations during the last five years (unless otherwise indicated) of each of our directors and officers A previous table provides information concerning the options to acquire our Common Shares currently held by current and former directors and officers.

Name and Jurisdiction of Residence	Position Held and Date Appointed	Principal Occupation(s) During the Preceding Five Year Period
Boaz Dor, Ontario, Canada	VP Business Development, December 2010, Director April 2005	Director of SDI from April 2005 to present; VP Business Development at SDI December 2010 to present and President of Ozone Water Systems Inc. (water systems) from 2001 to June 2006.
Gregory Sullivan(1)(4), Ontario, Canada	CEO July 2010, Director April 2005	Police Officer from August 1985 – April 2012. Served as a Director of SDI since April 2005.
Dean Thrasher, Ontario, Canada	COO October 2010	COO of SDI since Oct 2010; self-employed (investment banking) from December 2007 to present, Executive Vice President, Mint Technology Corp. from July 2002 to December 2007 and President, ecwebworks Inc. (e-commerce) from June 1999 to July 2002.
Rakesh(2) Malhotra, Ontario, Canada	CFO January 2007	A Canadian Chartered Accountant in Ontario and a Certified Public Accountant in Illinois. His occupation is that of a consultant to various private and public companies in Canada and the USA and serving as CFO with various public companies.
Allen Ezer, Ontario, Canada	Executive Vice President January 2013, Director January 2012	Serving as Vice President since January 2012, and Executive Vice President since 2013, serving as a director of SDI since January 2012, director with Goldspike Exploration and Cambrian Corp. since May 2012 and CIBC Wood Gundy November 2002 to December 2011, as an associate investment advisor.
Duane Parnham(1), Ontario, Canada	Director October 2012	Serving as a director of SDI since October 2012 to present; Director, CEO, Chairman, Executive Director, Business Development with Forsys Metals Corp. for various periods from April 2004 to May 2010, Chairman with UNX Energy Corp from October 2007 to April 2011, Chairman with Nebu Resources Inc. from December 2009 to October 2010, Director with Angus Mining (Namibia) Inc. from September 2010 to October 2011 and Director and Executive Chairman with Giyani Gold Corp. November 2010 to present.
David Goodbrand, Ontario, Canada(1)	Director October 2012	Director of SDI October 2012 to present and Police Sergeant September 1994 to present.

Notes
(1)	Members of the Audit Committee.

(2)	A company Mr. Malhotra was associated with was given a cease trade order. For details See “Corporate Cease Trade Orders or Bankruptcies”

(3)	Dean Thrasher is contracted through Level 4 Capital Corp. Fifty percent of the 1,800,000 Common Shares owned by Level 4 Capital Corp. are beneficially owned by Mr. Thrasher.

(4)	See “Promoters”.

We have only one Board committee, being its audit committee, which consists of Greg Sullivan, Duane Parnham and David Goodbrand. See “Audit Committee and Relationship with Auditors”.

As of the date of this prospectus, our directors and executive officers as a group beneficially own, directly or indirectly, or exercise control or direction over 3,891,675 Common Shares which represents approximately 11.7% of the currently issued and outstanding Common Shares, and an aggregate 7,400,675 Common Shares, including options and warrants, on a fully diluted basis representing approximately 17.7% of the our issued and outstanding securities on a fully diluted basis.

The board of directors is currently comprised of 5 persons. Each director is elected to serve until the next annual meeting of shareholders or until a successor is elected or appointed. Our officers are appointed by the board of directors and hold office until their death, resignation or removal from office.

Management currently consists of the Chief Executive Officer, Gregory Sullivan, Chief Operating Officer, Dean Thrasher, Chief Financial Officer, Rakesh Malhotra, Vice-President of Business Development, Boaz Dor, and Executive Vice-President, Allen Ezer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information as of March 1, 2013 regarding the ownership of the common stock by:

  each person who is known by us to own more than 5% of our shares of common stock; and
  each named executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on shares of common stock outstanding as of March 1, 2013.

For the purposes of the information provided below, shares subject to options and warrants that are exercisable within 60 days following March 1, 2013 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Principal Stockholders

Title of Class	Name of Beneficial Owner(1)	Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership Shares	Percent of Class
Common Stock, Warrants	Alpha North Asset Management	Toronto, Ontario Canada	3,801,000(2)	9.10%
Common Stock, Warrants	Level 4 Capital Corp.	Oakville, Ontario Canada	2,600,000(3)	6.23%
Common Stock	Sheldon Kales	Toronto, Ontario Canada	2,300,000	5.51%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole

(2)	investment control with respect to all shares beneficially owned. Figures shown are on a non-diluted basis.

Includes warrants exercisable to acquire 100,000 shares of common stock for a 24-month period.

(3)	Includes warrants exercisable to acquire 800,000 shares of common stock. Mr. Thrasher, our Chief Operating Officer does not control Level 4 Capital Corp., but is a 50% beneficial owner.

Security Ownership of Management
Title of Class	Name of Beneficial Owner(1)	Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership Shares	Percent of Class
Common Stock, Warrants	Gregory Sullivan, Chief Executive Officer and Director	Burlington, Ontario Canada	1,767,000 (2)	4.23%
Options, Warrants	Rakesh Malhotra, Treasurer and Chief Financial Officer	Mississauga, Ontario Canada	320,000 (3)	0.77%
Common Stock, Warrants	Dean Thrasher, Chief Operating Officer	Burlington, Ontario Canada	1,300,000 (4)	3.11%
Common Stock, Warrants	Allen Ezer, Executive Vice- President	Mississauga, Ontario Canada	650,000 (5)	1.56%
Common Stock, Warrants	Boaz Dor, Vice-President Business Development and Secretary	Oakville, Ontario Canada	1,328,675 (6)	3.20%
Common Stock, Options	Duane Parnham, Director	Oakville, Ontario Canada	1,925,000 (7)	4.61%
Option	David Goodbrand, Director	Oakville, Ontario Canada	100,000 (8)	0.24%
	Total for Officers and Directors		7,390,675	17.72%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned.
(2)	Includes warrants exercisable to acquire 847,000 shares of common stock.
(3)	Includes vested options exercisable to acquire 125,000 shares of common stock, and 195,000 warrants.
(4)	Includes warrants exercisable to acquire 400,000 shares of common stock. These securities are in the name of Level 4 Capital Corp. Mr. Thrasher does not control Level 4 Capital Corp., but is a 50% beneficial owner.
(5)	Includes warrants exercisable to acquire 650,000 shares of common stock.
(6)	Includes 192,000 warrants to acquire common stock.
(7)	Includes vested options exercisable to acquire 1,000,000 shares of common stock.
(8)	Includes vested options exercisable to acquire 100,000 shares of common stock.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

CORPORATE CEASE TRADE ORDERS OR BANKRUPTCIES

Except for Note 1 and Note 2 below relating to Rakesh Malhotra (CFO), to our knowledge, no Director

(a)

is, as at the date of this prospectus, or has been, within ten years before the date of this prospectus, a director, Chief Executive Officer or Chief Financial Officer of any company (including the Corporation) that:

(1)	was subject, while the Director was acting in the capacity as director, Chief Executive Officer or Chief Financial Officer of such company, of a cease trade or similar order or an order that denied the issuer access to any statutory exemptions for a period of more than 30 consecutive days;

(2)	was subject to a cease trade or similar order or an order that denied the issuer access to any statutory exemptions for a period of more than 30 consecutive days, that was issued after the proposed Director ceased to be a director, Chief Executive Officer or Chief Financial Officer but which resulted from an event that occurred while the proposed Director was acting in such capacity with such company; or

(b)	is, as at the date of this prospectus, or has been, within ten years before the date of this prospectus, a director, Chief Executive Officer or Chief Financial Officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy of insolvency or was subject to proceedings or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Note 1: On October 28, 2008, Pacific Copper Corp., a US SEC filer received a cease trade order (the “CTO”) from the British Columbian Securities Commission (the “BCSC”). By its terms, the CTO was issued for not filing a technical report under ‘Canadian National Instrument 43-101 Standards of Disclosure for mineral projects (“NI 43-101”) with respect to its material copper oxide projects in Chile in support of mineral reserve and mineral reserve estimates and results of a preliminary assessment, after having made public disclosures regarding such properties. On May 8, 2009, the BCSC revoked its CTO against the Corporation. In order to comply with legislation, Pacific Copper Corp. filed technical reports under Canadian National Instrument 43-101 with respect to each of the La Guanaca, EI Corral and La Mofralla and Venapai properties.

Note 2: Pacific Copper Corp. (“Pacific Copper”) is an OTC reporting issuer under Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets (“MI 51-105”). On October 11, 2012, the BCSC ordered that all trading in the securities of Pacific Copper cease until it files interim financial statements and Management’s Discussion and Analysis for the interim period ended July 31, 2012, as required under National Instrument 51-102 – Continuous Disclosure Obligations and MI 51-105. As of the date of this prospectus, the cease trade order has not been revoked or rescinded. Rakesh Malhotra, the Chief Financial Officer of SDI, was at the time of the order by the BCSC and is as of the date of this prospectus the Chief Financial Officer of Pacific Copper.

Penalties or Sanction

None of our directors or officers has been subject to any penalties or sanctions imposed by a court relating to United States securities legislation or by a United States federal or state securities regulatory authority or have entered into a settlement agreement with a United States State or federal securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Individual Bankruptcies

None of our directors or officers has, within the ten years prior to the date hereof, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Conflicts of Interest

To the best of our knowledge, there are no existing or potential conflicts of interest among our promoters, directors, officers or other members of our management. However, certain of the directors, officers, promoters and other members of management may serve as directors, officers, promoters and members of management of other public companies or provide professional services to other companies whose interest may be contrary to ours. It is possible that a conflict may arise between their duties as a director, officer, promoter or member of management of such other companies and their duties as a director, officer, promoter or management of us.

Our directors and officers are aware of their fiduciary duty and the existence of laws governing accountability of directors and officers for corporate opportunity. We require that directors and officer’s disclose conflicts of interest and we rely upon the corporate laws in respect of any such duty to disclose or in respect of any breaches of their fiduciary duty to us.

AUDIT COMMITTEE AND RELATIONSHIP WITH AUDITORS

Audit Committee and Audit Committee Financial Experts

Our Audit Committee is comprised of Gregory Sullivan, Duane Parnham, and David Goodbrand. Mr. Parnham and Mr. Goodbrand are independent directors under MI 52-110, Section 10A-3 of the Exchange Act and the audit committee rules of the NYSE MKT LLC. Gregory Sullivan is the Chairman of the Audit Committee. Gregory Sullivan satisfies the criteria for an audit committee financial expert under Item 407(d)(5) of Regulation S-K of the rules of the Securities and Exchange Commission.

The Audit Committee meets with management and our external auditors if necessary, to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews our significant financial risks, will be involved in the appointment of senior financial executives and will annually review our insurance coverage and any off-balance sheet transactions.

The Committee assists the Board by overseeing (1) the integrity of our financial reporting and internal control, (2) independence and performance of our independent auditors, (3) and provides an avenue of communication between management, the independent auditors, and the Board.

The Audit Committee is mandated to monitor our audit and the preparation of financial statements and to review and recommend to the Board all financial disclosure contained in our public documents. The Audit Committee is also mandated to appoint external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to management, the Audit Committee and to the Board. The Audit Committee and the Board each have the authority to terminate the external auditor’s engagement (subject to confirmation by stockholders). The Audit Committee will also approve in advance any services to be provided by the external auditors, which are not related to the audit.

During the fiscal year ended November 30, 2012, the Audit Committee did not meet. However, the Audit Committee expects to meet as needed during the upcoming fiscal year.

Relevant Education and Experience

Each member of our Audit Committee has adequate education and experience that will be relevant to his performance as an Audit Committee member and, in particular, the requisite education and experience that have provided the member with:

  an understanding of the accounting, principles used by the Corporation to prepare its financial statements;
  the ability to assess the general application of the above-noted principles in connection with estimates, accruals and reserves;
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements, or experience actively supervising individuals engaged in such activities; and
  an understanding of internal controls and procedures for financial reporting.

See the section entitled "Directors and Officer" for further details regarding the education and experience of the members of the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services. Our Audit Committee will review the engagement of non-audit services as required.

DIVIDEND RECORD AND POLICY

We have never declared or paid any cash dividends on its capital stock and does not expect to pay any dividends for the foreseeable future. It intends to use future earnings, if any, in the operation and expansion of the business. Any future determination relating to the dividend policy will be made at the discretion of the board of directors, based on our financial condition, results of operations, contractual restrictions, capital requirements, business properties, restrictions imposed by applicable law and other factors the board of directors may deem relevant.

MATERIAL CONTRACTS AND AGREEMENTS

The following contracts and agreements are material, outside of the normal course of business operation.

CONVERTIBLE DEBENTURES

The carrying values of our convertible debentures consist of the following as of November 30, 2012:

Carrying
Value
USD$320,000 face value convertible debenture due June 30, 2014 (Convertible Debenture 2)	320,000
USD$670,000 face value convertible debenture due January 16, 2015 (Convertible Debenture 4)	670,000
USD$240,000 face value convertible debenture due January 16, 2015 (Convertible Debenture 5)	202,639
Total	USD$ 1,192,639

USD$320,000 Face Value Convertible Debenture

During the year ended November 30, 2011, we issued USD$731,828 face value convertible debentures, due June 30 2014 (“Convertible Debentures 2”), to various investors for net proceeds of USD$731,828. The Convertible Debentures 2 accrues interest at 8% per annum. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events.

During the quarter ended August 31, 2012, USD$411,828 face value Convertible Debentures 2 along with accrued interest for USD$33,423 were converted into 1,484,169 common shares at $0.30 per share, leaving a balance of USD$320,000 face value Convertible Debentures 2.

The Convertible Debentures 2 provide down-round protection to the holders in the event we issues right, options or warrants to all or substantially all the holders of our Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or convertible securities within a period of 45 days from the date of issue at a price, or at a conversion price, of less than 90% of the current market price at the record date for such distribution (any such issuance being a “Rights Offering” and Common Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the convertible securities offered by the Rights Offering, being the “Offered Shares”). The Convertible Debentures 2 also contain certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. In the event of a reorganization, consolidation, merger, or a sale of all or substantially all of the assets, we have the option to redeem the debenture at (i) USD$1,250 per USD$1,000 of principal sum, if occurring on or before the first anniversary of issuance; (ii) USD$1,125 per USD$1,000 of principal sum if occurring after the first anniversary and prior to the second anniversary of issuance; and (iii) USD$1,050 per USD$1,000 of principal sum if occurring after the second anniversary of issuance and prior to the end of the term.

USD$670,000 Face Value Convertible Debenture

During the year ended November 30, 2012, we issued USD$670,000 face value convertible debentures, due January 16, 2014 (“Convertible Debentures 4”), to various investors for net proceeds of USD$670,000. The Convertible Debentures 4 accrues interest at 8% per annum. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events.

The Convertible Debentures 4 provide down-round protection to the holders in the event we issue rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or convertible securities within a period of 45 days from the date of issue at a price, or at a conversion price, of less than 90% of the current market price at the record date for such distribution (any such issuance being a “Rights Offering” and Common Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the convertible securities offered by the Rights Offering, being the “Offered Shares”). The Convertible Debentures 4 also contain certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. In the event of a reorganization, consolidation, merger, or a sale of all or substantially all of the assets, we have the option to redeem the debenture at (i) USD$1,250 per USD$1,000 of principal sum, if occurring on or before the first anniversary of issuance; (ii) USD$1,125 per USD$1,000 of principal sum if occurring after the first anniversary and prior to the second anniversary of issuance; and (iii) USD$1,050 per USD$1,000 of principal sum if occurring after the second anniversary of issuance and prior to the end of the term.

USD$240,000 Face Value Convertible Debenture

During the quarter ended February 29, 2012, we issued USD$240,000 face value convertible debentures, due January 16, 2014 (“Convertible Debentures 5”), to various investors for net proceeds of USD$240,000. The Convertible Debentures 5 accrue interest at 8% per annum. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events.

The Convertible Debentures 5 provide down-round protection to the holders in the event we issue rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or convertible securities within a period of 45 days from the date of issue at a price, or at a conversion price, of less than 90% of the Current Market Price at the record date for such distribution (any such issuance being a “Rights Offering” and Common Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being the “Offered Shares”).

The Convertible Debentures 5 also contain certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. In the event of a reorganization, consolidation, merger, or a sale of all or substantially all of the assets, we have the option to redeem the debenture at (i) USD$1,250 per USD$1,000 of principal sum, if occurring on or before the first anniversary of issuance; (ii) USD$1,125 per USD$1,000 of principal sum if occurring after the first anniversary and prior to the second anniversary of issuance; and (iii) USD$1,050 per USD$1,000 of principal sum if occurring after the second anniversary of issuance and prior to the end of the term.

2013 Working Capital Loan

On January 30, 2013, we borrowed $200,000 for general working capital purposes (the “Working Capital Loan”). The Working Capital Loan proceeds will be used for general working capital purposes and the Working Capital Loan, together with interest at 6% per annum for a minimum of 6 months interest, will be repaid on the earlier of July 30, 2013 and the closing of the Offering. At the lender’s option, the lender may convert the Working Capital Loan into our Common Shares by providing us with notice.

Teaming Agreement with Chemring Ordnance Inc. (Subsidiary of Chemring Group PLC – CHG.L)

We entered into an agreement (the “Teaming Agreement”) dated November 30, 2011 with Chemring Ordnance, Inc. (“Chemring”) pursuant to which they agreed to establish a co-operative and supportive team to develop the best marketing, management and technical approach for the worldwide manufacture and sale of 40mm less that blunt trauma ammunition. The Teaming Agreement notes that we have a significant investment in the design and development of its “40mm Less Lethal Blunt Trauma Cartridge” and Chemring has expertise in the development of low and high velocity ammunition. The Teaming Agreement provides for the Corporation and Chemring to create a team for the purpose of preparing competitive, cost effective proposals in response to requests for proposals and obtaining and performing any contracts that result therefrom.

Pursuant to the Teaming Agreement, if a contract is awarded, each of the Corporation and Chemring will perform the work to be done by it as specified in the Teaming Agreement and will share the revenue as set out in the Teaming Agreement. The one of them that initiated the proposal that led to the contract will be the prime contact for that customer, a customer being “the United States and United States Government approved international military agencies and/or approved representatives, which includes any other military technology Corporation, distributor and manufacturer outside of North America”. Each of them is to provide appropriately trained and experienced personnel, equipment, facilities and other resources reasonably required to perform its share of the work in a professional and competitive manner.

Each of the Corporation and Chemring is to prepare all proposals, bids and other submissions required or requested by a customer. The party making the proposal shall make the final determination regarding the form and content of the proposal so long as (i) the price for the other party’s share shall not be reduced from the amount the other party proposed for its work without such other party’s consent; (ii) no proposal contains any confidential or proprietary information of the other party unless the other party’s requirements concerning the protection of its information are met; (iii) there are no claims made in the proposal about the BIP that have not been agreed by the Corporation and Chemring; and (iv) no proposal requires production in volumes which exceed the capacity of each of the parties as agreed from time to time by them.

Upon a contract being awarded to either ourselves or Chemring, either party will subcontract with the other for the other’s share of the work. However, no contract shall allow for the manufacture or sale of BIP ammunition without our participation as provided in the Teaming Agreement or otherwise agreed to in writing by us.

With respect to the subcontracts of the parties with each other, the Teaming Agreement provides that each of them is to provide information in a timely manner, respond to solicitations for the other party in a timely manner, participate in negotiations and other communications with the other party’s customer and co-operate as reasonably requested by the other to facilitate successful completion and performance of contracts.

In accordance with the Teaming Agreement, the BIP ammunition sold will have Chemring’s branding unless otherwise agreed by the parties.

In accordance with the Teaming Agreement, inventions made by one party (or its employees, consultants or contractors) will belong to that party who may patent it. If the invention was made jointly by the parties, if one of the parties doesn’t participate in obtaining patent protection the other party may patent the invention as its own. Each party gives the other an irrevocable, non-exclusive, worldwide, fully paid, royalty-free license to make, have made, manufacture, use and sell inventions solely or jointly with the other only to the extent necessary to perform a contract. Otherwise, neither party is obligated to grant any license under any patent, copyright or invention owned by it.

The Teaming Agreement will terminate on December 20, 2016. The Teaming Agreement may also expire if a lapsed time period of two years from the effective date of the agreement passes without a bona fide arms length contract being executed and delivered of BIP ammunition. It will also terminate if either party is in material breach of the Agreement or a subcontract that hasn’t been resolved, if any required governmental licenses or approvals or permits are revoked, in the event of a debarment or suspension of a party at the option of the other party, and by the mutual written agreement of the parties.

Neither party may assign its interest in the Teaming Agreement without the prior written consent of the other. However, a party may assign to a successor by merger or consolidation or the acquisition of substantially all of the business and assets of the party relating to the subject matter of the Teaming Agreement so long as the transaction doesn’t invalidate any facility or clearances necessary to perform contracts and the successor assumes the obligations and liabilities of the assigning party.

Representatives of the parties are to try to settle any disputes between the parties. If the representatives don’t settle the dispute in 30 days, the dispute is to be referred to the parties’ presidents and if the presidents can’t settle the dispute in 30 days, the dispute is to be settled by arbitration in accordance with the Rules of Arbitration of the State of Florida. The parties will share equally the costs of the arbitration unless the arbitrators determine otherwise.

The Teaming Agreement provides that neither party is to give information or publicity regarding the contract or any program or subcontract without the prior written approval of the other, not to be unreasonably withheld. It also provides for each party to keep confidential all confidential information it gets from other, until five years after termination of the Teaming Agreement.

Development, Supply and Manufacturing Agreement

We entered into a Development, Supply and Manufacturing Agreement with the BIP Manufacturer on July 25, 2012. This Agreement provides for the Corporation to order and purchase only from the BIP Manufacturer certain 40MM assemblies and components for use by the Corporation to produce less-lethal and training projectiles as described in the Agreement. The Agreement is for a term of five years with an automatic extension for an additional year if neither party has given written notice of termination prior to the end of the five-year.

Both during the term of the Agreement and thereafter, the BIP Manufacturer is not to supply the product or any prototype or any product specs to any third party whatsoever. We are not to manufacture the product by itself and shall not request the production of the product by anyone other than the BIP Manufacturer during the term of the Agreement. During the term of the Agreement the BIP Manufacturer is to be the exclusive manufacturer of the product (or any improved version of it) for the Corporation.

In accordance with the Agreement the BIP Manufacturer is to be responsible for establishing and maintaining necessary quality systems, manufacturing capacity and tooling necessary to meeting the Corporation’s product requirements. The Corporation is to place written orders and the BIP Manufacturer is to confirm them within two working days in writing. So long as the BIP Manufacturer has 10 business days lead time, it will deliver product as requested by the Corporation. Method and route of shipment are at the Corporation’s discretion and at the Corporation’s risk.

The Agreement provides that pricing is to be subject to fluctuations in market prices of raw materials and energy costs and the BIP Manufacturer is to give the Corporation 90 day’s written notice of any market price fluctuations or changes. Payment is due within 30 days from the date of invoice. If there is default in payment the BIP Manufacturer may charge interest of 1% per month. We are also to pay all of the BIP Manufacturer’s costs of collection. The BIP Manufacturer may discontinue shipment and require payment in advance if the BIP Manufacturer believes our financial condition or actions indicate that payment for goods ordered may not be received.

We are to provide the BIP Manufacturer, on a quarterly basis, with non-binding confidential, good faith forecasts of purchases for the next twelve-month period. The BIP Manufacturer is to use them at its own risk. We are also to provide proposed written forecasts of purchases during the following three months.

The BIP Manufacturer is to provide us with quality control test results, to maintain records to demonstrate conformance to our requirements. Records will be active files for at least five years and will be made available to us on 14 days’ notice in writing.

In the Agreement, the BIP Manufacturer warrants that the products will be free from defects in materials and workmanship. The BIP Manufacturer’s obligations are limited to replacement of defective products or, at the BIP Manufacturer’s option, reimbursements of the original purchase price. Claims are to be made in writing and delivered within 120 days of receipt of the products. The maximum liability to the BIP Manufacturer is limited to the purchase price for the products in question. In the Agreement, we agree to indemnify the BIP Manufacturer against (a) third party claims, (b) from recall, inspection, testing, replacement or correction of the products, (c) from violations of the law resulting from or incident to the sale and/or delivery of the products to the Corporation, (d) from actual or alleged infringement of intellectual property rights of a third party resulting from or incident to the sale and/or delivery of the products to the Corporation, and costs of defense, legal fees and/or testing costs.

We may terminate the Agreement if the BIP Manufacturer fails to perform and doesn’t cure the default within 60 days of written notice. The BIP Manufacturer may terminate the Agreement if we fail to make payments when required and then fails to pay the delinquent amounts within 60 days of notice from the BIP Manufacturer. Further, the Agreement can be terminated by either party on 90 days’ notice to the other if the other is in material default of any material obligation and the default continues for more than 60 business days after receipt of notice in writing of the default or if the other becomes insolvent or bankrupt.

The Agreement provides that we will own all proprietary rights to the product including schematics, and engineering drawings respecting the product made or produced by the BIP Manufacturer during the course of performing design, engineering, fabrication or manufacturing services under the Agreement, or made or produced as the result of the joint efforts of the BIP Manufacturer and the Corporation under the Agreement; and for the BIP Manufacturer to own all of its technology and manufacturing processes used in the manufacture and assembly of the products which it may use on other products so long as such products don’t embody or use any of the Corporation’s confidential information or products.

There is a change of control provision in the Agreement. If there is a change of control of the Corporation and the successor desires to be released from the Agreement, then the Corporation or the successor may terminate the Agreement and pay only for the balance of any “Non-Recurring Engineering NRE (if any)” and the purchasing cost for any outstanding purchase orders. A change of control is defined as the Corporation being acquired or merging “with another organization, whereby, directly or indirectly, control in excess of 50% of the Corporation or all or substantially all of its business or assets is acquired by a third party in a sale or exchange of stock, merger or consolidation, sale of assets or other similar transaction”.

Pursuant to the Agreement, any public statement regarding the other party is to be approved by the other party in advance but this requirement will not prevent a party from issuing press releases and making public filings where required to do so by law.

Neither party may assign its rights under the Agreement without the consent of the other party except to an affiliate or a third party that acquires all or substantially all of the party’s business.

PLAN OF DISTRIBUTION

Under an agreement dated as of • (the "Agency Agreement") among ourselves and the Agent, the Agent has agreed, subject to the terms and conditions contained therein, to offer in Canada, on a best efforts basis, subject to prior sale, a minimum of • Common Shares at a price of $0.40 per Common Share for aggregate gross proceeds of $•. In connection with the Offering, we have agreed to pay the Agent a cash commission equal to 9.0% of the gross proceeds of the Common Shares sold in Canada. We may also offer Common Shares directly to purchasers in the United States. The net proceeds from the Offering, after deducting expenses estimated to be $200,000, will be $•. The obligations of the Agent under the Agency Agreement may be terminated at its discretion upon the occurrence of certain stated events.

The Agency Agreement provides that it is a condition of Closing that the Common Shares be listed for trading on the TSX-V.

The proceeds from the sale of the Common Shares will be payable to the Agent in Canada and will be deposited in a non-interest bearing bank account and held in escrow by •, pursuant to the terms of an escrow agreement between ourselves and •. Neither us nor any investor shall receive interest no matter how long subscriber funds might be held. All funds will be held in the escrow account pending achievement of the Canadian Minimum Offering Amount and no funds shall be released to us until such a time as the escrow conditions are met. If the Canadian Minimum Offering Amount is not achieved within • days of the date of this prospectus (or an additional • days, if so extended by us) all funds will be returned to investors promptly without interest or deduction of fees. Subscribers in the United States shall deliver funds for Common Shares to the Corporation by check or wire transfer at closing, which funds shall not be held in escrow in Canada.

The Offering price per Common Share was determined by negotiation between ourselves and the Agent. All fees payable to the Agent will be paid on account of services rendered in connection with the Offering and will be paid from the gross proceeds of the Offering. The Corporation will pay to the Agent a corporate finance fee in the amount of $35,000 plus applicable taxes for services rendered in connection with the Offering. The Agent will also be reimbursed its reasonable expenses in connection with the Offering.

We have granted the Agent the Over-Allotment Option, exercisable, in whole or in part, for a period of up to 30 days after Closing, to purchase that number of Common Shares equal to 15% of the number of Common Shares placed under the Offering in Canada at a price of $0.40 per Common Share, to cover any over-allotments. The Agent will receive the Agent’s Fee of 9% of the aggregate gross proceeds realized from the placement of any Common Shares in Canada issued on the exercise of the Over-Allotment Option. The grant of the Over-Allotment Option and any Common Shares issued upon exercise of the Over-Allotment Option are qualified for distribution under this prospectus. If the Over-Allotment Option is exercised in full, the total Offering, the Agent’s Fee and the net proceeds to us (before payment of the expenses of the Offering estimated to be $200,000) will be $•, $• and $•, respectively.

It is expected that the Closing Date will occur on or about •, 2013 or such other date as we may agree with the Agent.

We have agreed to indemnify the Agent and its affiliates and directors, officers, employees and agents against certain liabilities. We have agreed that, subject to certain stated exceptions set forth in the Agency Agreement, we will not, without the prior consent of the Agent, which consent may not be unreasonably withheld, authorize, issue or sell any of our Common Shares or any securities giving the right to acquire our Common Shares, or agree or announce any intention to do so, at any time prior to the expiry of 140 days following the closing of the Offering. If subscriptions for the total offering are not received within 90 days of the filing of the final prospectus, unless an amendment to the final prospectus has been filed, and a receipt issued in respect of such amendment, distribution shall cease on such date.

We have made an application to list our Common Shares on the TSX-V. Listing will be subject to us fulfilling all of the listing requirements of the TSX-V.

AUDITOR AND REGISTRAR AND TRANSFER AGENT

Our auditors are Schwartz Levitsky Feldman LLP, 2300 Yonge Street, Suite 1500, Toronto, ON M4P 1E4.

The registrar and transfer agent for our Common Shares is Transhare Corporation, 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111.

CONFLICTS OF INTEREST

To the best of our knowledge, there are no existing or potential conflicts of interest among our promoters, directors, officers or other members of our management. However, certain of the directors, officers, promoters and other members of management may serve as directors, officers, promoters and members of management of other public companies or provide professional services to other companies whose interest may be contrary to ours. It is possible that a conflict may arise between their duties as a director, officer, promoter or member of management of such other companies and their duties as a director, officer, promoter or management of us.

Our directors and officers are aware of their fiduciary duty and the existence of laws governing accountability of directors and officers for corporate opportunity. We require that directors and officer’s disclose conflicts of interest and we rely upon the corporate laws in respect of any such duty to disclose or in respect of any breaches of their fiduciary duty to us.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

This summary describes certain material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares acquired by “Non-U.S. Holders” (defined below) pursuant to this Offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences related to the acquisition, ownership and disposition of Common Shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular holder. This summary does not address tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax considerations (e.g., estate or gift tax) other than those pertaining to the income tax. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to the acquisition, ownership and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions currently in effect. These authorities may change at any time, possibly retroactively, or the IRS, might interpret the existing authorities differently. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. Accordingly, the tax considerations of owning or disposing of Common Shares could differ from those described below.

PERSONS CONSIDERING ACQUIRING COMMON SHARES SHOULD CONSULT WITH THEIR OWN INDEPENDENT TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, FRANCHISE, PERSONAL PROPERTY, ESTATE, GIFT, TRANSFER AND ANY OTHER TAX CONSEQUENCES (INCLUDING ANY ASSOCIATED REPORTING REQUIREMENTS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES, INCLUDING THE EFFECT OF ANY TREATIES ON THE FOREGOING OR OTHERWISE.

For purposes of this summary, a “Non-U.S. Holder” is any holder of Common Shares, other than a partnership, that is not:

  an individual who is a citizen or resident of the U.S.;
  a corporation, or other entity taxable as a corporation, created or organized under the laws of the U.S., any state therein or the District of Columbia;
  a trust if it (1) is subject to the primary supervision of a U.S. court and one of more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or
  an estate whose income is subject to U.S. income tax regardless of source.

If you are an individual, you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of Common Shares. If a partnership or other pass-through entity is a beneficial owner of Common Shares, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or other owner and the activities of the partnership or other entity. Any partner in a partnership or owner of a pass-through entity holding Common Shares should consult its own tax advisors.

This discussion assumes that a Non-U.S. Holder will hold Common Shares as a capital asset (generally, property held for investment). The summary generally does not address tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules, including, without limitation, if the investor is a former citizen or long-term resident of the U.S., “controlled foreign corporation,” “passive foreign investment company,” corporation that accumulates earnings to avoid U.S. federal income tax, real estate investment trust, regulated investment company, dealer or trader in securities or currencies, financial institution, tax-exempt entity, insurance company, person holding Common Shares as part of a hedging, integrated, synthetic security, conversion or constructive sale transaction or a straddle, person liable for the alternative minimum tax, person who acquired Common Shares as compensation for services, or partner in a partnership or beneficial owner of a pass-through entity that holds Common Shares. Finally, the summary does not describe the effects of any applicable non-U.S., state or local laws, or, except to the extent discussed below, the effects of any applicable gift or estate tax laws.

Dividends

The Corporation does not expect to declare or pay any dividends on Common Shares in the foreseeable future. If the Corporation pays dividends on Common Shares, however, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from the Corporation‘s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Corporation’s current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in the Common Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of Common Shares. See “Sale of Common Stock” below.

Any dividend paid to a Non-U.S. Holder on Common Shares will generally be subject to U.S. withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the U.S. and the Non-U.S. Holder’s country of residence. Non-U.S. Holders should consult their own tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for the Corporation or the paying agent to withhold tax at a lower treaty rate, a Non-U.S. Holder must certify its entitlement to treaty benefits. A Non-U.S. Holder generally can meet this certification requirement by providing a Form W-8BEN (or any successor form) or appropriate substitute form to the Corporation or the paying agent. If the Non-U.S. Holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to the Corporation or the paying agent, either directly or through other intermediaries. For payments made to a partnership or other pass-through entity, the certification requirements generally apply to the partners or other owners rather than to the partnership or other entity, and the partnership or other entity must provide the partners’ or other owners’ documentation to the Corporation or the paying agent. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, such holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

Dividends received by a Non-U.S. Holder that are effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder, and if required by an applicable income tax treaty between the U.S. and the Non-U.S. Holder’s country of residence, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S., are not subject to such withholding tax. To obtain this exemption, a Non-U.S. Holder must provide the Corporation with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to the graduated tax described above, dividends received by corporate Non-U.S. Holders that are effectively connected with a U.S. trade or business of the corporate Non-U.S. Holder may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

Sale of Common Stock

Non-U.S. Holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other disposition of Common Shares unless:

  the gain (1) is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business and (2) if required by an applicable income tax treaty between the U.S. and the Non-U.S. Holder’s country of residence, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the Non-U.S. Holder in the U.S. (in which case the special rules described below apply);
  the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the sale, exchange or other disposition of Common Shares, and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S.); or
  the rules of the Foreign Investment in Real Property Tax Act (FIRPTA) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange or other disposition of Common Shares if the Corporation is, or was within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period, a “U.S. real property holding corporation,” or USRPHC. In general, the Corporation would be a USRPHC if interests in U.S. real estate comprised at least half of the Corporation’s business assets. The Corporation does not believe that it is a USRPHC and does not anticipate becoming one in the future. Even if the Corporation becomes a USRPHC, as long as the Common Shares are regularly traded on an established securities market as set forth in the applicable Treasury Regulations (the “Regularly Traded Exception”), such Common Shares will be treated as U.S. real property interests only if beneficially owned by a Non-U.S. Holder that actually or constructively owned more than 5% of the outstanding Common Shares at some time within the five-year period preceding the disposition. Non-U.S. Holders should be aware that there can be no assurance that Common Shares will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases Common Shares or sells, exchanges or otherwise disposes of such Common Shares. Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them if the Corporation is or becomes a USRPHC.

If any gain from the sale, exchange or other disposition of Common Shares, (1) is effectively connected with a U.S. trade or business conducted by a Non-U.S. Holder and (2) if required by an applicable income tax treaty between the U.S. and the Non-U.S. Holder’s country of residence, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such Non-U.S. Holder in the U.S., then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the Non-U.S. Holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject also to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty between the U.S. and the Non-U.S. Holder’s country of residence might provide for a lower rate.

Backup Withholding and Information Reporting

Generally, the Corporation must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid on Common Shares to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends paid by the Corporation, provided the Corporation receives a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and the Corporation does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, is not an exempt recipient. The requirements for the statement will be met if (1) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN) or (2) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes the Corporation or the paying agent with a copy of the statement. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Common Shares within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the Corporation does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, is not an exempt recipient, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Rules Relating to Foreign Accounts

Generally, the Corporation will be required to withhold tax at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, Common Shares held by or through certain foreign financial institutions (including investment funds) beginning after December 31, 2013, in the case of dividends, and beginning after December 31, 2016, in the case of such gross proceeds, unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly- or partially-owned by U.S. persons. Accordingly, the entity through which Common Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, Common Shares held by certain investors that are non-financial non-U.S. entities will be subject to withholding at a rate of 30%, beginning after December 31, 2013, in the case of dividends, and beginning after December 31, 2016, in the case of such gross proceeds, unless such entity either (i) certifies that such entity does not have any "substantial U.S. owners" or (ii) provides certain information regarding the entity's "substantial U.S. owners," which will in turn be provided to the Secretary of the Treasury. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of these rules on their holding of Common Shares.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement and other reports we file with the Securities and Exchange Commission without charge at the SEC's principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC's toll free investor information service can be reached at 1-800-SEC-0330.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)

FINANCIAL STATEMENTS

YEARS ENDED NOVEMBER 30, 2012 AND 2011
(Amounts expressed in US Dollars)

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENCED PUBLIC ACCOUNTANTS
TORONTO , MONTREAL

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Security Devices International, Inc.
(A Development Stage Enterprise)

We have audited the accompanying balance sheets of Security Devices International, Inc. (the “Company”) as of November 30, 2012 and 2011, and the related statements of operations and comprehensive loss, cash flows and changes in stockholders' deficit for years ended November 30, 2012 and 2011 and the period from inception (March 1, 2005) to November 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2012 and 2011, and the results of its operations and its cash flows for years ended November 30, 2012 and 2011 and the period from inception (March 1, 2005), in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in note 2 to the financial statements, the company has not commenced operations and has no source of operating revenue and expects to incur significant expenses before establishing operating revenue. The Company’s future success is dependent upon its ability to raise sufficient capital, not only to maintain its operating expenses, but also to continue to develop and be able to profitably market its product. Those factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada	Chartered Accountants
February 26, 2013	Licensed Public Accountants

2300 Yonge Street, Suite 1500
Toronto, Ontario M4P 1E4
Tel: 416 785 5353 Fax: 416 785 5663

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Balance Sheets
As at November 30, 2012 and 2011
(Amounts expressed in US Dollars)

	2012	2011
	$	$
ASSETS
CURRENT
Cash	232,471	114,835
Deferred costs (Note 14)	32,500	-
Deferred financing costs (Note 13)	-	10,916
Prepaid expenses and other receivables	7,200	107,704

Total Current Assets	272,171	233,455
Plant and Equipment (Note 9)	145,048	18,414

TOTAL ASSETS	417,219	251,869
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities (Note 4)	150,368	568,995
Current portion of Convertible Debentures (Note 13)	-	135,998
Total Current Liabilities	150,368	704,993
Convertible Debentures (Note 13)	1,192,639	731,828
Total Liabilities	1,343,007	1,436,821
Going Concern (Note 2)
Related Party Transactions (Note 8)
Commitments (Note 11)
Subsequent Events (Note 16)

STOCKHOLDERS’ DEFICIT

Capital Stock (Note 5)
Preferred stock, $0.001 par value, 5,000,000 shares authorized, Nil issued and outstanding (2011 - nil)
Common stock, $0.001 par value 50,000,000 shares authorized, 31,472,433 issued and outstanding (2011 -26,828,050 )	31,472	26,828
Additional Paid-In Capital	18,338,886	16,064,428
Deficit Accumulated During the Development Stage	(19,296,146)	(17,276,208)

Total Stockholders’ Deficit	(925,788)	(1,184,952)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	417,219	251,869

The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Statements of Operations and Comprehensive loss
Years Ended November 30, 2012 and 2011 and the Period from Inception (March 1, 2005) to
November 30, 2012
(Amounts expressed in US Dollars)

	Cumulative
	since inception	2012	2011
	$	$	$
EXPENSES:
Research and Product Development cost (recovery) (Note 15)	7,473,781	(215,143)	195,949
Amortization	60,944	20,585	10,786
General and administration	11,806,237	2,056,996	624,545
TOTAL OPERATING EXPENSES	19,340,962	1,862,438	831,280
LOSS FROM OPERATIONS	(19,340,962)	(1,862,438)	(831,280)
Other expense-Interest	(227,778)	(157,500)	(70,278)
Other Income-Interest	272,594	-	-
LOSS BEFORE INCOME TAXES	(19,296,146)	(2,019,938)	(901,558)
Income taxes (Note 10)	-	-	-
NET LOSS AND COMPREHENSIVE LOSS	(19,296,146)	(2,019,938)	(901,558)
Loss per share – basic and diluted		(0.07)	(0.03)
Weighted average common shares outstanding		27,956,359	26,114,899

The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Statements of Cash Flows
Years Ended November 30, 2012 and 2011 and the Period from Inception (March 1, 2005) to
November 30, 2012
(Amounts expressed in US Dollars)

	Cumulative
	Since inception	2012	2011
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the period	(19,296,146)	(2,019,938)	(901,558)
Items not requiring an outlay of cash:
Issue of shares for services	584,500	-	-
Stock based compensation for options and warrants (included in general and administration expenses)	6,485,771	929,365	-
Recovery of accounts payable	(215,143)	(215,143)	-
Loss on cancellation of common stock	34,400	-	-
Amortization of plant and equipment	60,944	20,585	10,786
Amortization of debt discount	41,939	23,141	18,798
Amortization of deferred financing cost	35,160	10,916	24,244
Changes in non-cash working capital:
Prepaid expenses and other receivables	(7,200)	100,504	(69,285)
Deferred costs	(32,500)	(32,500)	-
Accounts payable and accrued liabilities*	422,010	(111,825)	(253,806)

NET CASH USED IN OPERATING ACTIVITIES	(11,886,265)	(1,294,895)	(1,170,821)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of Plant and Equipment	(205,992)	(147,219)	-

NET CASH USED IN INVESTING ACTIVITIES	(205,992)	(147,219)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net Proceeds from issuance of common shares	10,468,900	649,750	160,000
Proceeds from convertible debentures	1,788,328	910,000	878,328
Cancellation of common stock	(50,000)	-	-
Exercise of stock options	117,500	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	12,324,728	1,559,750	1,038,328

NET INCREASE (DECREASE) IN CASH FOR THE YEAR	232,471	117,636	(132,493)
Cash, beginning of Year	-	114,835	247,328
CASH, END OF YEAR	232,471	232,471	114,835

SUPPLEMENTAL INFORMATION:

INCOME TAXES PAID	-	-	-

INTEREST PAID	-	-	-

* Excludes the credit of $35,160 to accrued liability resulting from deferred financing (a non cash item). Also excludes the conversion of accrued interest for $56,499 into common shares.

The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Statement of Changes in Stockholders’ Deficit
For the period from inception (March 1, 2005) to November 30, 2012.
(Amounts expressed in US Dollars)

	Number of Common		Additional	Deficit
	Common	Shares	Paid-in	Accumulated During
	Shares	amount	Capital	Development Stage	Total
	$	$	$	$	$
Balance as of March 1, 2005	-	-	-	-	-
Issuance of Common shares for
professional services	6,525,000	6,525	58,725	-	65,250
Issuance of common shares for cash	397,880	398	99,072		99,470
Net loss for the period	-	-	-	(188,699)	(188,699)
Balance as of November 30, 2005	6,922,880	6,923	157,797	(188,699)	(23,979)
Issuance of common shares for cash	956,000	956	94,644	-	95,600
Issuance of common shares for cash	286,000	286	49,764	-	50,050
Issuance of common shares to consultant for services	50,000	50	8,700	-	8,750
Issuance of common shares for cash	2,000,000	2,000	398,000	-	400,000
Exercise of stock options	950,000	950	94,050	-	95,000
Issuance of common shares for cash (net of agent commission)	200,000	200	179,785	-	179,985
Stock subscriptions received			1,165,500	-	1,165,500
Stock based compensation	-	-	1,049,940	-	1,049,940
Net loss for the year	--	-	--	(1,660,799)	(1,660,799)
Balance as of November 30, 2006	11,364,880	11,365	3,198,180	(1,849,498)	1,360,047
Issuance of common shares for stock
Subscriptions received in prior year	1,165,500	1,165	(1,165)	-	-
Issuance of common shares for cash	1,170,670	1,171	1,169,499		1,170,670
Issuance of common shares for cash and services	50,000	50	154,950		155,000
Issuance of common shares for cash (net of expenses)	2,139,000	2,139	4,531,236		4,533,375
Cancellation of stock	(1,560,000)	(1,560)	(14,040)		(15,600)
Stock based compensation			2,446,433		2,446,433
Issue of warrants			357,094		357,094
Net loss for the year	-	-	-	(4,827,937)	(4,827,937)
Balance as of November 30, 2007	14,330,050	14,330	11,842,187	(6,677,435)	5,179,082
Exercise of stock options	117,000	117	11,583		11,700
Stock based compensation	-	-	1,231,056	-	1,231,056
Net loss for the year	-	-	-	(4,401,786)	(4,401,786)
Balance as of November 30, 2008	14,447,050	14,447	13,084,826	(11,079,221)	2,020,052
Issuance of common shares for cash	788,000	788	196,212		197,000
Stock based compensation	-	-	177,990	-	177,990
Compensation expense for warrants			4,223		4,223
Net loss for the year	-	-	-	(2,974,467)	(2,974,467)
Balance as of November 30, 2009	15,235,050	15,235	13,463,251	(14,053,688)	(575,202)
Issuance of common shares for cash	8,143,000	8,143	1,665,157		1,673,300
Issuance of common shares For services	2,500,000	2,500	428,000		430,500
Stock subscriptions received			30,000		30,000
Stock based compensation			289,670		289,670
Net loss for the year				(2,320,962)	(2,320,962)
Balance as of November 30, 2010	25,878,050	25,878	15,876,078	(16,374,650)	(472,694)
Issuance of common shares for cash	800,000	800	159,200		160,000
Issuance of common shares for Common shares issued for stock subscriptions received in prior year	150,000	150	(150)
Beneficial conversion feature on Convertible debt			29,300		29,300
Net loss for the year				(901,558)	(901,558)
Balance as of November 30, 2011	26,828,050	26,828	16,064,428	(17,276,208)	(1,184,952)
Beneficial conversion features on convertible debt			50,000		50,000
Conversion of convertible debt to common shares	2,478,549	2,479	647,508		649,987
Issuance of common shares for cash	2,165,834	2,165	647,585		649,750
Stock based compensation			929,365		929,365
Net loss for the year				(2,019,938)	(2,019,938)
Balance as of November 30, 2012	31,472,433	31,472	18,338,886	(19,296,146)	(925,788)

The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

1.	BASIS OF PRESENTATION

The financial statements include the accounts of Security Devices International Inc. (the “Company” or “SDI”) were prepared in accordance with generally accepted accounting principles in the United States of America. The Company was incorporated under the laws of the state of Delaware on March 1, 2005.

2.	NATURE OF OPERATIONS AND GOING CONCERN

The Company is a non-lethal defense technology company, specializing in the development of innovative next generation solutions for security situations that do not require the use of lethal force. SDI has implemented manufacturing partnerships to assist in the deployment of their patented and patent pending family of products. These products consist of; the Blunt Impact Projectile 40mm (BIP) line of products, and the Wireless Electric Projectile 40mm (WEP).

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. At November 30, 2012, the Company has no source of operating cash flows, has not achieved profitable operations, had a working capital of $121,803 and has accumulated losses of $19,296,146 since inception and expects to incur further losses in the development of its business. These factors cast substantial doubt about the Company’s ability to continue as a going concern. The Company has a need for additional working capital to launch its blunt impact and electric 40mm round products, meet its ongoing levels of corporate overhead, and discharge its liabilities as they come due.

In order to finance the continued development, the Company is working towards the raising of appropriate capital in the near future. In addition to raising funds in the prior years, the Company raised $160,000 through the issuance of 800,000 common shares during the year ended November 30, 2011. The Company further raised an additional $878,328 by issue of Convertible Debentures during the year ended November 30, 2011 and $910,000 during year ended November 30, 2012. In addition, the Company raised $649,750 by issuance of 2,165,834 common shares during the year ended November 30, 2012.

While the Company has been successful in securing financings in the past, there is no assurance that it will be able to do so in the future. Accordingly, these financial statements do not give effect to adjustments, if any, that would be necessary should the Company be unable to continue as a going concern

At November 30, 2012, the Company had an accumulated deficit during the development stage of $19,296,146 which includes a non- cash stock based compensation expense of $6,485,771 for issue of options and warrants.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Use of Estimates

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. As the precise determination of assets and liabilities, and revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates. Actual amounts may differ from these estimates. Significant estimates include accruals, valuation allowance for deferred tax assets, estimates for calculation of stock based compensation, calculation of beneficial conversion feature for convertible debentures and estimating the useful life of its plant and equipment.

b)	Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740- 10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets likely. The Company did not incur any material impact to its financial condition or results of operations due to the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company is subject to U.S federal jurisdiction income tax examinations for the tax years 2006 through 2011. In addition, the Company is subject to state and local income tax examinations for the tax years 2006 through 2011.

c)	Revenue Recognition

The Company’s revenue recognition policies are expected to follow common practice in the manufacturing industry. The Company will record revenue when it is realized, or realizable and earned. The Company considers revenue to be realized, or realizable and earned, when the following revenue recognition requirements will be met: persuasive evidence of an arrangement exists; the products or services have been accepted by the customer via delivery or installation acceptance; the sales price is fixed or determinable; and collectability is probable. For product sales, the Company determines that the earnings process is complete when title, risk of loss and the right to use equipment has transferred to the customer.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-Cont’d

d)	Earnings (Loss) Per Share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. There were no common equivalent shares outstanding at November 30, 2012 and 2011 that have been included in dilutive loss per share calculation as the effects would have been anti-dilutive. At November 30, 2012, there were 1,660,000 options and 4,319,000 warrants outstanding, which were convertible into equal number of common shares of the Company.

e)	Fair Values

The Company carries cash, accounts payable and accrued liabilities at their estimated fair values. (See note 3(j))

f)	Research and Product Development

Research and Product Development costs, other than capital expenditures but including acquired research and product development costs, are charged against income in the period incurred.

g)	Stock-Based Compensation

All awards granted to employees and non-employees after , 2005 are valued at fair value by using the Black-Scholes option pricing model and recognized on a straight line basis over the service periods of each award. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees using the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services. As of November 30, 2012 there was $nil of unrecognized expense related to non-vested stock-based compensation arrangements granted. The total stock-based compensation expense relating to all employees and non employees for the years ended November 30, 2012 and 2011 was $929,365 and $Nil respectively

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-Cont’d

h)	Foreign Currency

The Company maintains its books, records and banking transactions in U.S. dollars which is its functional and reporting currency. Exchange gains and losses are realized due to the differences in the exchange rate at the transaction date versus the rate in effect at the settlement or balance sheet date. Exchange gains and losses are recorded in the statement of operations.

i)	Comprehensive loss

Comprehensive loss includes all changes in equity (net assets) during a period from non- owner sources. Examples of items to be included in comprehensive loss, which are excluded from net loss, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.

j)	Financial Instruments

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities and convertible debentures.

The Company follows ASC 820-10, “Fair Value Measurements and Disclosures” (ASC 820-10), which among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, a three-tier fair value hierarchy has been established, which prioritizes the inputs used in measuring fair value as follows:

• Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Assets that are generally included in this category are cash and cash equivalents comprised of money market funds, restricted cash and short-term investments.

• Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

• Level 3—Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-Cont’d

j)	Financial Instruments-Cont’d

Assets and liabilities measured at fair value as of November 30, 2012 and 2011 are classified below based on the three fair value hierarchy tiers described above:

	Carrying Value	Fair Value
November 30, 2012:
Cash	$232,471	$232,471
Accounts payable and accrued liabilities	150,368	150,368
Convertible debentures	$1,192,639	$1,192,639

	Carrying Value	Fair Value
November 30, 2011:
Cash	$114,835	$114,835
Accounts payable and accrued liabilities	$568,995	568,995
Convertible debentures	867,826	$867,826

Cash has been measured using Level 1 of the Fair Value Hierarchy.

k)	Impairment of Long-lived Assets

Long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

l)	Concentration of Credit Risk

The Company does not have significant off-balance sheet risk or credit concentration.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-Cont’d

m)	Intellectual Property

Four patent applications, one for the electrical mechanism and the other three for the mechanical mechanism of the WEP40, have been filed by the Company with the U.S. Patent Office. The Company has been issued three patents. The first patent is for the collapsible head technology, the second is for the electrical system within the WEP40 and the third is for the attachment system to halt a target through a neuro-muscular-disruption system. Expenditures for patent applications as a result of research activity are not capitalized due to the uncertain value of the benefits that may accrue.

n)	Plant and Equipment

Plant and equipment are recorded at cost less accumulated depreciation. Depreciation is provided commencing in the month following acquisition using the following annual rate and method:

Computer equipment	30% declining balance method
Furniture and fixtures	30% declining balance method
Leasehold Improvements	straight line over period of lease
Moulds	20% Straight line over 5 years

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-Cont’d

o)	Recent Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11 (ASU 2011-11), Disclosures about Offsetting Assets and Liabilities, which requires certain additional disclosure requirements about financial instruments and derivatives instruments that are subject to netting arrangements. The new disclosures are required for annual reporting periods beginning on or after January 1, 2013, and interim periods within those periods. The adoption of this update will not have an impact on the financial statements of the Company.

In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2011-05, Presentation of Comprehensive Income (ASU 2011-05), which eliminates the option to present components of other comprehensive income (OCI) as part of the statement of changes in stockholders’ equity. The amendments in this standard require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently, in December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income (ASU 2011-12), which indefinitely defers the requirement in ASU 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The adoption of this new standard did not have a material impact on the financial condition or result of operation.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-Cont’d

o)	Recent Accounting Pronouncements Cont’d

In July 2012, the FASB issued ASU 2012-02, Intangibles-Goodwill and Other (Topic 350)-Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”), to establish an optional two-step analysis for impairment testing of indefinite-lived intangibles other than goodwill. The standard is effective for financial statements of periods beginning after September 15, 2012, with early adoption permitted. The adoption of this new standard is not expected to have a material impact on the financial condition or result of operation.

In August 2012, the FASB issued ASU 2012-03, Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update) in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update (ASU) 2012-04, Technical Corrections and Improvements in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

4.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2012	2011
Accounts payable and accrued liabilities are comprised of the following:

Trade payables	$-	$450,143
Accrued liabilities	150,368	118,852
	$150,368	$568,995

Accrued liabilities relate primarily to professional fees.

5.	CAPITAL STOCK

a) Authorized
                50,000,000 Common shares, $0.001 par value
And
                5,000,000 Preferred shares, $0.001 par value

The Company’s Articles of Incorporation authorize its Board of Directors to issue up to 5,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow the directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of SDI’s common stock.

b) Issued

           31,472,433 Common shares (2011: 26,828,050 Common shares)

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

5.	CAPITAL STOCK-Cont’d

c)	Changes to Issued Share Capital

Year ended November 30, 2012

During the three month period ended August 31, 2012, the Company issued 1,484,169 common shares for conversion of convertible debentures having face value of $411,828 (Convertible debenture 2) and accrued interest of $33,423. The total debt for $445,251 was converted into 1,484,169 common shares at $0.30 per share.

During the three month period ended August 31, 2012, the Company issued 1,333,333 shares of common stock to private investors at a price of $0.30 per share for a total consideration of $400,000. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the sale of these securities.

During the three month period ended November 30, 2012, the Company issued 994,380 common shares for conversion of convertible debentures having face value of $146,500 (Convertible debenture 1) and accrued interest of $23,076. The total debt for $169,576 was converted into 994,380 common shares.

During the three month period ended November 30, 2012, the Company issued 832,501 shares of common stock to private investors at a price of $0.30 per share for a total consideration of $249,750. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the sale of these securities.

Year ended November 30, 2011

During the year the Company issued 800,000 shares of common stock to private investors at a price of $0.20 per share. In addition, the Company allotted 150,000 common shares to a subscriber who had subscribed for common shares at $0.20 per share in the prior year. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the sale of these securities.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

6.	STOCK BASED COMPENSATION

Effective October 30, 2006 the Company adopted the following stock option and stock bonus plans.

Incentive Stock Option Plan. The Company’s Incentive Stock Option Plan authorizes the issuance of shares of its Common Stock to persons that exercise options granted pursuant to the Plan. Only employees may be granted options pursuant to the Incentive Stock Option Plan. The option exercise price is determined by its directors but cannot be less than the market price of its common stock on the date the option is granted. The Company has reserved 1,000,000 common shares under this plan. No options have been issued under this plan as at November 30, 2012.

Non-Qualified Stock Option Plan. SDI’s Non-Qualified Stock Option Plan authorizes the issuance of shares of its Common Stock to persons that exercise options granted pursuant to the Plans. SDI’s employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. By a resolution of the Board of Directors, the Company amended this plan to increase the number of common shares available under this plan from 2,250,000 to 4,500,000 effective October 10, 2007. The Company further amended its Non-Qualified Stock Option Plan to increase the number of Common Shares available under this plan to 5,000,000 and filed an S-8 registration statement on April 10, 2008.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

6.	STOCK BASED COMPENSATION-Cont’d

Stock Bonus Plan. SDI’s Stock Bonus Plan allows for the issuance of shares of common stock to its employees, directors, officers, consultants and advisors. However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The Company has reserved 150,000 common shares under this plan. No options have been issued under this plan as at November 30, 2012.

Year ended November 30, 2012

On January 4, 2012, the board of directors granted options to three directors to acquire a total of 775,000 common shares, one officer to acquire 20,000 common shares and two consultants to acquire a total of 110,000 common shares. The 905,000 options were issued at an exercise price of $0.13 per share and vest immediately with an expiry term of four years. The fair value of each option used for the purpose of estimating the stock compensation is calculated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk free rate	2.00%
Expected dividends	0%
Forfeiture rate	0%
Volatility	206.87%
Market price of Company’s common stock on date of grant of options	$ 0.13
Stock-based compensation cost	$ 113,292

On September 19, 2012 the board of directors approved the cancellation of all the 905,000 options issued on January 4, 2012, as detailed above and to be exchanged into 905,000 warrants on terms identical to the terms of the existing stock options in the Company. The cancellation of 905,000 options and issuance of 905,000 warrants in lieu thereof was effective October 8, 2012.

On March 9, 2012, all of the issued and outstanding stock options for common shares in the Company’s capital stock previously issued to Elad, Ilan Shalev and Haim Danon (being principals of Elad) were exchanged into warrants on terms identical to the terms of the existing stock options in the Company. The Company thus cancelled 850,000 options having an exercise price of $0.25 per common share and expiring on June 30, 2014 and issued 850,000 warrants at exercise price of $0.25 per common share and expiring June 30, 2014.

On October 3, 2012, the board of directors granted options to two consultants to acquire 100,000 common shares each for a total of 200,000 common shares. The 200,000 options were issued at an exercise price of $0.42 per share and vest immediately with an expiry term of three years. The fair value of each option used for the purpose of estimating the stock compensation is calculated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk free rate	1.50%
Expected dividends	0%
Forfeiture rate	0%
Volatility	199.60%
Market price of Company’s common stock on date of grant of options	$0.42
Stock-based compensation cost	$77,096

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

6.	STOCK BASED COMPENSATION-Cont’d

On October 26, 2012, the board of directors granted options to one director to acquire a total of 1,000,000 common shares and to another director to acquire 100,000 common shares for a total of 1,100,000 options. These 1,100,000 options were issued at an exercise price of $0.45 per share and vest immediately with an expiry term of four years. The fair value of each option used for the purpose of estimating the stock compensation is calculated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk free rate	1.65%
Expected dividends	0%
Forfeiture rate	0%
Volatility	217.15%
Market price of Company’s common stock on date of grant of options	$ 0.50
Stock-based compensation cost	$ 534,905

As of November 30, 2012 there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted.

Year ended November 30, 2011

The Company did not issue any stock options during the year ended November 30, 2011

The following table summarizes the options outstanding under its Non-Qualified Stock Option Plan:

	Number of shares
	2012	2011

Outstanding, beginning of year	1,450,000	1,450,000
Granted	2,205,000	-
Expired	(40,000)	-
Exercised	-	-
Forfeited	-	-
Cancelled*	(1,955,000)	-
Outstanding, end of year	1,660,000	1,450,000
Exercisable, end of year	1,660,000	1,450,000

* Includes 1,755,000 options which were cancelled and exchanged for 1,755,000 warrants on terms identical to the terms of the existing stock options in the Company. Includes 200,000 options cancelled on the resignation of two directors.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

6.	STOCK BASED COMPENSATION-Cont’d

		Option price	Number of shares
Expiry date		per share	2012
April 11, 2013		$0.50	150,000
June 30, 2014		$0.25	175,000
June 15, 2015		$0.20	35,000
October 2, 2015		$0.42	200,000
October 25, 2016		$0.45	1,100,000

TOTAL			1,660,000

Weighted average exercise price:
Options outstanding at end of year	$		0.42
Options granted during the year			0.32
Options exercised during the year			-
Options expired during the year			0.50
Options cancelled during the year			0.19

		Option price	Number of shares
Expiry date		per share	2011
January 29, 2012		$0.50	40,000
April 11, 2013		$0.50	150,000
June 30, 2014		$0.25	1,025,000
June 15, 2015		$0.20	100,000
September 30, 2015		$0.20	135,000

TOTAL			1,450,000

Weighted average exercise price:
Options outstanding at end of year			$0.27
Options granted during the year			$-
Options exercised during the year			$-
Options expired during the year			$-
Options cancelled during the year			$-

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

6.	STOCK BASED COMPENSATION-Cont’d

The weighted average remaining contractual term of the total outstanding, and the total exercisable options under the Non-Qualified Stock Option Plan were as follows:

	2012	2011
	(Years)	(Years)
Total outstanding options	3.2	2.6
Total exercisable options	3.2	2.6

7.	STOCK PURCHASE WARRANTS

Year ended November 30, 2012

On January 4, 2012, the board of directors issued warrants to a Company in which the Chief Operating officer has an interest in, to acquire a total of 800,000 common shares. These warrants were issued at an exercise price of $0.13 per share with an expiry term of four years. The Company expensed stock based compensation cost of $100,148. The fair value of each warrant used for the purpose of estimating the compensation expense is calculated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk free rate	2.00%
Expected dividends	0%
Forfeiture rate	0%
Volatility	206.87%
Market price of Company’s common stock on date of grant of options	$ 0.13
Compensation expense	$ 100,148

On March 9, 2012, all of the issued and outstanding stock options for common shares in the Company’s capital stock previously issued to Elad, Ilan Shalev and Haim Danon (being principals of Elad) were exchanged into warrants on terms identical to the terms of the existing stock options in the Company. The Company thus cancelled 850,000 options having an exercise price of $0.25 per common share and expiring on June 30, 2014 and issued 850,000 warrants at exercise price of $0.25 per common share and expiring June 30, 2014 (see note 6)

On August 9, 2012, the board of directors issued warrants to a Company owned and controlled by a director, to acquire a total of 400,000 common shares. These warrants were issued at an exercise price of $0.20 per share with an expiry term of four years. The Company expensed stock based compensation cost of $75,013. The fair value of each warrant used for the purpose of estimating the compensation expense is calculated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk free rate	3.63%
Expected dividends	0%
Forfeiture rate	0%
Volatility	183,.31%
Market price of Company’s common stock on date of grant of options	$0.20
Compensation expense	$75,013

On October 3, 2012, the board of directors issued warrants to a consultant, to acquire a total of 75,000 common shares. These warrants were issued at an exercise price of $0.42 per share with an expiry term of three years. The Company expensed stock based compensation cost of $28,911. The fair value of each warrant used for the purpose of estimating the compensation expense is calculated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk free rate	1.5%
Expected dividends	0%
Forfeiture rate	0%
Volatility	199.60%
Market price of Company’s common stock on date of grant of options	$0.42
Compensation expense	$28,911

On September 19, 2012 the board of directors approved the cancellation of 905,000 options issued on January 4, 2012, to be exchanged into 905,000 warrants on terms identical to the terms of the existing stock options in the Company. The cancellation of 905,000 options and issuance of 905,000 warrants in lieu thereof was effective October 8, 2012. (See note 6)

Year ended November 30, 2011

The Company did not issue any stock purchase warrants during the year ended November 30, 2011

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

7.	STOCK PURCHASE WARRANTS-Cont’d

	Number of
	Warrants	Exercise	Expiry
	Granted	Prices	Date
		$
Outstanding at November 30, 2010 and average exercise price	1,289,000	0.22
Granted in year 2011	-	-
Exercised	-	-
Forfeited/Expired	-	-
Cancelled	-	-
Outstanding at November 30, 2011 and average exercise price	1,289,000	0.22
Granted in year 2012	800,000	0.13	1/4/2016
Granted in year 2012*	850,000	0.25	6/30/2014
Granted in year 2012	400,000	0.20	8/9/2016
Granted in year 2012	75,000	0.42	10/2/2015
Granted in year 2012*	905,000	0.13	1/4/2016
Exercised	-	-
Forfeited/Expired	-	-
Cancelled	-	-
Outstanding at November 30, 2012 and average exercise price	4,319,000	0.19

Exercisable at November 30, 2012	4,319,000	0.19
Exercisable at November 30, 2011	1,289,000	0.22

* Total of 1,755,000 options were cancelled and exchanged for 1,755,000 warrants on terms identical to the terms of the existing stock options in the Company

The weighted average remaining contractual term of the total outstanding, and the total exercisable warrants were as follows:

	2012	2011
	(Years)	(Years)
Total outstanding warrants	2.8	3.9
Total exercisable warrants	2.8	3.9

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

8.	RELATED PARTY TRANSACTIONS

The following transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Year ended November 30, 2012

The directors were compensated as per their consulting agreements with the Company. The Company expensed a total of $272,400 as Management fees for payment to its three directors and expensed a total of $6,600 as automobile allowance.

On January 4, 2012, the board of directors granted options to three directors to acquire a total of 775,000 common shares and one officer to acquire 20,000 common shares. All these 795,000 options were issued at an exercise price of $0.13 per share and vest immediately with an expiry term of four years. The Company expensed stock based compensation cost of $99,522 for these options.

On January 4, 2012, the board of directors issued warrants to a Company in which the Chief Operating officer has an interest in, to acquire a total of 800,000 common shares. These warrants were issued at an exercise price of $0.13 per share with an expiry term of four years. The Company expensed stock based compensation cost of $100,148.

On August 9, 2012, the board of directors issued warrants to a Company owned and controlled by a director, to acquire a total of 400,000 common shares. These warrants were issued at an exercise price of $0.20 per share with an expiry term of four years. The Company expensed stock based compensation cost of $75,013.

On October 26, 2012, the board of directors granted options to one director to acquire a total of 1,000,000 common shares and to another director to acquire 100,000 common shares for a total of 1,100,000 options. These 1,100,000 options were issued at an exercise price of $0.45 per share and vest immediately with an expiry term of four years. The Company expensed stock based compensation cost of $534,905 for these options.

The Company expensed $35,300 for services provided by the CFO of the Company and $240,000 for services provided by a Company in which the Chief Operating Officer has an interest.

The Company reimbursed $173,111 to directors and officers for travel and entertainment expenses incurred for the Company.

Year ended November 30, 2011

The Company expensed a total of $79,000 as Management fee for payment to its two directors for the year ended November 30, 2011.

The Company expensed $23,808 for services provided by the CFO of the Company and $99,200 for services provided by COO of the Company.

The Company reimbursed $69,153 to directors and officers for travel and entertainment expenses incurred for the Company.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

9.	PLANT AND EQUIPMENT

Plant and equipment are recorded at cost less accumulated depreciation.

		Nov 30, 2012		Nov 30, 2011
			Accumulated		Accumulated
		Cost	Amortization	Cost	Amortization
		$	$	$	$
Computer equipment		37,573	28,565	35,211	24,873
Furniture and fixtures		18,027	12,282	15,310	10,985
Leasehold Improvements		8,252	8,252	8,252	4,501
Moulds		142,140
			11,845
		205,992	60,944	58,773	40,359

Net carrying amount	$		145,048		$18,414
Amortization expense	$		20,585		$10,786

10.	INCOME TAXES

The Company has certain non-capital losses of approximately $12,453,120 (2011: $11,387,337) available, which can be applied against future taxable income and which expire as follows:

2025	$188,494
2026	$609,991
2027	$1,731,495
2028	$3,174,989
2029	$2,792,560
2030	$2,044,857
2031	$854,218
2032	$1,056,516
$12,453,120

Reconciliation of statutory tax rate to the effective income tax rate is as follows:

Federal statutory income tax rate	35.0%
Deferred tax asset valuation allowance	(35.0)%
Effective rate	(0.0)%

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

10.	INCOME TAXES-Cont’d

Deferred tax asset components as of November 30, 2012 and 2011 are as follows:

	2012	2011
Operating losses available to offset future income-taxes	$12,453,120	$11,387,337

Expected Income tax recovery at statutory rate of 35% (2011: 35.0%)	$(4,358,592)	$(3,985,568)
Valuation Allowance	$4,358,592	$3,985,568
Net deferred tax assets	-	-

As the company is in the development stage and has not yet earned any revenue, it has provided a 100 per cent valuation allowance on the net deferred tax asset as of November 30, 2012 and 2011.

11.	COMMITMENTS

a) Consulting agreements:

The directors of the Company executed consulting agreement with the Company on the following terms:

Agreement with a director to pay compensation for $5,000 per month. The agreement was renewed for $5,000 per month effective January 1, 2013 (see Note 16)

Agreement with a director to pay compensation for $7,000 per month. The agreement expires December 31, 2012.

Agreement with the Chief Executive Officer to pay compensation for $12,000 per month, with an annual 5% increase and a car allowance for $600 per month. The agreement expires December 31, 2016. The monthly remuneration will increase with accomplishment of milestones. The agreement may be terminated with mutual consent or by the Chief Executive Officer giving three weeks notice.

Effective October 4, 2012, SDI executed an agreement with a Company in which the Chief Operating Officer has an interest in, for a period of two years which expires September 30, 2014 for services rendered. The total consulting fees are estimated at $480,000 for the two year period. The Company expensed $60,000 during the year ended November 30, 2012. The Company may also accept common shares at $0.45 per common share in lieu of cash. As of November 30, 2012, the Company has not exercised its right to accept this compensation in shares.

SDI entered into an agreement (the “Teaming Agreement”) dated November 30, 2011 with Chemring Ordnance, Inc. (“Chemring”) pursuant to which both agreed to establish a co-operative and supportive team to develop the best marketing, management and technical approach for the worldwide manufacture and sale of 40mm less that blunt trauma ammunition. The Teaming Agreement provides for SDI and Chemring to create a team for the purpose of preparing competitive, cost effective proposals in response to requests for proposals and obtaining and performing any contracts that result therefrom.

Pursuant to the Teaming Agreement, if a contract is awarded, each of SDI and Chemring will perform the work to be done by it as specified in the Teaming Agreement and will share the revenue as set out in the Teaming Agreement. One of them who initiated the proposal that led to the contract will be the prime contact for that customer. Upon a contract being awarded to either SDI or Chemring, it will subcontract with the other for the other’s share of the work. In accordance with the Teaming Agreement, the BIP ammunition sold will have Chemring’s branding unless otherwise agreed by the parties.

The Teaming Agreement will terminate on December 20, 2016. The Teaming Agreement may also expire if a time period of two years from the effective date of the agreement passes without a bona fide arms length contract being executed and delivered with respect to BIP ammunition. It will also terminate if either party is in material breach of the Agreement or a subcontract that hasn’t been resolved, if any required governmental licenses or approvals or permits are revoked, in the event of a debarment or suspension of a party at the option of the other party, and by the mutual written agreement of the parties.

The Corporation entered into a Development, Supply and Manufacturing Agreement with the BIP Manufacturer on July 25, 2012. This Agreement provides for the Corporation to order and purchase only from the BIP Manufacturer certain 40MM assemblies and components for use by the Corporation to produce less-lethal and training projectiles as described in the Agreement. The Agreement is for a term of five years with an automatic extension for an additional year if neither party has given written notice of termination prior to the end of the five-year.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

12.	SEGMENT DISCLOSURES

The Company, after reviewing its reporting systems, has determined that it has one reportable segment and geographic segment. The Company’s operations are all related to the research and product development for its wireless electric ammunition, as well as its blunt impact projectile. All assets of the business are located in Canada except for plant and equipment comprising of moulds for $130,295 which is located in the United States of America.

13.	CONVERTIBLE DEBENTURES AND DEFERRED FINANCING COSTS

The carrying values of the Company’s convertible debentures consist of the following as of November 30, 2012:

Carrying Value
$320,000 face value convertible debenture due June 30, 2014 (Convertible Debenture 2)	320,000
$670,000 face value convertible debenture due January 16, 2015 (Convertible Debenture 4)	670,000
$240,000 face value convertible debenture due January 16, 2015 (Convertible Debenture 5)	202,639
Total	$1,192,639

$320,000 Face Value Convertible Debenture

During the year ended November 30, 2011 the Company issued $731,828 face value Convertible debentures, due June 30 2014 (“Convertible Debentures 2”), to various investors (“Investors”) for net proceeds of $731,828. The Debenture accrues interest at 8% per annum. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of $1,000 into common stock at the option of the Investor at any time during the term to maturity. The conversion prices are (i) $0.30 on or before the first anniversary of the debenture; (ii) $0.35 on or before the second anniversary of the debenture; and (iii) $0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events.

During the quarter ended August 31, 2012, $411,828 face value Convertible debentures along with accrued interest for $33,423 were converted into 1,484,169 common shares at $0.30 per share, leaving a balance of $320,000 face value Convertible debentures (“Convertible Debentures 2”).

The debenture provides down-round protection to the Investor in the event the Company issues rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of 45 days from the date of issue (the “Rights Period”) at a price, or at a conversion price, of less than 90% of the Current Market Price at the record date for such distribution (any such issuance being a “Rights Offering” and Common Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being the “Offered Shares”). The debenture also embodies certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. In the event of a reorganization, consolidation, merger, or a sale of all or substantially all of the assets, the Company has the option to redeem the debenture at (i) $1,250 per $1,000 of Principal Sum, if occurring on or before the first anniversary of issuance; (ii) $1,125 per $1,000 of Principal Sum if occurring after the first anniversary and prior to the second anniversary of issuance; and (iii) $1,050 per $1,000 of Principal Sum if occurring after the second anniversary of issuance and prior to the end of the term.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

13.	CONVERTIBLE DEBENTURES AND DEFERRED FINANCING COSTS -Cont’d

$670,000 Face Value Convertible Debenture

During the nine month period ended August 31, 2012 the Company issued $670,000 face value Convertible debentures, due January 16, 2012 (“Convertible Debentures 4”), to various investors (“Investors”) for net proceeds of $670,000. The Debenture accrues interest at 8% per annum. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of $1,000 into common stock at the option of the Investor at any time during the term to maturity. The conversion prices are (i) $0.30 on or before the first anniversary of the debenture; (ii) $0.35 on or before the second anniversary of the debenture; and (iii) $0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events.

The debenture provides down-round protection to the Investor in the event the Company issues rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of 45 days from the date of issue (the “Rights Period”) at a price, or at a conversion price, of less than 90% of the Current Market Price at the record date for such distribution (any such issuance being a “Rights Offering” and Common Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being the “Offered Shares”). The debenture also embodies certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. In the event of a reorganization, consolidation, merger, or a sale of all or substantially all of the assets, the Company has the option to redeem the debenture at (i) $1,250 per $1,000 of Principal Sum, if occurring on or before the first anniversary of issuance; (ii) $1,125 per $1,000 of Principal Sum if occurring after the first anniversary and prior to the second anniversary of issuance; and (iii) $1,050 per $1,000 of Principal Sum if occurring after the second anniversary of issuance and prior to the end of the term.

$240,000 Face Value Convertible Debenture

During the quarter ended February 29, 2012 the Company issued $240,000 face value Convertible debentures, due January 16, 2012 (“Convertible Debentures 5”), to various investors (“Investors”) for net proceeds of $240,000. The Debenture accrues interest at 8% per annum. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of $1,000 into common stock at the option of the Investor at any time during the term to maturity. The conversion prices are (i) $0.30 on or before the first anniversary of the debenture; (ii) $0.35 on or before the second anniversary of the debenture; and (iii) $0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events.

The debenture provides down-round protection to the Investor in the event the Company issues rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of 45 days from the date of issue (the “Rights Period”) at a price, or at a conversion price, of less than 90% of the Current Market Price at the record date for such distribution (any such issuance being a “Rights Offering” and Common Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being the “Offered Shares”).

The debenture also embodies certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. In the event of a reorganization, consolidation, merger, or a sale of all or substantially all of the assets, the Company has the option to redeem the debenture at (i) $1,250 per $1,000 of Principal Sum, if occurring on or before the first anniversary of issuance; (ii) $1,125 per $1,000 of Principal Sum if occurring after the first anniversary and prior to the second anniversary of issuance; and (iii) $1,050 per $1,000 of Principal Sum if occurring after the second anniversary of issuance and prior to the end of the term.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

13.	CONVERTIBLE DEBENTURES AND DEFERRED FINANCING COSTS -Cont’d

Accounting for the Financings:

The Company has evaluated the terms and conditions of the convertible debentures under the guidance of ASC 815, Derivatives and Hedging. The conversion features meet the definition of conventional convertible for purposes of applying the conventional convertible exemption. The definition of conventional contemplates a limitation on the number of shares issuable under the arrangement. In the case of Convertible Debentures 2, 4 and 5 the instrument is convertible into a fixed number of shares. Although this instrument contains a down-round protection feature, it was determined to be insignificant and did not preclude characterization as conventional convertible. Since the Convertible Debentures achieved the conventional convertible exemption, the Company was required to consider whether the hybrid contracts embody a beneficial conversion feature. In the case of Convertible Debenture5, the calculation of the effective conversion amount resulted in a beneficial conversion feature. However, in the case of Convertible Debentures 2 and 4 the calculation of the effective conversion amount did not result in a beneficial conversion feature. At inception, the Company recorded a beneficial conversion feature for Convertible Debenture 5 as a component of stockholder’s equity.

The optional redemption feature embedded in Convertible Debentures 2, 4 and 5 were not considered clearly and closely related to the host debt instrument. The Company analyzed the down-round protection feature, which expires 45 days from the inception date of the financing. The Company determined that there were no contemplated financings during this time period that would trigger the down-round protection feature. Given the feature’s short-term nature and the unlikelihood of a triggering event occurring, the down-round protection feature was deemed immaterial at inception and thus does not require bifurcation and liability classification.

The purchase price allocation for Convertible Debenture 5 resulted in a debt discount of $50,000 respectively. The discount on the debenture is being amortized through periodic charges to interest expense over the term of the debenture using the effective interest method.

14.	DEFERRED COSTS

This represents the corporate finance fees and retainer given to an agent to commence due diligence and processing of public offering. This cost has been deferred and upon completion of this transaction a charge was made to share capital.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2012 and 2011
(Amounts expressed in US Dollars)

15.	SETTLEMENT OF ACCOUNTS PAYABLE

On November 30, 2009, the Company entered into a Memorandum of Understanding (“MOU”) with its former research and development services contractor Elad Engineering Ltd. (“Elad’) to settle their liability. On March 13, 2012, the Company entered into a definitive agreement with Elad to settle the accounts payable. Elad had previously performed services for the development of a less-than-lethal-electric-projectile and blunt impact projectile. At the date of the settlement agreement, the Company owed Elad $315,143.The Company and Elad agreed to irrevocably waive and release each other from any claim, demand or action in connection with services provided, upon payment of $100,000 by the Company to Elad no later than March 20, 2012. In addition, all of the issued and outstanding stock options for common shares in the Company’s capital stock previously issued to the principals of Elad are to be exchanged into warrants on terms identical to the terms of the existing stock options (see note 7). The $100,000 payment was made on March 20, 2012.

The Company recorded the reduction of the payable in the amount of $215,143 as recovery of research and development product development cost. This was measured as the difference between the amount payable to Elad and the settlement amount.

16.	SUBSEQUENT EVENTS

a) Consulting agreements:

Effective January 1, 2013, SDI executed an agreement with a director to pay compensation for $5,000 per month. The agreement expires June 30, 2013. Either party may terminate the consulting agreement by giving 30 days written notice.

Effective January 1, 2013, SDI executed an agreement with a Company in which a director has an interest in, for a period of two years to pay compensation of $8,500 per month with a 5% increase on the first anniversary date for services rendered. Either party may terminate the consulting agreement by giving 30 days written notice.

b) Issue of warrants

On January 30, 2013, SDI borrowed CDN $200,000 for general working capital purposes (the “Working Capital Loan”) with interest of 6% per annum repayable on the earlier of demand for repayment by lender or July 30, 2013. The lender received bonus warrants to purchase 100,000 common shares at an exercise price of CDN $0.50. The warrants expire 24 months from the date of receipt of funds

c) Conversion of convertible debentures to common shares

On January 23, 2013 SDI converted $500,000 convertible debt plus accrued interest into 1,801,480 common shares.

d) Prospectus

On February 21, 2013 the Company filed a preliminary prospectus in Canada (Ontario, Alberta and British Columbia) to raise gross proceeds of CDN $3,000,000 by issue of 7,500,000 common shares (the “Offering”) in accordance with the terms of the prospectus. Macquarie Private Wealth Inc. is acting as an agent for services rendered in connection with the Offering. The Company will pay the Agent a cash commission (the “Agent’s Fee”) equal to 9.0% of the gross proceeds of the Offering, plus an option (the “Agent’s Option”) to acquire Common Shares equal to 9.0% of the Common Shares placed by the Agent at an exercise price equal to the Offering Price for a period of 24 months from the date of the Offering. The Corporation will pay to the Agent a corporate finance fee in the amount of CDN$35,000 plus applicable taxes for services rendered in connection with the Offering. The Agent will also be reimbursed for its reasonable expenses in connection with the Offering. The prospectus will also serve as a listing application for the Company’s shares to be listed on the TSX Venture Exchange.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 – OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	USD$545.6
FINRA filing fee	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Engraving Expenses	*
Miscellaneous Expenses	*
Total	*

* - To be provided by amendment

ITEM 14 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 10 of our Certificate of Incorporation provides that a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of such director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145 of the General Corporation Law of Delaware also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity, for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 of the General Corporation Law of Delaware shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Section 145 of the General Corporation Law of Delaware.

ITEM 15 – RECENT SALES OF UNREGISTERED SECURITIES

Common Shares

On January 4, 2010, we completed a placement for 1,510,000 common shares to private investors. The shares were sold at a price of USD$0.25 per common share for a total consideration of USD$377,500. We paid USD$20,000 as finder’s fees. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in this connection.

In May, 2010, we received USD$10,800 being the exercise of options to acquire 108,000 common shares at an exercise price of USD$0.10 per common share. We issued 108,000 common shares during the quarter ended August 31, 2010. The common shares were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On June 1, 2010, we sold 1,000,000 shares of common stock to a private investor at a price of USD$0.20 per share. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities.

In June 9, 2010, we sold 650,000 shares of common stock to two private investors at a price of USD$0.20 per share. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these shares. The shares sold are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission.

On August 31, 2010, we sold 700,000 shares of common stock to a private investor at a price of USD$0.20 per share. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities.

On September 22, 2010, we sold 2,250,000 shares of common stock to private investors at a price of USD$0.20 per share. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities.

On October 18, 2010, we sold 1,925,000 shares of common stock to private investors at a price of USD$0.20 per share. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities.

On October 18, 2010, we issued 2,500,000 shares of common stock for services which includes 550,000 common shares issued to directors for settlement of debt and cancellation of options and 1,800,000 common shares for services provided by an outside company which is owned by one of our officers. The common shares were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On December 7, 2010, we issued 100,000 shares of common stock to private investors at a price of USD$0.20 per share. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities.

On January 5, 2011, we issued 100,000 shares of common stock to private investors at a price of USD$0.20 per share. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities.

On January 24, 2011, we issued 50,000 shares of common stock to private investors at a price of USD$0.20 per share. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange

Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities.

On January 25, 2011, we issued 500,000 shares of common stock to private investors at a price of USD$0.20 per share. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities.

On March 23, 2011, we sold 50,000 shares of common stock to private investors at a price of USD$0.20 per share. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities.

On June 28, 2012, we issued 540,553 common shares for conversion of convertible debentures having face value and accrued interest of USD$162,166. The debt was converted at USD$0.30 per share.

On July 3, 2012, we issued 72,074 common shares for conversion of convertible debentures having face value and accrued interest of USD$21,622. The debt was converted at USD$0.30 per share.

On August 8, 2012, we issued 222,805 common shares for conversion of convertible debentures having face value and accrued interest of USD$66,842. The debt was converted at USD$0.30 per share.

On August 16, 2012, we issued 288,297 common shares for conversion of convertible debentures having face value and accrued interest of USD$86,489. The debt was converted at $0.30 per share.

On August 22, 2012, we issued 360,440 common shares for conversion of convertible debentures having face value and accrued interest of USD$108,132. The debt was converted at $0.30 per share.

On August 31, 2012, we issued 1,333,333 shares of common stock to private investors at a price of USD$0.30 per share for a total consideration of USD$400,000. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities.

On October 1, 2012, we issued 994,380 common shares for conversion of convertible debentures having face value and accrued interest of USD$169,576. The debt was converted at USD$0.17 per share.

On October 15, 2012. we issued 832,501 shares of common stock to private investors at a price of USD$0.30 per share for a total consideration of USD$249,750. The shares of common stock are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities.

On January 16, 2013, we issued 1,801,480 common shares for conversion of convertible debentures having face value and accrued interest of USD$540,444. The debt was converted at USD$0.30 per share.

Convertible Debentures

On March 23, 2011, we issued a USD$100,000 face value Convertible Debenture, due March 23, 2012 (“Convertible Debenture 1”), to an investor for net proceeds of USD$100,000. The Convertible Debenture 1 accrues interest at 10% per annum. Both principal and interest are payable at maturity. However, the principal amount, plus accrued interest, may be converted into common stock at the option of the holder at any time during the term to maturity at a conversion price of USD$0.20 per share, subject to adjustment solely for capital reorganization events. The debenture also contains certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. In the event we enter into a subsequent financing (an offering of no less than USD$3,000,000) that occurs prior to the maturity date, the Convertible Debenture 1 will automatically convert at a conversion price per share equal to USD$0.20 (subject to adjustment for stock splits, recapitalizations or similar events) immediately prior to the closing of the subsequent financing. In addition to any principal payment made at maturity or any prepayment of principal, we are required to issue as an additional capital payment common stock equal to 20% of the principal amount paid or payable divided by the then applicable conversion price. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On April 14, 2011, we issued a USD$46,500 face value Convertible debenture, due April 14, 2012 (“Convertible Debenture 3”), to an investor for net proceeds of USD$46,500. The Convertible Debenture 3 accrues interest at 10% per annum. Both principal and interest are payable at maturity. However, the principal amount, plus accrued interest, may be converted into common stock at the option of the holder at any time during the term to maturity at a conversion price of USD$0.20 per share, subject to adjustment solely for capital reorganization events. The Convertible Debenture 3 also contain certain traditional default provisions that are linked to credit or interest risks, such as bankruptcy proceedings, liquidation events and corporate existence. In the event we enter into a subsequent financing (an offering of no less than USD$3,000,000) that occurs prior to the maturity date, the Convertible Debenture 3 will automatically convert at a conversion price per share equal to USD$0.20 (subject to adjustment for stock splits, recapitalizations or similar events) immediately prior to the closing of the subsequent financing. In addition to any principal payment made at maturity or any prepayment of principal, we are required to issue as an additional capital payment common stock equal to 20% of the principal amount paid or payable divided by the then applicable conversion price. On October 1, 2012, we issued 994,380 common shares for conversion of Convertible Debentures 1 and 3 having face value of USD$146,500 (Convertible Debenture 1 for USD$100,000 and Convertible Debenture 3 for USD$46,500 as above) and accrued interest of USD$23,076. The total debt for USD$169,576 was converted into 994,380 common shares.

USD$731,828 Face Value Convertible Debentures (“Convertible Debentures 2”)

On May 9, 2011, we issued 8% convertible debentures due June 30, 2014 in the principal amount of USD$50,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On June 10, 2011, we issued 8% convertible debentures due June 30, 2014 in the principal amount of USD$10,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On June 29, 2011, we issued 8% convertible debentures due June 30, 2014 in the principal amount of USD$180,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On July 4, 2011, we issued 8% convertible debentures due June 30, 2014 in the principal amount of USD$20,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On August 8, 2011, we issued 8% convertible debentures due June 30, 2014 in the principal amount of USD$61,828. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On August 16, 2011, we issued 8% convertible debentures due June 30, 2014 in the principal amount of USD$80,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On August 22, 2011, we issued 8% convertible debentures due June 30, 2014 in the principal amount of USD$100,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On August 29, 2011, we issued 8% convertible debentures due June 30, 2014 in the principal amount of USD$30,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On October 5, 2011, we issued 8% convertible debentures due June 30, 2014 in the principal amount of USD$100,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On November 11, 2011, we issued 8% convertible debentures due June 30, 2014 in the principal amount of USD$100,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

As described in more detail above, during the quarter ended August 31, 2012, $411,828 face value convertible debentures along with accrued interest for USD$33,423 were converted into 1,484,169 common shares at $0.30 per share, leaving a balance of USD$320,000 face value of Convertible Debentures 2.

USD$670,000 Face Value Convertible Debentures (“Convertible Debentures 4”)

On January 10, 2012, we issued 8% convertible debentures due January 16, 2015 in the principal amount of USD$85,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of $1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On January 18, 2012, we issued 8% convertible debentures due January 16, 2015 in the principal amount of USD$50,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of $1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On March 6, 2012, we issued 8% convertible debentures due January 16, 2015 in the principal amount of USD$25,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On March 19, 2012, we issued 8% convertible debentures due January 16, 2015 in the principal amount of USD$30,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On July 13, 2012, we issued 8% convertible debentures due January 16, 2015 in the principal amount of USD$30,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) $0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) $0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

USD$240,000 Face Value Convertible Debentures (“Convertible Debentures 5”)

On January 18, 2012, we issued 8% convertible debentures due January 16, 2015 in the principal amount of USD$150,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On January 23, 2012, we issued 8% convertible debentures due January 16, 2015 in the principal amount of USD$60,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of USD$1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On January 31, 2012, we issued 8% convertible debentures due January 16, 2015 in the principal amount of USD$40,000. The principal is payable at maturity whereas the interest is payable annually in arrears on each anniversary of the issuance date. The principal may be converted in multiples of $1,000 into common stock at the option of the holder at any time during the term to maturity. The conversion prices are (i) USD$0.30 on or before the first anniversary of the debenture; (ii) USD$0.35 on or before the second anniversary of the debenture; and (iii) USD$0.40 after the second anniversary of the issuance of the debenture and maturity. The conversion prices are subject to adjustment solely for capital reorganization events. The convertible debentures were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

Stock Options

On January 4, 2012, our board of directors granted options to three directors to acquire a total of 775,000 common shares, one officer to acquire 20,000 common shares and two consultants to acquire a total of 110,000 common shares. The 905,000 options were issued at an exercise price of USD$0.13 per share and vest immediately with an expiry term of four years.  We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the issuance of the options.

On September 19, 2012, our board of directors approved the cancellation of all the 905,000 options issued on January 4, 2012, as detailed above and to be exchanged into 905,000 warrants on terms identical to the terms of our existing stock options. The cancellation of 905,000 options and issuance of 905,000 warrants in lieu thereof was effective October 8, 2012.We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the issuance of the options.

On March 9, 2012, all of the issued and outstanding stock options for our common shares previously issued to Elad, Ilan Shalev and Haim Danon (being principals of Elad) were exchanged into warrants on terms identical to the terms of our existing stock options. Thus we cancelled 850,000 options having an exercise price of $0.25 per common share and expiring on June 30, 2014 and issued 850,000 warrants at exercise price of $0.25 per common share and expiring June 30, 2014.We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the issuance of the options.

On October 3, 2012, our board of directors granted options to two consultants to acquire 100,000 common shares each for a total of 200,000 common shares. The 200,000 options were issued at an exercise price of USD$0.42 per share and vest immediately with an expiry term of three years. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the issuance of the options.

On October 26, 2012, our board of directors granted options to one director to acquire a total of 1,000,000 common shares and to another director to acquire 100,000 common shares for a total of 1,100,000 options. These 1,100,000 options were issued at an exercise price of USD$0.45 per share and vest immediately with an expiry term of four years. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the issuance of the options.

Warrants

On January 4, 2012, we issued 400,000 warrants for the exercise of common shares at an exercise price of USD$0.13 to our CEO and director. The warrants expire on January 4, 2016. The warrants were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On January 4, 2012, we issued 125,000 warrants for the exercise of common shares at an exercise price of USD$0.13 to a director. The warrants expire on January 4, 2016. The warrants were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On January 4, 2012, we issued 250,000 warrants for the exercise of common shares at an exercise price of USD$0.13 to a director and consultant. The warrants expire on January 4, 2016. The warrants were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On January 4, 2012, we issued 75,000 warrants for the exercise of common shares at an exercise price of USD$0.13 to a consultant. The warrants expire on January 4, 2016. The warrants were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On January 4, 2012, we issued 35,000 warrants for the exercise of common shares at an exercise price of USD$0.13 to a consultant. The warrants expire on January 4, 2016. The warrants were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On January 4, 2012, we issued 20,000 warrants for the exercise of common shares at an exercise price of USD$0.13 to our CFO. The warrants expire on January 4, 2016. The warrants were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On January 4, 2012, we issued 800,000 warrants for the exercise of common shares at an exercise price of USD$0.13 to our CFO. The warrants expire on January 4, 2016. The Warrants were issued to Level 4 Capital Corp., a company in which our COO, has a 50% interest. The warrants were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On May 31, 2012, we issued 425,000 warrants for the exercise of common shares at an exercise price of USD$0.25 to a consultant. The warrants expire on June 30, 2014. The warrants were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On May 31, 2012, we issued 425,000 warrants for the exercise of common shares at an exercise price of USD$0.25 to a consultant. The warrants expire on June 30, 2014. The warrants were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On August 9, 2012, we issued 400,000 warrants for the exercise of common shares at an exercise price of USD$0.20 to a consultant and director. The warrants expire on August 9, 2016. The warrants were issued to Lumina Global Partners Inc., a company controlled by Allen Ezer. The warrants were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

On October 3, 2012, we issued 75,000 warrants for the exercise of common shares at an exercise price of USD$0.42 to a consultant. The warrants expire on October 2, 2015. We relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the issuance of these warrants.

On January 30, 2013, we issued 100,000 warrants for the exercise of common shares at an exercise price of USD$0.50 to a consultant. The warrants expire on January 29, 2015. We granted these warrants as bonus consideration for the Working Capital Loan of $200,000 made to the Corporation on January 30, 2013 and repayable the earlier of July 30, 2013 or on demand See “Use of Proceeds” for additional information. The warrants were placed pursuant to exclusions from the registration requirements of the Securities Act of 1933 provided for by Rule 903 of Regulation S of the Securities Act of 1933.

ITEM 16 – EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts that we have entered into within the two years preceding the date of this Registration Statement: (a) EXHIBITS

Exhibit	Description
1.1+	Form of Agency Agreement
3.1	Articles of Incorporation and Certificate of Amendment (included as Exhibit 3.1 to the Form SB-2 filed with the SEC on March 15, 2006);
3.2	Bylaws (included as Exhibit 3.2 to the Form SB-2 filed with the SEC on March 15, 2006);
5.1+	Opinion of legal counsel
10.1	Teaming Agreement dated November 30, 2011
10.2	Development, Supply and Manufacturing Agreement with BIP Manufacturer dated July 25, 2012
10.3	Bridge Loan Instrument dated January 30, 2013
10.4	Form of Warrant
10.5	Form of Debenture
23.1	Consent of Schwartz Levitsky Feldman LLP
23.4 +	Consent of legal counsel (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page to this registration statement)

+ To be filed by amendment.

ITEM 17 – UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) •Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 8, 2013.

SECURITY DEVICES INTERNATIONAL INC.

/s/ Gregory Sullivan	Chief Executive Officer	March 8, 2013
(Principal Executive Officer)

/s/ Rakesh Malhotra	Chief Financial Officer	March 8, 2013
(Principal Financial and Accounting Officer )

Each person whose signature appears below constitutes and appoints each of Gregory Sullivan and Rakesh Malhorta his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory Sullivan	Chief Executive Officer and Director	March 8, 2013
(Principal Executive Officer)

/s/ Rakesh Malhotra	Chief Financial Officer	March 8, 2013
(Principal Financial and Accounting Officer)

/s/ Boaz Dor	Director	March 8, 2013

/s/ Allen Ezer	Director	March 8, 2013

/s/ Duane Parnham	Director	March 8, 2013

/s/ David Goodbrand	Director	March 8, 2013